As filed with the Securities and Exchange Commission on September 6, 2012

Registration Statement No. 333-182536

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

AMENDMENT NO. 2 TO

FORM S-11

FOR REGISTRATION
UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

JAVELIN MORTGAGE INVESTMENT CORP.

(Exact Name of Registrant as Specified in Its Charter)

3001 Ocean Drive, Suite 201
Vero Beach, FL  32963
(772) 617-4340
(Address, Including Zip Code, and Telephone Number, Including

Area Code, of Registrant's Principal Executive Offices)

Scott J. Ulm
Co-Chief Executive Officer
3001 Ocean Drive, Suite 201
Vero Beach, FL  32963
(772) 617-4340
(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Bradley D. Houser, Esq. Akerman Senterfitt One S.E. Third Avenue, 25th Floor Miami, Florida 33131 Telephone: (305) 374-5600 Facsimile: (305) 374-5095	David J. Goldschmidt, Esq. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036 Telephone: (212) 735-3000 Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check One):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☐
(Do not check if a smaller reporting company)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), shall determine.

The information in this preliminary prospectus is not complete and may be changed. The issuer shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated September 6, 2012

PRELIMINARY PROSPECTUS

Shares

JAVELIN MORTGAGE INVESTMENT CORP.

Common Stock

JAVELIN Mortgage Investment Corp. is a newly-organized Maryland corporation formed to invest in and manage a leveraged portfolio of agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments. We will be externally managed and advised by ARMOUR Residential Management, LLC (“ARRM”, or the “Manager”), the external manager of ARMOUR Residential REIT, Inc. (“ARMOUR”), a publicly-traded real-estate investment trust (“REIT”) (NYSE: ARR), which invests primarily in agency mortgage-backed securities. ARRM is an entity affiliated with the executive officers of JAVELIN and ARMOUR.

This is an initial public offering of shares of common stock of JAVELIN Mortgage Investment Corp.  We are offering a total of              shares of our common stock in this offering. It is currently estimated that the initial public offering price per share will be $              . All of the shares to be sold in this offering are being sold by JAVELIN Mortgage Investment Corp. Prior to this offering, there has been no public market for our common stock. We have applied to list our common stock on the New York Stock Exchange under the symbol “JMI.”

Concurrent with this offering, we are conducting a private placement of units to a limited number of investors qualifying as “accredited investors” pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended.  Each unit will consist of (i) one share of our common stock, par value $0.001 per share, and (ii) a warrant to purchase 0.5 of a share of our common stock.  The consummation of the private placement will be simultaneous with and conditional upon the consummation of this initial public offering.  Two of our directors will, and possibly certain other investors affiliated with ARRM may, purchase up to an aggregate of $              of our units at the initial public offering price in the concurrent private placement.  The underwriters will not receive any underwriting discount or commission with respect to the units sold by us in the private placement.

We will elect to be taxed, and intend to qualify, as a REIT for federal income tax purposes, commencing with the taxable year ending December 31, 2012.  Shares of our common stock are subject to ownership limitations that are intended, among other things, to assist us in qualifying and maintaining our qualification as a REIT.  Our charter contains certain restrictions relating to the ownership and transfer of our common stock, including a 9.8% ownership limit. In addition, our charter contains various other restrictions on the ownership and transfer of our common stock. See “Description of Capital Stock – Restrictions on Ownership and Transfer.”

Investing in our common stock involves risks.  See “Risk Factors” on page 15 for a discussion of the following and other risks:

•

We have no operating history and no investment portfolio and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

•

Our Manager and its affiliates do not have extensive experience in acquiring or financing non-agency mortgage investments and other mortgage-related investments.

•

Changes in interest rates may adversely affect the results of our operations and our financial position.

•

Increased levels of prepayments from our target assets may decrease our net interest income or result in a net loss.

•

We intend to leverage our portfolio investments in our target assets, which may adversely affect our return on our investments and may reduce cash available for distributions to our stockholders.

•

We may change our target assets, financing strategy, investment guidelines and other operational policies without stockholder consent, which may adversely affect the market price of our common stock and our ability to make distributions to our stockholders.

•

There are conflicts of interest in our relationship with our Manager and ARMOUR.

•

Members of our management team have competing duties to other entities, which could result in decisions that are not in the best interests of our stockholders.

•

The termination of the management agreement, including the non-renewal of the agreement, may be difficult and costly, which may adversely affect our inclination to end our relationship with ARRM.

•

If we fail to qualify as a REIT, we will be subject to federal income tax as a regular corporation.

•

REIT distribution requirements could adversely affect our ability to execute our business plan.

•

Loss of our 1940 Act exclusion would adversely affect us, the market price of shares of our common stock and our ability to distribute dividends.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The registrant is an “emerging growth company,” as defined in Section 2(a) of the Securities Act.

		Per Share		Total
Initial public offering price	$		$
Underwriting discounts and commissions(1)	$		$
Net proceeds, after expenses, to us (1)	$		$

(1)  Staton Bell Blank Check LLC (“SBBC” or “Sub-Manager”), an entity jointly owned by Daniel C. Staton and Marc H. Bell, each of whom is a member of our board of directors, will pay the underwriters at closing $           per share for each share sold in this offering, representing the full underwriting discount and commissions payable with respect to the shares sold in this offering. In addition, our organizational and offering costs in connection with this offering and the concurrent private placement will be paid by SBBC.

We have granted the underwriters the right to purchase up to an additional                 shares of our common stock from us at the initial public offering price within 30 days after the date of this prospectus solely to cover over-allotments, if any.  The underwriters expect to deliver the shares of common stock to investors on or about                    , 2012.

Deutsche Bank Securities	Citigroup	Barclays	Credit Suisse

JMP Securities	Ladenburg Thalmann & Co. Inc.	Oppenheimer & Co.

Aegis Capital Corp.	Maxim Group LLC	National Securities Corporation

The date of this prospectus is             , 2012.

TABLE OF CONTENTS

GLOSSARY	i

PROSPECTUS SUMMARY	1

THE OFFERING	14

RISK FACTORS	15

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	41

CONCURRENT PRIVATE PLACEMENT	43

USE OF PROCEEDS	44

DIVIDEND POLICY	45

CAPITALIZATION	46

SELECTED FINANCIAL AND OTHER DATA	47

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	48

BUSINESS	58

MANAGEMENT	69

OUR MANAGER AND THE MANAGEMENT AGREEMENT	76

BENEFICIAL OWNERSHIP OF SECURITIES	87

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	88

DESCRIPTION OF CAPITAL STOCK	90

SHARES ELIGIBLE FOR FUTURE SALE	97

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS	99

U.S. FEDERAL INCOME TAX CONSIDERATIONS	103

UNDERWRITING	122

LEGAL MATTERS	126

EXPERTS	126

WHERE YOU CAN FIND MORE INFORMATION	126

APPENDIX I	A-1

INDEX TO FINANCIAL STATEMENTS	F-1

You should rely only on the information contained in this document or to which we have referred you.  We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.  The information in this document may only be accurate on the date of this document.

Until                , 2012 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

GLOSSARY

This glossary highlights some of the terms that we use elsewhere in this prospectus and is not a complete list of all the defined terms used herein.

“agency” means each of Fannie Mae, Freddie Mac and Ginnie Mae (as defined in this glossary).

“agency mortgage-backed securities” means RMBS (as defined in this glossary) whose principal and interest payments are guaranteed by a GSE (as defined in this glossary) or Ginnie Mae (as defined in this glossary). These securities may be either “pass through” securities, where cash flows from the underlying mortgage loan pool are paid to holders of the securities on a pro rata basis, or securities structured from “pass through” securities, as to which cash flows are redirected in various priorities, which we refer to as CMOs.

“ARMs” means adjustable-rate residential mortgage loans.

“Basel III” means the new capital standards for major banking institutions published by the Group of Governors and Heads of Supervisors of the Basel Committee on Banking Supervision, the oversight body of the Basel Committee, which, when fully phased in on January 1, 2019, will require banking institutions to maintain heightened Tier 1 common equity, Tier 1 capital and total capital ratios, as well as maintain a “capital conservation buffer.”

“CMBS” means mortgage-backed securities that are collateralized by commercial mortgages.

“CMO” means a collateralized mortgage obligation.

“commercial mortgage loans” means mortgage loans secured by commercial real property with either fixed or floating interest rates and various other terms. These investments may include first or second lien loans or subordinated interests in such loans. In addition, such mortgage loans may also have short terms and serve as bridge financing for the acquisition, construction, or redevelopment of a property. We intend to focus on mortgage loans secured by commercial properties located within the United States

“Fannie Mae” means the Federal National Mortgage Association.

“FHA” means the Federal Housing Administration.

“FHFA” means the U.S. Federal Housing Finance Agency.

“Freddie Mac” means the Federal Home Loan Mortgage Corporation.

“GAAP” means accounting principles generally accepted in the U.S.

“Ginnie Mae” means the Government National Mortgage Association, a wholly-owned corporate instrumentality of the United States of America within the U.S. Department of Housing and Urban Development. Ginnie Mae is a U.S. Government agency.

“GSE” means a U.S. Government-sponsored entity such as Freddie Mac or Fannie Mae (as defined in this glossary).

“HERA” means the Housing and Economic Recovery Act of 2008.

“highly-rated” tranches of MBS (as defined in this glossary) means those tranches that are the more senior tranches of a given securitization.

“hybrid ARMs” means residential mortgage loans that have interest rates that are fixed for a specified period of time (typically three, five, seven or ten years) and, thereafter, adjust to an increment over a specified interest rate index.

“ISDA” means International Swaps and Derivatives Association, Inc.

“jumbo mortgage loans” means residential mortgage loans with an original principal balance in excess of the maximum amount permitted by the agency underwriting guidelines.

“MBS” means mortgage-backed securities.

i

“mortgage loans” means loans secured by real estate with a right to receive the payment of principal and interest on the loan (including servicing fees).

“non-agency mortgage-backed securities” means non-agency RMBS and CMBS (as defined in this glossary).

“non-agency residential mortgage-backed securities” means non-agency RMBS (as defined in this glossary).

“non-prime mortgage loans” means mortgage loans that may range from higher credit quality with documentation exceptions to lower credit quality where the borrower has significantly lower credit or there are other underwriting exceptions. Generally these loans do not conform to agency underwriting guidelines.

“PPIP” means the Public – Private Investment Program for Legacy Assets.

“prime mortgage loans” means residential mortgage loans that generally conform to Ginnie Mae or GSE (as defined in this glossary) underwriting guidelines.

“REMIC” means a real-estate mortgage investment conduit.

“RMBS” means mortgage-backed securities that are collateralized by residential mortgages.

“TBAs” means to-be-announced forward contracts. In a TBA, a buyer will agree to purchase, for future delivery, agency mortgage investments with certain principal and interest terms and certain types of underlying collateral, but the particular agency mortgage investments to be delivered is not identified until shortly before the TBA settlement date.

“TRS” means a taxable REIT subsidiary.

“whole pool” means agency and non-agency mortgage-backed securities issued with respect to an underlying pool of mortgage loans in which a buyer holds all of the certificates issued by a pool.

ii

PROSPECTUS SUMMARY

This summary highlights the material information contained in this prospectus. It does not contain all of the information that you should consider before investing in our common stock. You should read carefully the more detailed information set forth under “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and the other information included in this prospectus. Except where the context suggests otherwise, references to “we,” “us,” “our,” “JAVELIN” or the “Company” are to JAVELIN Mortgage Investment Corp., a newly formed Maryland corporation and its subsidiaries. “Manager” or “ARRM” refers to ARMOUR Residential Management LLC. Except as otherwise indicated, the information in this prospectus assumes no exercise of the underwriters' over-allotment option.

Overview of Our Company

We are a newly-organized Maryland corporation formed to invest in and manage a leveraged portfolio of agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments, which we refer to as our target assets.

We seek attractive long-term investment returns by investing our equity capital and borrowed funds in our targeted asset class. We plan to earn returns on the spread between the yield on our assets and our costs, including the cost of the funds we borrow, after giving effect to our hedges. We plan to identify and acquire our target assets, finance our acquisitions with borrowings under a series of short-term repurchase agreements at the most competitive interest rates available to us and then cost-effectively mitigate our interest rate and other risks based on our entire portfolio of assets, liabilities and derivatives and our management's view of the market. Successful implementation of this approach requires us to address and effectively mitigate interest rate risk and maintain adequate liquidity. We believe that the residential mortgage market will undergo significant changes in the coming years as the role of GSEs, such as Fannie Mae and Freddie Mac, is diminished, which we expect will create attractive investment opportunities for us.

We will commence operations upon completion of this initial public offering and the concurrent private placement described herein. We intend to elect to qualify as a REIT for federal income tax purposes and will elect to be taxed as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), commencing with our taxable year ending December 31, 2012. Our qualification as a REIT will depend on our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the source of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We also intend to operate our business in a manner that will permit us to maintain an exclusion from registration under the Investment Company Act of 1940, as amended (the “1940 Act”).

As a REIT, we generally will not be subject to federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income taxes at regular corporate rates. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to some federal, state and local taxes on our income.

Current market opportunities

Residential market opportunities

We believe housing prices remain vulnerable to further declines, which we believe will alter the historical relationship between interest rates and refinancing behavior. Although mortgage interest rates remain at historical lows, many borrowers who would otherwise refinance their existing mortgage loan are not able to do so because of declining home values and negative equity in their home. While we anticipate mortgage loan delinquencies and credit losses may continue to rise and housing conditions may continue to deteriorate, we believe that current prices for certain non-agency mortgage-backed securities offer attractive risk-adjusted returns due to the credit issues associated with these assets. In addition, we believe that the actions of the U.S. Government and central bank, designed to stabilize and restore credit flows in the financial sector and to the broader economy, positively impact our business.  We believe that the stabilization of the U.S. banking system may allow managers like ARRM to access attractive financing for their mortgage-related assets and facilitate liquidity for RMBS assets. If the U.S. economy continues to heal and consumers de-lever their household balance sheets, we expect credit defaults to decrease.

In addition, we believe that the current economic climate, marked by rising interest rates and declining home values, will result in fewer borrowers seeking to voluntarily prepay their existing fixed rate mortgage loans, and we believe that this reduction in borrower voluntary prepayment propensity enhances the value derived from levered agency mortgage-backed securities assets. Involuntary prepayments, also known as borrower defaults, have taken a more significant role in agency mortgage-backed securities performance along with government modification initiatives. We believe ARRM's experience in identifying and selecting attractive individual target assets and deep understanding of government public policy initiatives will provide our Manager strong insight into agency and non-agency mortgage-backed securities performance drivers.

Regulatory reform may dramatically transform financing of the housing market and facilitate high quality investment opportunities.

After studying housing finance policies over the last few years, the U.S. Department of Treasury and the Department of Housing and Urban Development on February 11, 2011 presented to Congress a plan to reform the existing housing paradigm. Central to the Obama administration’s plan is a transformation of the role of government in the housing market. In the past, the U.S. Government’s financial and tax policies encouraged housing purchases and real estate investment over other sectors of the economy, allocated profits and public sector subsidies to stockholders of Fannie Mae and Freddie Mac and ultimately left credit risk to the U.S. taxpayers. Sustained housing price declines since 2006 resulted in these GSEs facing catastrophic losses as described by the U.S. Treasury. While the U.S. Government continues to stand behind the obligations of these GSEs, in September 2008 the Federal Housing Finance Agency put Fannie Mae and Freddie Mac into conservatorship, where they remain today.

Based on our interpretation of where policy is headed, we believe the U.S. Government’s primary role will over time become limited to regulatory oversight, consumer protection, targeted and defined assistance for low- and moderate-income homeowners and renters, and carefully designed support for market stability and crisis response. Private markets will over time become the primary source of mortgage credit and bear the burden for losses. We believe the current framework for financing housing in the United States may be restructured as a consequence of (i) the Obama administration’s housing reform plan, (ii) the Dodd-Frank Wall Street and Consumer Protection Act’s (“Dodd-Frank Act”) regulatory overhaul of the financial sector and (iii) broad-based adoption of Basel III regulatory capital requirements for mortgage-related assets. We believe risk retention rules and requirements for regulated institutions to hold more capital to withstand future recessions or significant declines in home prices may impede broker-dealers from engaging in an “originate, warehouse and distribute” business model through securitization. Should the potential wind down of Fannie Mae and Freddie Mac come to fruition, we believe we will be well positioned to capitalize on available investments in newly originated mortgage assets. We also believe that we may benefit from the Obama administration’s proposal to promote a level playing field for housing finance, and we expect curtailment of U.S. Government support for housing finance could begin as early as this year, with a reduction in loans eligible for GSE guarantees based upon loan size and a gradual rise in guarantee fees. We believe these actions will accelerate the demand for private capital into the housing finance sector, and we expect that we will be well positioned to make attractive risk-adjusted investments in new residential mortgage assets.

Our Manager

We will be externally managed by ARRM, a Delaware limited liability company, pursuant to a management agreement between us and ARRM. ARRM is registered as an investment adviser with the Securities and Exchange Commission. As an externally-managed company, we will depend on the diligence, experience and skill of ARRM for the selection, acquisition, structuring, interest rate risk mitigation and monitoring of investments in our target assets and associated borrowings.  We do not plan to have any employees whom we compensate directly with salaries.  ARRM currently has eleven full-time employees. Scott J. Ulm and Jeffrey J. Zimmer, our Co-Chief Executive Officers, serve as the Co-Managing Members of ARRM.

The management agreement will require ARRM to manage our business affairs in conformity with certain restrictions contained therein, including any operating policies adopted by us. ARRM's role as our Manager will be subject to the direction and oversight of our board of directors. ARRM will be responsible for:

•

advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments;

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evaluating the duration and prepayment risk of our investments and arranging borrowing and interest rate risk mitigation strategies; and

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coordinating our capital raising activities.

In conducting these activities, ARRM will advise us on the formulation of, and implement, our operating strategies and policies, arrange for our acquisition of assets, monitor the performance of our assets, implement our financing and interest rate risk mitigation strategies, and provide administrative and managerial services in connection with our day-to-day operations. Our Manager manages over $21.4 billion of agency mortgage-backed securities for ARMOUR. Our Manager's investment professionals and other staff have extensive experience in managing fixed-income assets, including agency mortgage-backed securities, non-agency mortgage-backed securities (including CMBS) and other mortgage-related instruments.

Management Agreement

We will enter into a management agreement with ARRM that will govern the relationship between us and our Manager, ARRM, and will describe the services to be provided by our Manager and the compensation we will pay our Manager for those services. Pursuant to the management agreement, ARRM will be entitled to receive a monthly management fee equal to 1/12th of (a) 1.5% of Gross Equity Raised (as defined below) up to $1 billion and (b) 1.0% of Gross Equity Raised in excess of $1 billion.  Pursuant to the management agreement, “Gross Equity Raised” is defined as an amount in dollars calculated as of the date of determination that is equal to (a) the initial equity capital of JAVELIN following the initial public offering and the concurrent private placement, plus (b) equity capital raised in public or private issuances of JAVELIN’s equity securities (calculated before underwriting fees and distribution expenses, if any), less (c) capital returned to the stockholders of JAVELIN, as adjusted to exclude (d) one-time charges pursuant to changes in GAAP and certain non-cash charges after discussion between the Manager and the board of directors and approved by a majority of the board of directors, if any of the stock of JAVELIN is publicly traded.

We will pay all of our and ARRM's costs and expenses (including for goods and services obtained from third parties) incurred solely on behalf of us or any subsidiary or in connection with the management agreement, except for the salaries and other expenses related to the employment of ARRM personnel and ARRM's rent, utilities, equipment and other office and internal and overhead expenses required for our day to day operations.

The management agreement will have an initial term of             years.  Following the initial term, the management agreement will automatically renew for successive one-year renewal terms unless we give notice to ARRM of our intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term, as applicable and unless ARRM gives us notice of its intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term, as applicable.

Sub-Management Agreement

Also, JAVELIN and ARRM will enter into a sub-management agreement with SBBC, an entity jointly owned by Daniel C. Staton and Marc H. Bell, each of whom is a member of our board of directors. Pursuant to the sub-management agreement, SBBC will provide the following services to support ARRM's performance of services to the Company under the Management Agreement, in each case upon reasonable request by ARRM: (i) serving as a consultant to ARRM with respect to the periodic review of the Company's investment guidelines; (ii) identifying for ARRM potential new lines of business and investment opportunities for the Company; (iii) identifying for and advising ARRM with respect to selection of independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to the investments of the Company; (iv) advising ARRM with respect to the Company’s stockholder and public relations matters; (v) advising and assisting ARRM with respect to the Company’s capital structure and capital raising; and (vi) advising ARRM on negotiating agreements relating to programs established by the U.S. government. In exchange for such services, ARRM will pay SBBC a sub-management fee equal to a minimum of 25% of the net management fee earned by ARRM under the management agreement we intend to enter into with ARRM. The sub-management agreement will continue in effect until it is terminated in accordance with its terms. SBBC is also the sub-manager of ARMOUR and provides ARRM the services described above in connection with ARRM’s management of ARMOUR.

For more information on our management agreement with ARRM and the sub-management agreement between JAVELIN, ARRM and SBBC, please see “Our Manager and the Management Agreement” and “Business — Sub-Management Agreement,” respectively.

Our Structure

We were organized as a Maryland corporation on June 18, 2012, but have had no operations since that time. We will be externally managed by our Manager.

The following chart illustrates our expected corporate structure upon completion of this offering and the concurrent private placement. It also illustrates the relative ownership of our common stock by investors in this offering and investors in our concurrent private placement, in each case immediately after the consummation of (i) this offering, assuming that we sell            shares of our common stock and (ii) our concurrent private placement, assuming that we sell           units therein. The following chart excludes (i) the             shares of our common stock that are issuable upon exercise of the over-allotment option to be granted to the underwriters of this offering and (ii) the approximately             shares of our common stock that are initially issuable upon exercise of the warrants sold in the concurrent private placement.

(1)

Messrs. Bell and Staton will (through SBBC), and possibly certain other investors affiliated with ARRM may, purchase up to an aggregate of $             of our units at the initial public offering price in the concurrent private placement.

(2)	We will be externally managed and advised by ARRM, which is also our promoter with respect to this offering.

Our Investment Strategy

Our investment objective is to provide attractive risk-adjusted returns to our investors over the long-term through a combination of dividends and capital appreciation. We intend to achieve this objective by leveraging our Manager’s expertise to construct selectively and manage actively a diversified mortgage investment portfolio by identifying asset classes that, when properly financed and hedged, are designed to produce attractive risk-adjusted returns across a variety of market conditions and economic cycles. We intend to focus on asset selection and the relative value of various sectors within the mortgage market.  We believe that the residential mortgage market will undergo dramatic change in the coming years as the role of GSEs is diminished, which we expect will create attractive investment opportunities for us.

Investment Methods

We intend to purchase agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments, either in initial offerings or on the secondary market through broker/dealers or similar entities. We may also enter into arrangements with originators and intermediaries to source collateral for these securities.

We may utilize TBAs in order to invest in agency and non-agency mortgage-backed securities or to hedge our investments.  Pursuant to these TBAs, we would agree to purchase, for future delivery, agency or non-agency mortgage-backed securities with certain principal and interest terms and certain types of underlying collateral, but the particular securities to be delivered would not be identified until shortly before the TBA settlement date. Our ability to purchase agency and non-agency mortgage-backed securities through TBAs may be limited by the 75% income and asset tests applicable to REITs.  See “U.S. Federal Income Tax Considerations — Gross Income Tests and Asset Tests.”

We intend to invest directly in residential mortgage loans (prime mortgage loans and non-prime mortgage loans) through direct purchases of loans from mortgage originators and through purchases of loans on the secondary market. We may also enter into purchase agreements with a number of loan originators and intermediaries, including mortgage bankers, commercial banks, savings and loan associates, home builders, credit unions and other mortgage conduits. We intend to invest primarily in mortgage loans secured by properties within the United States.

Investment Guidelines

Our board of directors has approved the following investment guidelines:

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no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

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no investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

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prior to entering into any proposed investment transaction with ARRM, ARMOUR or any of their respective affiliates, a majority of our independent directors must approve the terms of the transaction; and

•

our investment portfolio shall consist of our target assets.

We do not expect to purchase target assets with a view to selling them shortly after purchase. However, in order to maximize returns and manage portfolio risk while remaining opportunistic, we may dispose of securities earlier than anticipated or hold securities longer than anticipated depending upon prevailing market conditions, credit performance, availability of leverage or other factors regarding a particular security or our capital position.

We may change these investment guidelines at any time with the approval of our board of directors (which must include a majority of our independent directors), but without any approval from our stockholders. Any changes to these investment guidelines will be disclosed in our next required periodic report following the approval of such changes by our board of directors.

Our Target Assets

We intend to invest in, finance and manage our target assets, which we define as agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments. Each of these asset classes is described below.

Agency Mortgage-Backed Securities

•

Residential mortgage pass-through certificates.  Residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the security, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.  In general, mortgage pass-through certificates distribute cash flows from underlying collateral on a pro rata basis among certificate holders.  The payment of principal and interest on these securities is guaranteed by Ginnie Mae or a GSE.

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CMOs. CMOs are securities that are structured from residential mortgage pass-through certificates.  In general, CMOs receive monthly payments of principal and interest from underlying mortgage pass-through certificates.  CMOs can divide these cash flows into different classes of securities.  For example, CMOs may direct all interest payments to one class of security (an interest only security, or IO) and all principal payments, including pre-paid principal, to another class of security.  CMOs may also redirect cash flows between classes, effectively giving priority to some classes while subordinating other classes.  These structural characteristics allow CMOs to redistribute the risk/return characteristics of mortgage pass-through certificates where the “pool” of mortgage loans secured by the mortgage pass-through certificates on which the CMOs are based consist of loans for which the principal and interest payments are guaranteed by Ginnie Mae or a GSE.

Non-Agency Mortgage-Backed Securities

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Non-agency residential mortgage-backed securities. Non-agency residential mortgage-backed securities are securities backed by residential mortgages. The payment of principal and interest is not guaranteed by Ginnie Mae or any of the GSEs. Instead, non-agency residential mortgage-backed securities may benefit from credit enhancement derived from structural elements, such as subordination, overcollateralization or insurance. As such, non-agency residential mortgage-backed securities can carry a significantly higher level of credit exposure relative to the credit exposure of agency mortgage-backed securities. We may purchase highly-rated instruments that benefit from credit enhancement or non-investment grade instruments that absorb credit risk. We expect to focus primarily on non-agency residential mortgage-backed securities where the underlying mortgages are secured by residential properties within the United States.

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CMBS. CMBS are securities that are structured utilizing collateral pools comprised of commercial mortgage loans. CMBS can be structured as pass-through securities, where the cash flows generated by the collateral pool are passed on pro rata to investors after netting for servicer or other fees, or where cash flows are distributed to numerous classes of securities following a predetermined waterfall, which may give priority to selected classes while subordinating other classes. We may invest across the capital structure of these securities, from debt investments with investment grade ratings from one or more nationally recognized rating agencies to unrated equity tranches. We intend to focus on CMBS where underlying collateral is secured by commercial properties located within the United States.

Other Mortgage-Related Investments

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Prime mortgage loans. Prime mortgage loans are residential mortgage loans that conform to the underwriting guidelines of a U.S. Government agency or a GSE but that do not carry any credit guarantee from either a U.S. Government agency or a GSE. Jumbo prime mortgage loans are prime mortgage loans that conform to such underwriting guidelines except as to loan size.

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Non-prime mortgage loans. Non-prime mortgage loans are residential mortgage loans that do not meet all of the underwriting guidelines of the GSEs. Consequently, these loans may carry higher credit risk than prime mortgage loans. Non-prime mortgage loans may allow borrowers to qualify for a mortgage loan with reduced or alternative forms of documentation. This category includes loans commonly referred to as Alt-A or as subprime.

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Commercial mortgage loans. Commercial mortgage loans are mortgage loans secured by commercial real property with either fixed or floating interest rates and various other terms. These investments may include first or second lien loans or subordinated interests in such loans. In addition, such mortgage loans may also have short terms and serve as bridge financing for the acquisition, construction, or redevelopment of a property. We intend to focus on mortgage loans secured by commercial properties located within the United States.

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Mortgage-related derivatives. As part of our investment and risk management strategy, we may enter into derivative transactions as a method of enhancing our risk/return profile and/or hedging existing or emerging risks within our investment portfolio. These transactions may include, but are not limited to, buying or selling forward positions and credit default swaps. Our Manager intends to implement this strategy based upon overall market conditions, the level of volatility in the mortgage market, size of our investment portfolio and our intention to qualify as a REIT.

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Other mortgage-related investments. Other mortgage-related investments include mortgage servicing rights, excess interest-only instruments and other investments that may arise as the mortgage market evolves.

We will assess the allocation of investments across our target asset classes based on the risk-adjusted relative value of each asset and the overall contribution of each asset to the performance of our investment portfolios and the value added to our investment portfolios.  Additional factors that may impact the allocation of our investments include, but are not limited to, security, structure, seniority credit enhancement, legal matters, geography and the profiles of underlying borrowers.  During the first 12 months following the offering, we anticipate investing approximately 80% of our assets in agency mortgage-backed securities and approximately 20% of our assets in non-agency mortgage-backed securities and assets of other collateral type. Our investment allocation expectations in the first 12 months following the offering and subsequently are subject to change based on our Manager’s assessment of the factors described above.

Our Borrowings

We plan to borrow against investments in our target assets primarily using repurchase agreements. These borrowings generally have maturities that range from one month or less up to one year, although occasionally we may enter into longer dated borrowing agreements to more closely match the rate adjustment period of the securities we own. Depending on market conditions, we may enter into additional repurchase arrangements with similar longer-term maturities or a committed borrowing facility. In order to finance our agency mortgage-backed securities and non-agency mortgage-backed securities, we intend to borrow between six and ten times the amount of our stockholders’ equity with respect to our agency mortgage-backed securities, and between one and two times the amount of our stockholders' equity with respect to our non-agency mortgage-backed securities, but we are not limited to those ranges. The level of our borrowings may vary periodically depending on market conditions.

Despite recent credit market developments and prevailing trends, we believe our target assets will continue to be eligible for financing in the repurchase agreement market.

Our Hedging Strategy

We may use a variety of strategies to hedge a portion of our exposure to interest rate, prepayment and credit risk to the extent that our Manager believes is prudent, taking into account our investment strategy, the cost of the hedging transactions and our intention to qualify as a REIT. As a result, we may not hedge certain interest rate, prepayment or credit risks if our Manager believes that bearing such risks enhances our return relative to our risk/return profile.

Interest Rate Risk

We intend to hedge some of our exposure to potential interest rate mismatches between the interest we earn on our longer term investments and the borrowing costs on our shorter term borrowings. Because our leverage will primarily be in the form of repurchase agreements, our financing costs will fluctuate based on short-term interest rate indices, such as

LIBOR. Because some of our investments will be in assets that have fixed rates of interest and mature in up to 30 years, the interest we will earn on those assets will generally not move in tandem with the interest rates that we pay on our repurchase agreements, which generally have a maturity of less than one year. We may experience reduced income or losses based on these rate movements. In order to mitigate such risk, we may utilize certain hedging techniques as discussed below.

We plan to design interest rate risk mitigation strategies to reduce the impact on our income caused by the potential adverse effects of changes in interest rates on our assets and liabilities. Subject to complying with REIT requirements, we intend to use derivative instruments to mitigate the risk of adverse changes in interest rates on the value of our assets as well as the differences between the interest rate adjustments on our assets and borrowings. These strategies will primarily consist of purchasing or selling futures contracts and may also include entering into interest rate swap, interest rate cap or interest rate floor agreements, purchasing put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements. Although we will not be limited in our use of interest rate risk mitigation strategies, we intend to limit our use of derivative instruments to only those techniques described above and to enter into derivative transactions only with counterparties that we believe have a strong credit rating to help mitigate the risk of counterparty default or insolvency. These transactions will be entered into solely for the purpose of mitigating interest rate risk.  Since we will not qualify for hedge accounting treatment as prescribed by GAAP, our operating results may reflect greater volatility than otherwise would be the case, because gains or losses on the derivative instruments may not be offset by changes in the fair values or cash flows of the related investment or borrowing transactions within the same accounting period, or ever.

Prepayment Risk

Because residential borrowers are able to prepay their mortgage loans (which underlie the RMBS in which we intend to invest) at par at any time, we face the risk that we will experience a return of principal on our investments earlier than anticipated, and we may have to invest that principal at potentially lower yields. Because prepayments on residential mortgages generally accelerate when interest rates decrease and slow when interest rates increase, mortgage securities typically have “negative convexity.” In other words, certain mortgage securities in which we invest may increase in price more slowly than most bonds, or even fall in value, as interest rates decline. Conversely, certain mortgage securities in which we invest may decrease in value more quickly than similar duration bonds as interest rates increase. In order to manage our prepayment and interest rate risks, we monitor, among other things, our “duration gap” and our convexity exposure. Duration is the relative expected percentage change in market value of our assets that would be caused by a parallel change in short and long-term interest rates. Convexity exposure relates to the way the duration of a mortgage security changes when the interest rate and prepayment environment changes.

Credit Risk

We intend to accept mortgage credit exposure at levels our Manager deems prudent as an integral part of our diversified investment strategy. Therefore, we may retain all or a portion of the credit risk on our investments in residential and commercial mortgage loans as well as on the loans underlying our RMBS and CMBS. We will seek to manage this risk through prudent asset selection, pre-acquisition due diligence, post-acquisition performance monitoring, sale of assets where we identify negative credit trends, the use of various types of credit enhancements and by using non-recourse financing, which limits our exposure to credit losses to the specific pool of mortgages subject to the non-recourse financing. Our overall management of credit exposure may also include credit default swaps or other financial derivatives that our Manager believes are appropriate. Additionally, we intend to vary the percentage mix of our non-agency mortgage investments and agency mortgage investments in an effort to actively adjust our credit exposure and to improve the risk/return profile of our investment portfolio.

Our Competitive Advantages

Our objective will be to selectively construct and actively manage a diversified mortgage investment portfolio comprised of asset classes that, when properly financed and hedged, are designed to produce attractive risk-adjusted returns across a variety of market conditions and economic cycles.  We believe that we will possess the core strengths that will enable us to realize our objectives and provide us with competitive advantages in the marketplace.  We believe our core strengths include:

Significant Experience of Our Management Team

We believe that the extensive experience of our management team provides us with significant expertise in investing, financing and managing mortgage-related investments.  Scott Ulm and Jeffrey Zimmer, our Co-Chief Executive Officers, and the Co-Chief Executive Officers of ARMOUR, a publicly traded REIT (NYSE: ARR) with over $2.2 billion in market capitalization and over $21.4 billion in agency-related assets, have extensive experience managing mortgage-related assets in favorable and unfavorable economic cycles and in securities trading, credit risk assessment, interest rate risk mitigation, asset/liability management and analysis and leveraged mortgage finance.

The senior members of our research and investment team have an aggregate of 52 years of experience in mortgage-backed securities investing, including experience in performing advisory services for investment banks, funds, other investment vehicles and other managed and discretionary accounts.  Mr. Ulm has 25 years of structured finance and debt capital markets experience, including mortgage-backed securities. Mr. Ulm has advised numerous U.S., European and Asian financial institutions and corporations on capital raising matters. Mr. Zimmer has significant experience in the mortgage-backed securities market over a 27 year period.  See “Our Manager and the Management Agreement” and “Our Manager and the Management Agreement – Historical Performance of Our Executive Officers in Managing RMBS Portfolios” for more information.

Disciplined Relative Value Investment Approach

We intend to follow a disciplined security selection process and to be, in essence, a relative value investor in our target assets.  ARRM has conducted with respect to agency mortgage-backed securities, and will conduct with respect to non-agency mortgage-backed securities and other mortgage-related investments, top-down market assessments of the various segments of the mortgage-related investments market in order to identify the most attractive segments and investment opportunities consistent with our portfolio objectives and risk management strategy. In employing this detailed analysis, ARRM will seek to identify the best values available in mortgage-related investments.  We will select our mortgage-related investments based on extensive bottom up analysis including factors such as financial structure, seniority, prepayment trends, average remaining life, amortization schedules, fixed versus floating interest rates, geographic concentration, property type, loan-to-value ratios and credit scores. Considering the large size of the mortgage-related investments market, we believe we can be very selective with our investments and buy only the securities we deem to be the most attractive.

Portfolio Construction

We anticipate that returns to our stockholders will be realized over the long-term primarily through dividends and secondarily through capital appreciation.  We intend to realize returns to our investors by constructing a well-balanced portfolio consisting primarily of  mortgage-related investments with a focus on managing various associated risks, including credit, interest rate, prepayment, and financing risk. ARRM will use its fixed income expertise across the range of asset classes within the mortgage-related investments markets to build a portfolio that seeks to balance income, cash, capital, leverage and the aforementioned risks. Through the careful and disciplined selection of assets, and continual portfolio monitoring, we believe we can build and maintain an investment portfolio that provides value to stockholders over time, both in absolute terms and relative to other mortgage-related investment portfolios.

Analytical Tools, Infrastructure and Expertise

ARRM's experienced investment team will construct and manage our mortgage-related investment portfolio through the use of focused qualitative and quantitative analysis, which will help us manage risk on a security-by-security and portfolio basis.  We rely on a variety of analytical tools and models to assess our investments and risk management. We will focus on in-depth analysis of the numerous factors that influence our target assets, including:

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fundamental market and sector review;

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cash flow analysis;

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controlled risk exposure; and

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prudent balance sheet management.

We will also use these tools to guide the interest rate risk mitigation strategies developed by ARRM to the extent consistent with the requirements for qualification as a REIT.

Extensive Strategic Relationships and Experience of ARRM

ARRM maintains extensive relationships with financial intermediaries including investment banks, asset originators, broker-dealers and asset custodians. We believe these relationships will enhance our ability to source, finance, protect and mitigate the credit and interest rate risk on our investments and, thus, enable us to succeed in various credit and interest rate environments. ARRM’s management has many years of experience and well-established contacts within the mortgage-backed securities markets and the capital and financing markets generally, and are able to bring their personal relationships to bear for our benefit and the benefit of our stockholders.

Alignment of Interests

SBBC, our Sub-Manager, which is an entity jointly owned by Messrs. Staton and Bell, each of whom is a member of our board of directors, will purchase                 units at $                per unit in the concurrent private placement, resulting in its ownership of an aggregate of approximately                % of our outstanding common stock upon completion of this offering and the concurrent private placement (or approximately                % if the underwriters exercise the over-allotment option in full). We believe that SBBC's significant ownership of our common stock upon completion of this offering will align SBBC's interests with the interests of our stockholders.

Conflicts of Interest

We are subject to the following conflicts of interest relating to ARRM, ARMOUR and their respective affiliates:

Conflicts with ARRM and Our Executive Officers

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Each of our executive officers is also a member of our board of directors, is also an employee of ARRM. Therefore, these individuals have a direct interest in the financial success of ARRM, which may encourage these individuals to support strategies that impact us based upon these considerations. As a result of these relationships, our executive officers may have a conflict of interest with respect to our agreements and arrangements with ARRM and its affiliates.

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Our executive officers are not required to devote a specific amount of time to our affairs. Accordingly, we compete with ARRM and any other venture of ARRM for the time and attention of our executive officers in connection with our business.

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In connection with ARRM's management of both JAVELIN's and ARMOUR's investment vehicles, conflicts of interest may arise in allocating investment opportunities between us and ARMOUR.  ARRM and its affiliates may in the future form funds or sponsor investment vehicles and ventures that have overlapping objectives with us and therefore may also compete with us for investment opportunities.

Conflicts Relating to ARRM's Management Agreement

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Due to the relationships of our executive officers with ARRM, our management agreement with ARRM was not negotiated at arm's length, and its terms may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

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ARRM's liability is limited under the management agreement, and we have agreed to indemnify ARRM, and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature, actual or threatened (including reasonable attorneys' fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting or similar agreement to which ARRM is a party that is related to our activities, unless ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement.

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We have agreed to pay ARRM a management fee that is based on our Gross Equity Raised but not tied to our performance. The management fee may not sufficiently incentivize ARRM to pursue business that maximizes risk-adjusted returns on our investment portfolio. Further, ARRM has an incentive to increase Gross Equity Raised (for example, by recommending follow-on stock offerings), potentially to the detriment of our existing stockholders.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities, Including Conflicts of Interest with ARMOUR

We are subject to conflicts of interest arising out of our relationship with ARRM and its affiliates.  ARMOUR, a publicly-traded agency mortgage-backed securities REIT, which is managed by ARRM and is affiliated with our executive officers, has overlapping investment objectives with us. As a result, conflicts of interest may arise in connection with ARRM's allocation of investment opportunities between JAVELIN and ARMOUR.  In allocating investment opportunities among us and ARMOUR and any other companies, funds or accounts managed or advised by ARRM in the future (each, an “ARRM Client”), ARRM makes a determination, exercising its judgment in good faith, as to whether the opportunity is appropriate for each ARRM Client. Factors in making such a determination may include the ARRM Client's liquidity, the ARRM Client's overall investment strategy and objectives, the composition of the ARRM Client's existing portfolio, the size or amount of the available opportunity, the characteristics of the securities involved, the liquidity of the markets in which the securities trade, the risks involved, and other factors relating to the ARRM Client and the investment opportunity. ARRM is not required to provide every opportunity to every ARRM Client.

If ARRM determines that an investment opportunity is appropriate for both us and an ARRM Client, then ARRM will allocate that opportunity in a manner that they determine, exercising their judgment in good faith, to be fair and equitable, taking into consideration all allocations among us and the ARRM investments taken as a whole. ARRM has broad discretion in making that determination, and in amending that determination over time. In allocating investments among ARRM Clients, ARRM's reasons for its allocation decisions may include the following:

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The contrasting strategies, time horizons and risk profiles of the participating clients;

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The relative capitalization and cash availability of the clients;

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The different liquidity positions and requirements of the participating clients;

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Whether a client has appropriate exposure to or concentration in the securities, issuer, sector, industry, or markets in question, taking into account both the client's overall investment objectives and the client's exposure or concentration relative to other clients sharing in the allocation;

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Whether an opportunity can be split between the clients, or whether it must be allocated entirely to one client or the other;

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Borrowing base considerations (such as repo, securities lending, prime brokerage, or ISDA terms);

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Expectations regarding the timing and sources of new capital;

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Whether a client has the documentation in place to participate in a trade with the applicable counterparty; and

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Regulatory and tax considerations, including but not limited to, our and ARMOUR's ability to qualify as a REIT.

In certain circumstances, strict compliance with the foregoing allocation procedures may not be feasible and unusual or extraordinary conditions may, on occasion, warrant deviation from the practices and procedures described above. In such circumstances, senior personnel of ARRM may be called upon to determine the appropriate action which will serve the best interests of, and will be fair and equitable to, all clients involved.

Concurrent Private Placement

Concurrent with, and conditional upon the consummation of this offering, we will complete a private placement in which we will sell                 units for $                per unit to certain “accredited investors” pursuant to Rule 501(a) of Regulation D under the Securities Act.  Each unit will consist of one share of our common stock and a warrant to purchase 0.5 of a share of our common stock. We refer to the shares of our common stock comprising a part of the units as the private placement shares.  Each private placement warrant will have an exercise price of $                per share, subject to adjustment upon the occurrence of customary events triggering an anti-dilution adjustment and certain sales of our common stock and subject to certain limitations on exercise.  See “Description of Our Capital Stock – Units” for further consideration.

We will enter into a registration rights agreement with the purchasers of the units pursuant to which we will agree to register the resale of the private placement shares and the shares of common stock issuable upon exercise of the warrants (together, the “registrable shares”). Pursuant to the registration rights agreement, all holders of the registrable shares and their direct and indirect transferees will have the right to demand that we cause their registrable shares to be registered for resale on a registration statement; however, we will not be required to file such registration statement until                 days after the consummation of this offering. The registration rights agreement also requires us to file a “shelf registration statement” for the remaining registrable shares as soon as practicable after we become eligible to use Form S-3 and we must use our reasonable best efforts to maintain the effectiveness of this shelf registration statement until all the registrable shares have been sold under the shelf registration statement or sold pursuant to Rule 144 under the Securities Act. At any time prior to the filing of this shelf registration statement, if we propose to file a registration statement providing for a public offering, the holders of registrable shares may also request to have their shares included on this registration statement pursuant to the registration rights agreement. See “Shares Eligible for Future Sale—Registration Rights” and “Concurrent Private Placement.”

Operating and Regulatory Structure

REIT Qualification

We will elect to qualify and be taxed as a REIT under the Code. We intend to be organized in conformity with the requirements for qualification as a REIT under the Code and we intend for our manner of operations and corporate structure and stockholder ownership to enable us to meet on a continuing basis the requirements for taxation as a REIT for federal income tax purposes.  As a REIT, we generally will not be subject to federal income tax on the REIT taxable income that we distribute to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to some federal, state and local taxes on our income.  For more information on the consequences to us of not satisfying the requirements for taxation as a REIT, see “Risk Factors.”

1940 Act Exclusion

We intend to conduct our business so as not to become regulated as an investment company under the 1940 Act. If we were to fall within the definition of an investment company, we would be unable to conduct our business as described in this prospectus. We intend to rely on the exclusion provided by Section 3(c)(5)(C) of the 1940 Act. On August 31, 2011, the SEC issued a concept release requesting comments to a number of matters relating to the Section 3(c)(5)(C) exclusion, including the nature of assets that qualify for purposes of the exclusion and whether mortgage-related REIT’s should be regulated as investment companies. There can be no assurance that the laws and regulations governing the 1940 Act status of REIT’s, including guidance and interpretations from the Division of Investment Management of the SEC regarding the Section 3(c)(5)(C) exemption, will not change in a manner that adversely affects our operations or business. See “Risk Factors – Loss of our 1940 Act exemption would adversely affect us, the market price of shares of our common stock and our ability to distribute dividends.”

Restrictions on Ownership of our Common Stock

To assist us in complying with the REIT limitations on the concentration of ownership imposed by the Code, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code (including deemed ownership of shares underlying warrants or options to purchase stock), more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding shares of all classes of capital stock.  Our board of directors may, in its sole discretion, waive the 9.8% ownership limit in certain circumstances.  We may to grant waivers from the 9.8% charter restriction for holders of our common stock where, based on representations, covenants and agreements received from such holders, we determine that such waivers will not jeopardize our status as a REIT.

For more information on our operating and regulatory structure, see the section of this prospectus titled “Business – Operating and Regulatory Structure.”

Dividend Policy

In order to maintain our qualification as a REIT for U.S. federal income tax purposes, we will be required to distribute at least 90% of our annual REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain.  Accordingly, we intend to pay monthly dividends of substantially all of our taxable income out of assets legally available for such purposes to our stockholders of record when and if issued, and as and if declared by our board of directors.  We are not restricted from using the proceeds of equity or debt offerings to pay dividends, but we do not intend to do so.  The timing and amount of any dividends we pay to holders of our common stock will be at the discretion of our board of directors and will depend upon various factors, including our earnings and financial condition, maintenance of REIT status, applicable provisions of the Maryland General Corporation Law (“MGCL”), and such other factors as our board of directors deems relevant.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We intend to take advantage of such an extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) December 31 of the fiscal year that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

Summary Risk Factors

An investment in our common stock involves various risks.  You should consider carefully the risks discussed below and under the heading “Risk Factors” beginning on page 15 of this prospectus before purchasing our common stock.  If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected.  In that case, the trading price of our securities could decline, and you may lose some or all of your investment.

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We have no operating history and no investment portfolio and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

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Our Manager and its affiliates do not have extensive experience in acquiring or financing non-agency mortgage investments and other mortgage-related investments.

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Volatile market conditions for mortgages and mortgage related assets as well as the broader financial markets may adversely affect the value of the assets in which we invest.

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Continued adverse developments in the global capital markets, including defaults, credit losses and liquidity concerns, as well as mergers, acquisitions or bankruptcies of potential repurchase agreement counterparties, could make it difficult for us to borrow money to acquire our target assets on a leveraged basis, on favorable terms, or at all, which could adversely affect our profitability.

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Continued adverse developments in the residential mortgage market may adversely affect the value of our target assets.

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Mortgage loan modification programs and future legislative action may adversely affect the value of, and the returns on, the target assets in which we invest.

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We may not be able to operate our business or implement our operating policies and strategies successfully.

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The residential mortgage loans in which we intend to invest and that underlie the non-agency mortgage-backed securities in which we intend to invest may be subject to delinquency, foreclosure and loss, which could result in significant losses to us.

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Our investments may include subordinated tranches of RMBS or CMBS, which are subordinate in right of payment to more senior securities.

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Investments in non-investment grade RMBS or CMBS may be illiquid, may have a higher risk of default and may not produce current returns.

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We may invest in non-prime mortgage loans or investments collateralized by non-prime mortgage loans, which are subject to increased risks.

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Actions of the U.S. Government, including the U.S. Congress, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing or reforming the financial markets, or market response to those actions, may not achieve the intended effect or benefit our business and may adversely affect our business.

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Our use of derivative instruments may expose us to counterparty risk.

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We may incur increased borrowing costs related to repurchase agreements which could harm our results of operations.

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We intend to leverage our portfolio investments in our target assets, which may adversely affect our return on our investments and may reduce cash available for distribution to our stockholders.

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We may change our target assets, financing strategy, investment guidelines and other operational policies without stockholder consent, which may adversely affect the market price of our common stock and our ability to make distributions to our stockholders.

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A significant percentage of our common stock to be outstanding immediately after this offering and the concurrent private placement will be eligible to be resold publicly as soon as               days after the closing of this offering which could cause the prevailing market price of our common stock to decrease and impair our capital raising abilities.

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Loss of our 1940 Act exclusion would adversely affect us, the market price of shares of our common stock and our ability to distribute dividends.

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We depend on our manager, ARRM, and particularly key personnel including Mr. Ulm and Mr. Zimmer. The loss of ARRM as our Manager and key personnel could severely and detrimentally affect our operations.

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There are conflicts of interest in our relationship with our Manager and ARMOUR.

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The termination of the management agreement, including the non-renewal of the agreement, may be difficult and costly, which may adversely affect our inclination to end our relationship with ARRM.

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Our intended qualification as a REIT will subject us to a broad array of financial and operating parameters that may influence our business and investment decisions and limit our flexibility in reacting to market developments.

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If we fail to comply with applicable REIT requirements, we will have to dispose of a portion of our assets within 30 days after the end of the calendar quarter in order to avoid losing our REIT status and suffering adverse tax consequences. If we fail to qualify as a REIT, we will be subject to federal income tax as a regular corporation and may face substantial tax liability.

Corporate Information

We were incorporated in the state of Maryland on June 18, 2012.  Our principal offices are located at 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963. Our phone number is (772) 617-4340.  Our website is www.javelinreit.com. The contents of our website are not a part of this prospectus. The information on our website is not intended to form a part of or be incorporated by reference into this prospectus.

THE OFFERING

Common stock offered by us	shares

Common stock to be outstanding after this offering	shares(1)

Use of proceeds

We plan to use all of the net proceeds from this offering and the concurrent private placement to acquire our target assets, which include agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments, in accordance with our objectives and strategies described in this prospectus. Our organizational and offering costs in connection with this offering and the concurrent private placement will be paid by SBBC and we will not reimburse SBBC for these costs. See “Use of Proceeds.”

Until appropriate assets can be identified, we may invest the net proceeds from this offering in interest-bearing short-term investments, including funds that are consistent with our intended qualification as a REIT. These investments are expected to provide lower net return that we will seek to achieve from our target assets.

Dividend policy	We intend to make monthly cash distributions to holders of our common stock consistent with maintaining our REIT qualification for U.S. federal income tax law purposes.

Listing	We have applied to list our common stock on the NYSE under the symbol “JMI.”

Ownership restrictions

To assist us in qualifying as a REIT, ownership of shares of our common stock by any person will be limited, with certain exceptions, to 9.8% by value or by number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding shares of all classes of capital stock. Our charter also provides for certain other ownership restrictions. We may grant waivers from the 9.8% charter restriction for certain equity holders where, based on representations, covenants and agreements received from such holders, we determine that such waivers would not jeopardize our status as a REIT.

For more information on our operating and regulatory structure, see “Business – Operating and Regulatory Structure.”

Risk factors

Investing in our common stock involves risks. You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page 15 of this prospectus and all other information in this prospectus before investing in our common stock.

1	Includes shares of our common stock included in the units to be issued and sold in the concurrent private placement to certain accredited investors.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to Our Business

We have no operating history and no investment portfolio and may not be able to successfully operate our business or generate sufficient revenue to make or sustain distributions to our stockholders.

We were incorporated on June 18, 2012, and we will not build an investment portfolio until after the completion of this offering and the concurrent private placement. Our Manager may not be able to execute successfully our investment, financing and hedging strategies as described in this prospectus, which could result in a loss of some or all of your investment. The results of our operations will depend on many factors, including, without limitation, the availability of attractively priced mortgage-related investments, the level and volatility of interest rates, readily accessible financing for our proposed investment portfolio, conditions in the financial markets and the economy in general. Our net interest income will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. If we are unable to acquire assets that generate favorable spreads, our results of operations will be adversely affected, which will affect our ability to make or sustain distributions to our stockholders.

Our Manager and its affiliates do not have extensive experience in acquiring or financing non-agency mortgage investments and other mortgage-related investments.

Our Manager employs an investment team focused on agency and non-agency mortgage-backed securities and other mortgage-related investments. Although we intend to pursue investments in non-agency mortgage investments, prior to the recent hiring of certain non-agency mortgage investment professionals, our Manager and its affiliates had limited experience managing investment vehicles that pursued an agency mortgage-backed securities investment strategy, which may limit our ability to achieve our investment objectives.

Volatile market conditions for mortgages and mortgage related assets as well as the broader financial markets may adversely affect the value of the assets in which we invest.

Our results of operations will be materially affected by conditions in the markets for mortgages and mortgage related assets, including mortgage backed securities, as well as the broader financial markets and the economy generally. Beginning in 2007, significant adverse changes in financial market conditions resulted in a deleveraging of the entire global financial system and the forced sale of large quantities of mortgage related and other financial assets. More recently, concerns over economic recession, inflation, geopolitical issues, unemployment, the availability and cost of financing, the mortgage market and a declining real estate market have contributed to increased volatility and diminished expectations for the economy and markets. In particular, the residential mortgage market in the U.S. has experienced a variety of difficulties and changed economic conditions, including defaults, credit losses and liquidity concerns. Certain commercial banks, investment banks and insurance companies have announced extensive losses from exposure to the residential mortgage market. These factors have impacted investor perception of the risk associated with residential mortgage backed securities, real estate-related securities and various other asset classes in which we may invest. As a result, values for residential mortgage backed securities, real estate-related securities and various other asset classes in which we may invest have experienced volatility. Any decline in the value of our investments, or perceived market uncertainty about their value, would likely make it difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with terms of any financing arrangements already in place. Further increased volatility and deterioration in the broader residential mortgage and mortgage backed securities markets may adversely affect the performance and market value of our investments.

Continued adverse developments in the global capital markets, including defaults, credit losses and liquidity concerns, as well as mergers, acquisitions or bankruptcies of potential repurchase agreement counterparties, could make it difficult for us to borrow money to acquire our target assets on a leveraged basis, on favorable terms, or at all, which could adversely affect our profitability.

We will rely on the availability of financing to acquire our target assets on a leveraged basis. Institutions from which we intend to obtain financing may invest in or finance mortgage-backed securities and other assets that decline in value as a result of the recent downturn in the residential mortgage market, causing these institutions to suffer losses.  If these conditions persist, these institutions may be forced to exit the repurchase market, become insolvent or further tighten their lending standards or increase the amount of equity capital or the weighted average margin requirement, or the percentage amount by which the collateral value must exceed the loan amount required to obtain financing.  Under such circumstances, it could be more difficult for us to obtain financing on favorable terms or at all. Our profitability may be adversely affected if we are unable to obtain cost-effective financing for our future investments.

While the overall financing environment has improved over the last twelve months, further credit losses or mergers, acquisitions, or bankruptcies of investment banks and commercial banks that have historically acted as repurchase agreement counterparties may occur.  This would result in a fewer number of potential repurchase agreement counterparties operating in the market and could potentially impact the pricing and availability of financing for our business.

The federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the federal government, may adversely affect our business.

The payments we receive on the target assets in which we invest depend upon a steady stream of payments by borrowers on the underlying mortgages and the fulfillment of guarantees by Ginnie Mae or GSEs such as Fannie Mae and Freddie Mac. Ginnie Mae is part of a U.S. Government agency and its guarantees are backed by the full faith and credit of the U.S. Fannie Mae and Freddie Mac are U.S. Government-sponsored entities, but their guarantees are not backed by the full faith and credit of the U.S. federal government.

Since 2007, Fannie Mae and Freddie Mac have reported substantial losses and a need for substantial amounts of additional capital. In response to the deteriorating financial condition of Fannie Mae and Freddie Mac and the credit market disruption, Congress and the U.S. Treasury undertook a series of actions to stabilize these government-sponsored entities and the financial markets, generally. The Housing and Economic Recovery Act of 2008 (“HERA”) was signed into law on July 30, 2008, and established the Federal Housing Finance Agency (“FHFA”) with enhanced regulatory authority over, among other things, the business activities of Fannie Mae and Freddie Mac and the size of their portfolio holdings. On September 7, 2008, FHFA placed Fannie Mae and Freddie Mac into federal conservatorship and, together with the U.S. Treasury, established a program designed to boost investor confidence in Fannie Mae’s and Freddie Mac’s debt and agency securities. As the conservator of Fannie Mae and Freddie Mac, the FHFA controls and directs the operations of Fannie Mae and Freddie Mac and may (1) take over the assets of and operate Fannie Mae and Freddie Mac with all the powers of the stockholders, the directors and the officers of Fannie Mae and Freddie Mac and conduct all business of Fannie Mae and Freddie Mac; (2) collect all obligations and money due to Fannie Mae and Freddie Mac; (3) perform all functions of Fannie Mae and Freddie Mac which are consistent with the conservator’s appointment; (4) preserve and conserve the assets and property of Fannie Mae and Freddie Mac; and (5) contract for assistance in fulfilling any function, activity, action or duty of the conservator.

Those efforts resulted in significant U.S. Government financial support and increased control of the GSEs. In December 2011, the FHFA reported that, from the time of execution of the preferred stock purchase agreements through September 30, 2011, funding provided to Fannie Mae and Freddie Mac under the preferred stock purchase agreements amounted to approximately $112 billion and $71 billion, respectively. The U.S. Treasury has committed to support the positive net worth of Fannie Mae and Freddie Mac, through preferred stock purchases as necessary, through 2012. Those agreements, as amended, also require the reduction of Fannie Mae’s and Freddie Mac’s mortgage and agency securities portfolios (they must be reduced by at least 10% each year until their respective mortgage assets reach $250 billion).

Both the secured short-term credit facility and the agency mortgage-backed securities program initiated by the U.S. Treasury expired on December 31, 2009. However, through that securities purchase program (from September 2008 through December 2009), the U.S. Treasury acquired approximately $220 billion of agency mortgage-backed securities. In addition, while the U.S. Federal Reserve’s program of agency mortgage-backed securities purchases terminated in 2010, the U.S. Federal Reserve reported that through December 28, 2011, it held $847.8 billion of agency mortgage-backed securities. Subject to specified investment guidelines, the portfolios of agency mortgage-backed securities purchased through the programs established by the U.S. Treasury and the U.S. Federal Reserve may be held to maturity and, based on mortgage market conditions, adjustments may be made to these portfolios. This flexibility may adversely affect the pricing and availability of agency mortgage-backed securities that we seek to acquire during the remaining term of these portfolios.

Although the U.S. Government has committed to support the positive net worth of Fannie Mae and Freddie Mac through 2012, there can be no assurance that these actions will be adequate for their needs. These uncertainties lead to questions about the availability of and trading market for, agency mortgage-backed securities. Despite the steps taken by the U.S. Government, Fannie Mae and Freddie Mac could default on their guarantee obligations which would materially and adversely affect the value of our agency mortgage-backed securities. Accordingly, if these government actions are inadequate and the GSEs continue to suffer losses or cease to exist, our business, operations and financial condition could be materially and adversely affected.

In addition, the problems faced by Fannie Mae and Freddie Mac, resulting in their being placed into federal conservatorship and receiving significant U.S. Government support, have sparked serious debate among federal policy makers regarding the continued role of the U.S. Government in providing liquidity for mortgage loans. The future roles of Fannie Mae and Freddie Mac could be significantly reduced and the nature of their guarantee obligations could be considerably limited, relative to historical measurements. Alternatively, Fannie Mae and Freddie Mac could be dissolved or privatized and the U.S. Government could determine to stop providing liquidity support of any kind to the mortgage market. Any changes to the nature of their guarantee obligations could redefine what constitutes an agency mortgage-backed security and could have broad adverse implications for the market and our business, operations and financial condition. If Fannie Mae or Freddie Mac were eliminated, or their structures were to change radically (i.e., limitation or removal of the guarantee obligation), we may be unable to acquire additional agency mortgage-backed securities and our existing agency mortgage-backed securities could be materially and adversely impacted.

We could be negatively affected in a number of ways depending on the manner in which related events unfold for Fannie Mae and Freddie Mac. We will rely on our agency mortgage-backed securities, among other mortgage-related investments, as collateral for our financings under our repurchase agreements. Any decline in their value or perceived market uncertainty about their value, would make it more difficult for us to obtain financing on our agency mortgage-backed securities on acceptable terms or at all, or to maintain our compliance with the terms of any financing transactions. Further, the current support provided by the U.S. Treasury to Fannie Mae and Freddie Mac and any additional support it may provide in the future, could have the effect of lowering the interest rates we expect to receive from agency mortgage-backed securities, thereby tightening the spread between the interest we earn on our agency mortgage-backed securities and the cost of financing those assets. A reduction in the supply of agency mortgage-backed securities could also negatively affect the pricing of agency mortgage-backed securities, by reducing the spread between the interest we earn on our portfolio of agency mortgage-backed securities and our cost of financing that portfolio.

As indicated above, legislation has changed the relationship between Fannie Mae and Freddie Mac and the U.S. Government. Future legislation could further change the relationship between Fannie Mae and Freddie Mac and the U.S. Government and could also nationalize, privatize, or eliminate such entities entirely. Any law affecting these GSEs may create market uncertainty and have the effect of reducing the actual or perceived credit quality of securities issued or guaranteed by Fannie Mae or Freddie Mac. As a result, such laws could increase the risk of loss on our investments in agency mortgage-backed securities guaranteed by Fannie Mae and/or Freddie Mac. It also is possible that such laws could adversely impact the market for such securities and spreads at which they trade. All of the foregoing could materially and adversely affect our business, operations and financial condition.

Certain actions by the U.S. Federal Reserve could cause a flattening of the yield curve, which could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

On September 21, 2011, the U.S. Federal Reserve announced “Operation Twist,” a program by which it purchased, by the end of June 2012, $400 billion of U.S. Treasury securities with remaining maturities between six and 30 years and sold an equal amount of U.S. Treasury securities with remaining maturities of three years or less. On June 20, 2012, the U.S. Federal Reserve announced that it would extend “Operation Twist” through 2012 by purchasing and selling an additional $267 billion of such securities. The effect of Operation Twist could be a flattening in the yield curve, which could result in increased prepayment rates due to lower long-term interest rates and a narrowing of our net interest margin. Consequently, Operation Twist and any other future securities purchase programs by the U.S. Federal Reserve could materially adversely affect our business, financial condition and results of operations and our ability to pay distributions to our stockholders.

Mortgage loan modification and refinancing programs and future legislative action may adversely affect the value of, and our returns on, residential mortgage-backed securities.

The U.S. Government, through the U.S. Federal Reserve, the FHA, and the Federal Deposit Insurance Corporation, has implemented a number of federal programs designed to assist homeowners, including the Home Affordable Modification Program, or HAMP, which provides homeowners with assistance in avoiding residential mortgage loan foreclosures, the Hope for Homeowners Program, or H4H Program, which allows certain distressed borrowers to refinance their mortgages into FHA-insured loans in order to avoid residential mortgage loan foreclosures, and the Home Affordable Refinance Program, which allows borrowers who are current on their mortgage payments to refinance and reduce their monthly mortgage payments at loan-to-value ratios up to 125% without new mortgage insurance. HAMP, the H4H Program and other loss mitigation programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans (through forbearance and/or forgiveness) and/or the rate of interest payable on the loans, or the extension of payment terms of the loans. Especially with non-agency securities, a significant number of loan modifications with respect to a given security, including, but not limited to, those related to principal forgiveness and coupon reduction, resulting in increased prepayment rates, could negatively impact the realized yields and cash flows on such security. These loan modification programs, future legislative or regulatory actions, including possible amendments to the bankruptcy laws, which result in the modification of outstanding residential mortgage loans, as well as changes in the requirements necessary to qualify for refinancing mortgage loans with Fannie Mae, Freddie Mac or Ginnie Mae, may adversely affect the value of, and the returns on, residential mortgage-backed securities that we may purchase.

Changes in the underwriting standards by Freddie Mac or Fannie Mae could have an adverse impact on agency mortgage investments in which we may invest or make it more difficult to acquire attractive non-agency mortgage investments.

In April 2010, Freddie Mac and Fannie Mae announced tighter underwriting guidelines for ARMs and hybrid interest-only ARMs in particular. Specifically, Freddie Mac announced that it would no longer purchase interest-only mortgages and Fannie Mae changed its eligibility criteria for purchasing and securitizing ARMs to protect consumers from potentially dramatic payment increases. Our targeted assets include adjustable-rate mortgages and hybrid ARMs. Tighter underwriting standards by Freddie Mac or Fannie Mae could reduce the supply of ARMs, resulting in a reduction in the availability of the asset class. More lenient underwriting standards could also substantially reduce the supply and attractiveness of investments in non-agency MBS.

We may not be able to operate our business or implement our operating policies and strategies successfully.

The results of our operations depend on many factors, including, without limitation, the availability of opportunities for the acquisition of attractively priced target assets, the level and volatility of interest rates, readily accessible funding in the financial markets and our ability to cost-effectively hedge risks as well as overall economic conditions. We may not be able to maintain agreements with our lenders on favorable terms or at all. Furthermore, we may not be able to operate our business successfully or implement our operating policies and strategies as described in this prospectus, which could result in the loss of some or all of your investment.

Changes in prepayment rates may adversely affect our profitability.

Our investment portfolio will consist of whole mortgage loans or securities backed by pools of mortgage loans. For securities backed by pools of mortgage loans, we receive payments, generally, from the payments that are made on these underlying mortgage loans. When borrowers prepay their mortgage loans at rates that are faster or slower than expected, it results in prepayments that are faster or slower than expected on our assets. These faster or slower than expected payments may adversely affect our profitability.

We may purchase securities or loans that have a higher interest rate than the then prevailing market interest rate. In exchange for this higher interest rate, we may pay a premium to par value to acquire the security or loan. In accordance with GAAP, we amortize this premium over the expected term of the security or loan based on our prepayment assumptions. If a security or loan is prepaid in whole or in part at a faster than expected rate, however, we must expense all or a part of the remaining unamortized portion of the premium that was paid at the time of the purchase, which will adversely affect our profitability.

We also may purchase securities or loans that have a lower interest rate than the then prevailing market interest rate. In exchange for this lower interest rate, we may pay a discount to par value to acquire the security or loan. We accrete this discount over the expected term of the security or loan based on our prepayment assumptions. If a security or loan is prepaid at a slower than expected rate, however, we must accrete the remaining portion of the discount at a slower than expected rate. This will extend the expected life of investment portfolio and result in a lower than expected yield on securities and loans purchased at a discount to par.

Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayments can also occur when borrowers sell the property and use the sale proceeds to prepay the mortgage as part of a physical relocation or when borrowers default on their mortgages and the mortgages are prepaid from the proceeds of a foreclosure sale of the property. Fannie Mae and Freddie Mac will generally, among other conditions, purchase mortgages that are 120 days or more delinquent from mortgage-backed securities trusts when the cost of guaranteed payments to security holders, including advances of interest at the security coupon rate, exceeds the cost of holding the nonperforming loans in their portfolios. Consequently, prepayment rates also may be affected by conditions in the housing and financial markets, which may result in increased delinquencies on mortgage loans, the government-sponsored entities, cost of capital, general economic conditions and the relative interest rates on fixed and adjustable rate loans, which could lead to an acceleration of the payment of the related principal. Additionally, changes in the government-sponsored entities’ decisions as to when to repurchase delinquent loans can materially impact prepayment rates.

In addition, the introduction of new government programs, such as the U.S. Treasury’s HAMP program, could increase the availability of mortgage credit to a large number of homeowners in the United States, which we would expect would impact the prepayment rates for the entire mortgage securities market, but primarily for Fannie Mae and Freddie Mac agency securities. These new programs along with any new additional programs or changes to existing programs may cause substantial uncertainty around the magnitude of changes in prepayment speeds. To the extent that actual prepayment speeds differ from our expectations, it could adversely affect our operating results.

Recent market conditions may upset the historical relationship between interest rate changes and prepayment trends, which would make it more difficult for us to analyze our portfolio.

Our success will depend on our ability to analyze the relationship of changing interest rates and prepayments of the mortgages that underlie our target assets. Changes in interest rates and prepayments will affect the market price of the target assets that we purchase and any target assets that we hold at a given time. As part of our overall portfolio risk management, we analyze interest rate changes and prepayment trends separately and collectively to assess their effects on our portfolio. In conducting our analysis, we depend on industry-accepted assumptions with respect to the relationship between interest rates and prepayments under normal market conditions. If the dislocation in the residential mortgage market or other developments change the way that prepayment trends have historically responded to interest rate changes, our ability to assess the market value of our portfolio would be significantly affected and could materially adversely affect our financial position and results of operations.

The downgrade of the U.S. Government’s or certain European countries’ credit ratings and future downgrades of the U.S. Government’s or certain European countries’ credit ratings may materially adversely affect our business, financial condition and results of operations.

On August 5, 2011, Standard & Poor’s Corporation downgraded the U.S.’s credit rating from AAA to AA+ and on August 8, 2011, Fannie Mae and Freddie Mac’s credit ratings were downgraded from AAA to AA+.  Moreover, on January 13, 2012, Standard & Poor’s Corporation downgraded the credit ratings of nine European countries and on February 13, 2012, Moody's Investors Service downgraded the credit ratings of six European countries.  Because Fannie Mae and Freddie Mac are in conservatorship of the U.S. Government, the credit rating downgrades of the U.S. and Fannie Mae and Freddie Mac, and of certain European countries will impact the credit risk associated with our target assets and, therefore, may decrease the value of the target assets in our portfolio.

Actions of the U.S. Government, including the U.S. Congress, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies for the purpose of stabilizing or reforming the financial markets, or market response to those actions, may not achieve the intended effect or benefit our business and may adversely affect our business.

In response to the financial issues affecting the banking system and financial markets and going concern threats to commercial banks, investment banks and other financial institutions, the Emergency Economic Stabilization Act (“EESA”) was enacted by the U.S. Congress in 2008. There can be no assurance that the EESA or any other U.S. Government actions will have a beneficial impact on the financial markets. To the extent the markets do not respond favorably to any such actions by the U.S. Government or such actions do not function as intended, our business may not receive the anticipated positive impact from the legislation and such result may have broad adverse market implications.

In July 2010, the U.S. Congress enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (or the Dodd-Frank Act), in part to impose significant investment restrictions and capital requirements on banking entities and other organizations that are significant to U.S. financial markets. For instance, the Dodd-Frank Act will impose significant restrictions on the proprietary trading activities of certain banking entities and subject other systemically significant organizations regulated by the U.S. Federal Reserve to increased capital requirements and quantitative limits for engaging in such activities. The Dodd-Frank Act also seeks to reform the asset-backed securitization market (including the agency mortgage-backed securities market) by requiring the retention of a portion of the credit risk inherent in the pool of securitized assets and by imposing additional registration and disclosure requirements. Certain of the new requirements and restrictions exempt agency mortgage-backed securities; other government issued or guaranteed securities, or other securities. Nonetheless, the Dodd-Frank Act also imposes significant regulatory restrictions on the origination of residential mortgage loans. While the full impact of the Dodd-Frank Act cannot be assessed until implementing regulations are released, the Dodd-Frank Act’s extensive requirements may have a significant effect on the financial markets and may affect the availability or terms of financing from our lender counterparties and the availability or terms of our target assets, both of which may have an adverse effect on our business.

In addition, U.S. Government, Federal Reserve, U.S. Treasury and other governmental and regulatory bodies have taken or are continuing to consider taking other actions to address the financial crisis. We cannot predict whether or when such actions may occur or what affect, if any, such actions could have on our business, results of operations and financial condition.

The residential mortgage loans in which we intend to invest and that underlie the non-agency mortgage-backed securities in which we intend to invest may be subject to delinquency, foreclosure and loss, which could result in significant losses to us.

Residential mortgage loans are secured by residential property and those that are not guaranteed by a U.S. Government agency or GSE are subject to risks of delinquency, foreclosure and loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors may impair borrowers’ abilities to repay their loans, including: acts of God; acts of war or terrorism; adverse changes in national and local economic and market conditions; changes in governmental laws and regulations, fiscal policies and zoning ordinances and the related costs of complying with such laws and regulations, fiscal policies and ordinances; costs of remediation and liabilities associated with environmental conditions such as mold; and the potential for uninsured or under-insured property losses.

Commercial mortgage loans are generally secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix; success of tenant businesses; property management decisions; property location and condition; competition from comparable types of properties; changes in laws that increase operating expense or limit rents that may be charged; any need to address environmental contamination at the property; the occurrence of any uninsured casualty at the property; changes in national, regional or local economic conditions or specific industry segments; declines in regional or local real estate values; declines in regional or local rental or occupancy rates; increases in interest rates; real estate tax rates and other operating expenses; changes in governmental rules, regulations and fiscal policies, including environmental legislation; acts of God; acts of war or terrorism; social unrest and civil disturbances.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

RMBS evidence interests in, or are secured by, pools of residential mortgage loans. CMBS evidence interests in, or are secured by, a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities in which we may invest may be subject to all of the risks of the respective underlying mortgage loans.

The failure of servicers to service effectively the mortgage loans underlying the RMBS in our investment portfolio or any mortgage loans we own would materially and adversely affect us.

Most securitizations of residential mortgage loans require a servicer to manage collections on each of the underlying loans. Both default frequency and default severity of loans may depend upon the quality of the servicer. If servicers are not vigilant in encouraging borrowers to make their monthly payments, the borrowers may be far less likely to make these payments, which could result in a higher frequency of default. If servicers take longer to liquidate non-performing assets, loss severities may tend to be higher than originally anticipated. The failure of servicers to effectively service the mortgage loans underlying the RMBS in our investment portfolio or any mortgage loans we own could negatively impact the value of our investments and our performance. Servicer quality is of prime importance in the default performance of RMBS. Many servicers have gone out of business in recent years, requiring a transfer of servicing to another servicer. This transfer takes time and loans may become delinquent because of confusion or lack of attention. When servicing is transferred, servicing fees may increase, which may have an adverse effect on the credit support of RMBS held by us. In the case of pools of securitized loans, servicers may be required to advance interest on delinquent loans to the extent the servicer deems those advances recoverable. In the event the servicer does not advance funds, interest may be interrupted even on more senior securities. Servicers may also advance more than is in fact recoverable once a defaulted loan is disposed, and the loss to the trust may be greater than the outstanding principal balance of that loan (greater than 100% loss severity).

We may not control the special servicing of the mortgage loans included in the CMBS in which we may invest and, in such cases, the special servicer may take actions that could adversely affect our interests.

With respect to each series of CMBS in which we may invest, overall control over the special servicing of the related underlying mortgage loans will be held by a “directing certificateholder” or a “controlling class representative,” which is appointed by the holders of the most subordinate class of CMBS in such series. Depending on the class of CMBS we may acquire, we may not have the right to appoint the directing certificateholder. In connection with the servicing of the specially-serviced mortgage loans, the related special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially-serviced mortgage loans that could adversely affect our interests.

Our investments may benefit from private mortgage insurance, but this insurance may not be sufficient to cover losses.

In certain instances, non-agency mortgage loans may have private insurance. This insurance is often structured to absorb only a portion of the loss if a loan defaults and, as such, we may be exposed to losses on these loans in excess of the insured portion of the loans. The private mortgage insurance industry has been adversely affected by the housing market decline and this may limit an insurer’s ability to perform on its insurance. Lastly, rescission and denial of mortgage insurance has increased significantly and this may affect our ability to collect on our insurance. If private mortgage insurers fail to remit insurance payments to us for insured portions of loans when losses are incurred and where applicable, whether due to breach of contract or to an insurer’s insolvency, we may experience a loss for the amount that was insured by such insurers, though we may maintain claims against the insurers.

Our investments may include subordinated tranches of RMBS or CMBS, which are subordinate in right of payment to more senior securities.

Our investments may include subordinated tranches of RMBS or CMBS, which are subordinated classes of securities in a structure of securities collateralized by a pool of mortgage loans and, accordingly, are the first or among the first to bear the loss upon a restructuring or liquidation of the underlying collateral and the last to receive payment of interest and principal. Additionally, estimated fair values of these subordinated interests tend to be more sensitive to changes in economic conditions than more senior securities. As a result, such subordinated interests generally are not actively traded and may not provide holders thereof with liquid investments.

Investments in non-investment grade RMBS or CMBS may be illiquid, may have a higher risk of default and may not produce current returns.

We may invest in RMBS or CMBS that are non-investment grade, which means that major rating agencies rate them below the top four investment-grade rating categories (i.e., “AAA” through “BBB”). Non-investment grade RMBS and CMBS bonds and preferred shares tend to be less liquid, may have a higher risk of default and may be more difficult to value than investment grade bonds. Recessions or poor economic or pricing conditions in the markets associated with RMBS or CMBS may cause defaults or losses on loans underlying such securities. Non-investment grade securities are considered speculative, and their capacity to pay principal and interest in accordance with the terms of their issue is not certain.

Any credit ratings assigned to our investments will be subject to ongoing evaluations and revisions and we cannot assure you that those ratings will not be downgraded.

Some of our investments may be rated by Moody’s Investors Service, Fitch Ratings or Standard & Poor’s. Any credit ratings on our investments are subject to ongoing evaluation by credit rating agencies, and we cannot assure that any such ratings will not be changed or withdrawn by a rating agency in the future if, in its judgment, circumstances warrant. If rating agencies assign a lower-than-expected rating or reduce or withdraw, or indicate that they may reduce or withdraw their ratings of our investments in the future, the value of these investments could significantly decline, which would adversely affect the value of our investment portfolio and could result in losses upon disposition or the failure of borrowers to satisfy their debt service obligations to us.

Our Manager’s due diligence of potential investments may not reveal all of the potential liabilities associated with such investments and may not reveal other weaknesses in such investments, which could lead to investment losses.

Before making an investment, our Manager will assess the strengths and weaknesses of the originators, borrowers and the underlying property values, as well as other factors and characteristics that are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our Manager will rely on resources available to it and, in some cases, an investigation by third parties. There can be no assurance that our Manager’s due diligence process will uncover all relevant facts or that any investment will be successful.

We may be adversely affected by risks affecting borrowers or the asset or property types in which our investments may be concentrated at any given time, as well as from unfavorable changes in the related geographic regions.

We do not anticipate that our assets will be subject to any geographic, diversification or concentration limitations, except that we expect our assets to be concentrated in mortgage-related investments. Accordingly, our investment portfolio may be concentrated by geography, asset, property type and/or borrower, increasing the risk of loss to us if the particular concentration in our investment portfolio is subject to greater risks or undergoing adverse developments. In addition, adverse conditions in the areas where the properties securing or otherwise underlying our investments are located (including business layoffs or downsizing, industry slowdowns, changing demographics and other factors) and local real estate conditions (such as oversupply or reduced demand) may have an adverse effect on the value of our investments. A material decline in the demand for real estate in these areas may materially and adversely affect us. Lack of diversification can increase the correlation of non-performance and foreclosure risks among our investments.

We may invest in non-prime mortgage loans or investments collateralized by non-prime mortgage loans, which are subject to increased risks.

We may invest in non-prime mortgage loans or investments collateralized by pools of non-prime mortgage loans. In general, non-prime mortgage loans are loans that have been originated using underwriting standards that do not conform to agency underwriting guidelines. These lower standards include mortgage loans made to borrowers having imperfect or impaired credit histories, mortgage loans where the amount of the loan at origination is 80% or more of the value of the mortgage property, mortgage loans made to borrowers with low credit scores, mortgage loans made to borrowers who have other debt that represents a large portion of their income and mortgage loans made to borrowers whose income is not required to be disclosed or verified. Due to economic conditions, including increased interest rates and lower home prices, as well as aggressive lending practices, non-prime mortgage loans have in recent periods experienced increased rates of delinquency, foreclosure, bankruptcy and loss, and they are likely to continue to experience delinquency, foreclosure, bankruptcy and loss rates that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in a more traditional manner. Thus, because of the higher delinquency rates and losses associated with non-prime mortgage loans, the performance of non-prime mortgage loans or investments backed by non-prime mortgage loans in which we may invest could be correspondingly adversely affected, which could adversely impact our results of operations, financial condition and business.

We may be affected by deficiencies in foreclosure practices of third parties, as well as related delays in the foreclosure process.

Recent announcements of deficiencies in foreclosure documentation by, among others, several large mortgage servicers have raised various concerns relating to foreclosure practices. A number of mortgage servicers have temporarily suspended foreclosure proceedings in some or all states in which they do business while they review and correct their foreclosure practices. In addition, on February 9, 2012, a group consisting of state attorneys general and state bank and mortgage regulators in 49 states reached a settlement with the largest mortgage servicers regarding foreclosure practices in the states’ various jurisdictions. The extension of foreclosure timelines increases the inventory backlog of distressed homes on the market and creates greater uncertainty about housing prices. Prior to making investments in RMBS or residential whole loans, we expect our Manager to carefully consider many factors, including housing prices and foreclosure timelines, and estimate loss assumptions. The concerns about deficiencies in foreclosure practices of servicers and related delays in the foreclosure process may impact our loss assumptions and affect the values of, and our returns on, our investments in RMBS and residential whole loans.

Changes in interest rates may adversely affect the results of our operations and our financial position.

Interest rates are highly sensitive to many factors, including governmental, monetary and tax policies, domestic and international economic and political considerations, all of which are beyond our control. Our success will depend on our ability to analyze the relationship changing interest rates may have on our results of operations and financial position in general, and the impact such rate changes may have on critical elements underlying our target assets and borrowings in particular, as follows:

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Changes in interest rates may inversely affect the fair market value of our target assets, which will consist of primarily agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments. When interest rates rise, the value of our fixed-rate target assets will generally decline, and when interest rates fall, the value of our fixed-rate target assets will generally increase.

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Changes in interest rates may inversely affect levels of prepayments on mortgages. Typically, as interest rates rise, prepayments on the underlying mortgages tend to slow; conversely, as interest rates fall, prepayments on the underlying mortgages tend to accelerate. The effect that rising or falling interest rates has on these prepayments affects the price of our target assets, and the effect can be particularly pronounced with fixed rate agency mortgage-backed securities.

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Changes in interest rates may create mismatches between our target assets, which will consist primarily of agency mortgage-backed securities and non-agency mortgage-backed securities and our borrowings used to fund our purchases of those assets. The risk of these mismatches may be pronounced in that, should rates increase, interest rate caps on our hybrid adjustable rate and adjustable rate mortgage-backed securities would limit the income stream on these investments while our borrowings would not be subject to similar restrictions.

Interest rate fluctuations will also cause variations in the yield curve, which may reduce our net income. The relationship between short-term and longer-term interest rates is often referred to as the “yield curve.” If short-term interest rates rise disproportionately relative to longer-term interest rates (a flattening of the yield curve), our borrowing costs may increase more rapidly than the interest income earned on our assets. Because our assets may bear interest based on longer-term rates than our borrowings, a flattening of the yield curve would tend to decrease our net income and the market value of our target assets. Additionally, to the extent cash flows from investments that return scheduled and unscheduled principal are reinvested in our target assets, the spread between the yields of the new investments and available borrowing rates may decline, which would likely decrease our net income. It is also possible that short-term interest rates may exceed longer-term interest rates (a yield curve inversion) in which event our borrowing costs may exceed our interest income and we could incur significant operating losses. This risk and the variables created by changing interest rates discussed above are integral to our business and our investment strategies. We will seek to mitigate these risks to the degree achievable through the active formulation and execution of our hedging strategies.

Interest rate mismatches between our future acquired target assets and our incurred borrowings used to fund our purchases of these securities may reduce our income during periods of changing interest rates.

We intend to fund our fixed-rate target assets with short-term borrowings. As a result, an increase in short-term interest rates would likely cause an increase in our borrowing costs, resulting in a decrease in net income or a net loss. In addition, we intend to fund most of our investments in adjustable rate target assets with borrowings that have interest rates that adjust more frequently than the interest rate indices and repricing terms of our target assets. Accordingly, if short-term interest rates increase, our borrowing costs may increase faster than the interest rates on our adjustable rate securities adjust. As a result, in a period of rising interest rates, we could experience a decrease in net income or a net loss.

Our investment strategy will focus in part on the acquisition of adjustable rate target assets. This means that their interest rates may vary over time based upon changes in an identified short-term interest rate index. In most cases, the interest rate indices and repricing terms of the target assets that we acquire and our borrowings will not be identical, thereby potentially creating an interest rate mismatch between our investments and our borrowings. While the historical spread between relevant short-term interest rate indices has been relatively stable, there have been periods when the spread between these indices was volatile. During periods of changing interest rates, these interest rate index mismatches could reduce our net income or produce a net loss and adversely affect our dividends and the market price of our common stock.

Interest rate caps on our adjustable rate target assets may reduce our income or cause us to suffer a loss during periods of rising interest rates.

The mortgage loans underlying our adjustable rate securities typically will be subject to periodic and lifetime interest rate caps. Additionally, we may invest in adjustable rate mortgages (“ARMs”), with an initial rate that will provide us with a lower than market interest rate initially, which may accordingly have lower interest rate caps than ARMs without such initial rates. Periodic interest rate caps limit the amount an interest rate can increase during a given period. Lifetime interest rate caps limit the amount an interest rate can increase through maturity of a mortgage loan. If these interest rate caps apply to the mortgage loans underlying our adjustable rate securities, the interest distributions made on the related securities will be similarly impacted. Our borrowings may not be subject to similar interest rate caps. Accordingly, in a period of rapidly increasing interest rates, the interest rates paid on our borrowings could increase without limitation while caps would limit the interest distributions on our adjustable rate target assets. Further, some of the mortgage loans underlying our adjustable rate target assets may be subject to periodic payment caps that result in a portion of the interest on those loans being deferred and added to the principal outstanding. As a result, we could receive less interest distributions on our adjustable rate target assets than we need to pay interest on our related borrowings. These, factors could lower our net interest income, cause us to suffer a net loss or cause us to incur additional borrowings to fund interest payments during periods of rising interest rates or sell our investments at a loss.

Because we intend to invest in fixed rate securities, an increase in interest rates may adversely affect our book value.

Increases in interest rates may negatively affect the market value of the target assets in which we intend to invest. Any fixed rate securities we invest in generally will be more negatively affected by these increases than adjustable rate securities. In accordance with accounting rules, we will be required to reduce our stockholders’ equity, or book value, by the amount of any decrease in the market value of our mortgage related assets. We will be required to evaluate our securities on a quarterly basis to determine their fair value by using third party pricing services or third party bid price indications provided by dealers who make markets in these securities. If the fair value of a security is not available from a third party price service or dealer, we would estimate the fair value of the security using a variety of methods including, but not limited to, discounted cash flow analysis, matrix pricing, option-adjusted spread models and fundamental analysis. Aggregate characteristics taken into consideration include, but are not limited to, type of collateral, index, margin, periodic cap, lifetime cap, underwriting standards, age and delinquency experience. However, the fair value reflects estimates and may not be indicative of the amounts we would receive in a current market exchange. If we are required by GAAP to reduce the value of one or more target assets on our balance sheet then our stockholders’ equity would be correspondingly reduced. Reductions in stockholders’ equity decrease the amounts we may borrow to purchase additional securities, which could restrict our ability to increase our net income.

Mitigating against interest rate exposure may adversely affect our earnings, and our interest rate risk mitigation transactions may fail to protect us from the losses that they were designed to offset.

Subject to complying with REIT tax requirements, we will employ techniques that limit the adverse effects of rising interest rates on a portion of our short-term repurchase agreements and on a portion of the value of our assets. In general, our interest rate risk mitigation strategy will depend on our view of our entire portfolio, consisting of assets, liabilities and derivative instruments, in light of prevailing market conditions. We could misjudge the condition of our portfolio or the market. Our interest rate risk mitigation activity will vary in scope based on the level and volatility of interest rates and principal repayments, the type of securities held and other changing market conditions. Our actual interest rate risk mitigation decisions will be determined in light of the facts and circumstances existing at the time and may differ from our currently anticipated strategy. These techniques may include purchasing or selling futures contracts, entering into interest rate swap, interest rate cap or interest rate floor agreements, swaptions, purchasing put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements.

Because a mortgage borrower typically has no restrictions on when a loan may be paid off either partially or in full, there are no perfect interest rate risk mitigation strategies, and interest rate risk mitigation may fail to protect us from loss. Alternatively, we may fail to properly assess a risk to our portfolio or may fail to recognize a risk entirely leaving us exposed to losses without the benefit of any offsetting interest rate mitigation activities. The derivative instruments we select may not have the effect of reducing our interest rate risk. The nature and timing of interest rate risk mitigation transactions may influence the effectiveness of these strategies. Poorly designed strategies or improperly executed transactions could actually increase our risk and losses. In addition, interest rate risk mitigation activities could result in losses if the event against which we mitigate does not occur.

Our use of derivative instruments may expose us to counterparty risk.

We enter into transactions to mitigate interest rate risks associated with our business with counterparties that have a high-quality credit rating and with futures exchanges. If counterparties, or the exchange, cannot perform under the terms of our futures contracts, for example, we would not receive payments due under that agreement, and may lose any unrealized gain associated with the futures contract, and the mitigated liability would cease to be mitigated by the futures contract. We may also be at risk for any collateral we have pledged to secure our obligations under the futures contract if the counterparty became insolvent or filed for bankruptcy. Similarly, if a cap counterparty fails to perform under the terms of the cap agreement, in addition to not receiving payments due under that agreement that would offset our interest expense, we would also incur a loss for all remaining unamortized premium paid for that agreement. Our derivative instrument agreements require our counterparties to post collateral in certain events, generally related to their credit condition, to provide us some protection against their potential failure to perform. We, in turn, are subject to similar requirements.

We do not believe that we will qualify for hedge accounting treatment.

We intend to record derivative and hedge transactions in accordance with GAAP, specifically according to the Accounting Standards Codification (“ASC”) Topic on Derivatives. Under these standards, we do not believe we will qualify for hedge accounting treatment for a number of reasons, including if we use instruments that do not meet the definition of a derivative (such as short sales), we fail to satisfy hedge documentation and hedge effectiveness assessment requirements or our instruments are not highly effective. Since we do not believe that we will qualify for hedge accounting treatment, our operating results will fluctuate in the future because losses on the derivatives we enter into may not be offset by a change in the fair value of the related hedged transaction.

A prolonged economic recession and further declining real estate values could impair the value of the assets that we intend to acquire.

The risks associated with our business are more severe during economic recessions and are compounded by declining real estate values. Declining real estate values will likely reduce the level of new mortgage loan originations since borrowers often use appreciation in the value of their existing properties to support the purchase of additional properties. Borrowers will also be less able to pay principal and interest on loans underlying the securities in which we invest if the value of residential real estate weakens further. Further, declining real estate values significantly increase the likelihood that we will incur losses on RMBS and CMBS in which we intend to invest in the event of default because the value of collateral on the mortgages underlying such securities may be insufficient to cover the outstanding principal amount of the loan. Any sustained period of increased payment delinquencies, foreclosures or losses could adversely affect both our net interest income from the mortgage-backed securities and whole loans in our investment portfolio, which could have an adverse effect on our financial condition, results of operations and our ability to make distributions to our stockholders.

Most of our investments will be recorded at fair value, and quoted prices or observable inputs may not be available to determine such value, resulting in the use of significant unobservable inputs to determine value.

We expect that the values of some of our investments may not be readily determinable. We will measure the fair value of these investments quarterly, in accordance with guidance set forth in FASB Accounting Standards Codification, or ASC, Topic 820, Fair Value Measurements and Disclosures. The fair value at which our assets may be recorded may not be an indication of their realizable value. Ultimate realization of the value of an asset depends to a great extent on economic and other conditions that are beyond the control of our Manager, our Company or our board of directors. Further, fair value is only an estimate based on good faith judgment of the price at which an investment can be sold since market prices of investments can only be determined by negotiation between a willing buyer and seller. If we were to liquidate a particular asset, the realized value may be more than or less than the amount at which such asset is valued. Accordingly, the value of our common stock could be adversely affected by our determinations regarding the fair value of our investments, whether in the applicable period or in the future. Additionally, such valuations may fluctuate over short periods of time.

In certain cases, our Manager’s determination of the fair value of our investments will include inputs provided by third-party dealers and pricing services. Valuations of certain investments in which we may invest are often difficult to obtain or unreliable. In general, dealers and pricing services heavily disclaim their valuations. Dealers may claim to furnish valuations only as an accommodation and without special compensation, and so they may disclaim any and all liability for any direct, incidental, or consequential damages arising out of any inaccuracy or incompleteness in valuations, including any act of negligence or breach of any warranty. Depending on the complexity and illiquidity of a security, valuations of the same security can vary substantially from one dealer or pricing service to another. Therefore, our results of operations for a given period could be adversely affected if our determinations regarding the fair market value of these investments are materially different than the values that we ultimately realize upon their disposal. The valuation process has been particularly challenging recently as market events have made valuations of certain assets more difficult, unpredictable and volatile.

Declines in value of the assets in which we intend to invest will adversely affect our financial position and results of operations, and make it more costly to finance these assets.

We intend to invest in mortgage-related securities and whole loans and may use these investments as collateral for our financings. Any decline in their value, or perceived market uncertainty about their value, would likely make it difficult for us to obtain financing on favorable terms or at all, or maintain our compliance with terms of any financing arrangements already in place. Investments in mortgage-related securities either will generally be classified as available-for-sale with changes in fair value reported in other comprehensive income, a component of stockholders’ equity, or will be recorded at fair value under a fair value option election at the time of purchase with changes in fair value reported in earnings. Mortgage loans classified as held-for-sale will be recorded at the lower of cost or fair value with reductions in fair value reported in earnings, and loans recorded at fair value under a fair value option election at the time of purchase will be recorded at fair value with changes in fair value reported in earnings. As a result, a decline in fair values of our mortgage-related securities and loans could reduce both our earnings and stockholders’ equity. If market conditions result in a decline in the fair value of our assets, our financial position and results of operations could be adversely affected.

Competition may prevent us from acquiring our target assets at favorable yields and that would harm our results of operations.

Our net income largely depends on our ability to acquire our target assets at favorable spreads over our borrowing costs. In acquiring our target assets, we compete with other REITs, investment banking firms, savings and loan associations, banks, insurance companies, mutual funds, other lenders and other entities that purchase our target assets, many of which have greater financial resources than we do. Additionally, many of our competitors are not subject to REIT tax compliance or required to maintain an exemption from the 1940 Act. As a result, we may not be able to acquire sufficient target assets at favorable spreads over our borrowing costs, which would harm our results of operations.

We may not be able to acquire investments at favorable prices.

We may not be able to acquire our target assets at favorable prices. As a result, we may not be able to acquire enough target assets in order to remain fully invested, or we may have to pay more for our target assets than we would expect. In either case, the return that we earn on our stockholders' equity may be reduced.

We may be exposed to environmental liabilities with respect to properties to which we take title.

In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

Risks Related to Financing

We intend to leverage our portfolio investments in our target assets, which may adversely affect our return on our investments and may reduce cash available for distribution to our stockholders.

We intend to leverage our portfolio investments in our target assets through borrowings under repurchase agreements. Leverage can enhance our potential returns but can also exacerbate losses. The percentage of leverage will vary depending on our investment strategy, ability to obtain these financing facilities and the lender’s estimate of the stability of the portfolio investments’ cash flow. Our return on our investments and cash available for distribution to our stockholders may be reduced if market conditions cause the cost of our financing to increase relative to the income that can be derived from the assets acquired, which could adversely affect the price of our common stock. In addition, our debt service payments will reduce cash flow available for distributions to stockholders. We may not be able to meet our debt service obligations. To the extent that we cannot meet our debt service obligations, we risk the loss of some or all of our assets to sale to satisfy our debt obligations.

There is no assurance that financing arrangements will be available.

During the credit crisis which began in 2007 and which continues to this day, repurchase agreement financing became increasingly more difficult to acquire. Our Manager’s relationship with AVM, L.P., or AVM, a securities broker dealer which we intend to contract for clearing and settlement services for our securities and derivative transactions, as well as assistance with financing transaction services such as repurchase financing and management of margin arrangements between us and our lenders for each of our repurchase agreements, will be beneficial in addressing the potential scarcity of repurchase funding. Nonetheless we will depend on borrowings to fund our acquisitions of our target assets and reach our target leverage ratio. Accordingly, our ability to achieve our investment and leverage objectives will depend on our ability to borrow money in sufficient amounts and on favorable terms. There can be no assurance that favorable agreements will be available and, even if available, there can be no assurance of the amount and definitive terms under which we would be able to borrow. Continued adverse developments in the residential and commercial mortgage markets could make it more difficult for us to borrow money to finance our acquisition of our target assets.

Institutions from which we intend to seek to obtain financing may also originate and hold residential and commercial mortgage loans and may have suffered financial difficulties as a result of the market conditions described above. Further, even lenders that do not originate and hold mortgage loans may have suffered losses related to their lending and other financial relationships with the institutions that do so as part of their businesses. As a result, institutions that originate and hold loans, and other lenders that have been indirectly affected by losses in the mortgage market, may become insolvent or tighten their lending standards which could result in the following:

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Our lenders may not be able to obtain financing to fund our borrowings,

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Our lenders may require us to enter into restrictive covenants relating to our operations,

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We may not be able to fund acquisitions of sufficient target assets to reach our target leverage ratio,

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We may become dependent on one or a few lenders for all of our financing, and

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Our size may impact our ability to obtain financing on favorable terms or at all.

We may incur increased borrowing costs related to repurchase agreements which could harm our results of operations.

Our borrowing costs under repurchase agreements may vary depending upon a number of factors, including, without limitation:

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The movement of interest rates;

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The availability of financing in the market, including the financial stability of lenders; and

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The value and liquidity of our target assets.

We expect that most of our borrowings will be collateralized borrowings in the form of repurchase agreements which will be adjustable and relate to short-term interest rates such as the London Interbank Offered Rate, or LIBOR. If the interest rates on these repurchase agreements increase, our results of operations will be harmed and we may have losses.

Our intended leverage strategy may increase the risks of our operations, which could reduce our net income and the amount available for distributions or cause us to suffer a loss.

We generally intend to seek to borrow (on a recourse basis) between six and ten times the amount of our stockholders’ equity in order to finance our agency mortgage-backed securities and between one and two times the amount of our stockholders’ equity in order to finance our non-agency mortgage-backed securities, although we will not be limited to that range.  We intend to incur this leverage by borrowing against a substantial portion of the market value of our target assets. The amount of leverage, however, will not be expressly limited and will depend on our and our lenders' estimate of the stability of our portfolio's cash flow and our ability to service and repay additional debt. We may not be able to meet our debt service obligations and, to the extent we cannot, we may be forced to liquidate our assets at disadvantageous prices and you could lose some or all of your investment.

This leverage, which will be fundamental to our investment strategy, will also create significant risks. For example:

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Our borrowings will be secured by our target assets, generally under repurchase agreements. A decline in the market value of the target assets used to secure these debt obligations could limit our ability to borrow or result in lenders requiring us to pledge additional collateral to secure our borrowings. In that situation, we could be required to sell agency and non-agency mortgage-backed securities under adverse market conditions. If these sales are made at prices lower than the carrying value of the agency and non-agency mortgage-back securities, we would experience losses;

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Certain lenders may require us to remain in compliance with all provisions of other material contracts, including other financing agreements. As a result, a default under one financing agreement could cause us to be in default under other financing agreements. If that occurs, our access to capital would be significantly impeded, which could materially and adversely affect our ability to operate our business; and

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To the extent we are compelled to liquidate qualified REIT assets to repay debts, our compliance with the REIT rules regarding our assets and our sources of income could be negatively affected, which would jeopardize our qualification as a REIT. Losing our REIT status would cause us to lose tax advantages applicable to REITs and would decrease our overall profitability and distributions to our stockholders.

Risks Related to Our Corporate Structure

Our board of directors intends to approve very broad investment guidelines for our Manager and will not approve each investment and financing decision made by our Manager.

Our Manager will be authorized to follow very broad investment guidelines. Our board of directors will periodically review our investment guidelines and our investment portfolio but will not, and will not be required  to, review all of our proposed investments on an individual basis. In conducting periodic reviews, our board of directors will rely primarily on information provided to it by our Manager. Furthermore, our Manager may use complex strategies and transactions that may be costly, difficult or impossible to unwind if our board of directors determines that they are not consistent with our investment guidelines. In addition, because our Manager will have a certain amount of discretion in investment, financing and hedging decisions, our Manager’s decisions could result in investment returns that are substantially below expectations or that result in losses, which would materially and adversely affect our business, financial condition and results of operations.

We may change our target assets, financing strategy, investment guidelines and other operational policies without stockholder consent, which may adversely affect the market price of our common stock and our ability to make distributions to stockholders.

We may change our target assets financing strategy, and investment guidelines at any time without the consent of our stockholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. Our board of directors will also determine our other operational policies and may amend or revise such policies, including our policies with respect to our REIT qualification, acquisitions, dispositions, operations, indebtedness and distributions, or approve transactions that deviate from these policies, without a vote of, or notice to, our stockholders. A change in our targeted investments, financing strategy, investment guidelines and other operational policies may increase our exposure to interest rate risk, default risk and real estate market fluctuations, all of which could adversely affect the market price of our common stock and our ability to make distributions to our stockholders.

Maintenance of our exclusion from the 1940 Act will impose limits on our business.

We intend to conduct our business so as not to become regulated as an investment company under the 1940 Act. If we were to fall within the definition of investment company, we would be unable to conduct our business as described in this prospectus. Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act also defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer's total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, in Section 3(a)(1)(C) of the 1940 Act, as defined above, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We intend to rely on the exclusion from the definition of “investment company” provided by Section 3(c)(5)(C) of the 1940 Act. To qualify for the exclusion, we intend to make investments so that at least 55% of the assets we own consist of “qualifying assets” and so that at least 80% of the assets we own consist of qualifying assets and other real estate related assets. We generally expect that our investments in our target assets will be treated as either qualifying assets or real estate related assets under Section 3(c)(5)(C) of the 1940 Act in a manner consistent with SEC staff no-action letters. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool agency mortgage-backed securities that are considered the functional equivalent of mortgage loans for purposes of the 1940 Act. The SEC staff has not issued guidance with respect to whole pool non-agency securities. Accordingly, based on our own judgment and analysis of the SEC’s pronouncements with respect to agency whole pool certificates, we may also treat non-agency securities issued with respect to an underlying pool of mortgage loans in which we hold all of the certificates issued by the pool as qualifying assets. We intend to invest at least 55% of our assets in whole pool agency and non-agency mortgage-backed securities that constitute qualifying assets in accordance with SEC staff guidance and at least 80% of our assets in qualifying assets plus other real estate related assets. Other real estate related assets would consist primarily of agency and non-agency mortgage-backed securities that are not whole pools, such as CMOs and CMBS. As a result of the foregoing restrictions, we will be limited in our ability to make or dispose of certain investments. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. These restrictions could also result in our holding assets we might wish to sell or selling assets we might wish to hold. Although we will monitor our portfolio for compliance with the Section 3(c)(5)(C) exclusion periodically and prior to each acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion.

To the extent that we elect in the future to conduct our operations through majority-owned subsidiaries, such business will be conducted in such a manner as to ensure that we do not meet the definition of investment company under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the 1940 Act, because less than 40% of the value of our total assets on an unconsolidated basis would consist of investment securities. We intend to monitor our portfolio periodically to insure compliance with the 40% test. In such case, we would be a holding company which conducts business exclusively through majority-owned subsidiaries and we would be engaged in the non-investment company business of our subsidiaries.

Loss of our 1940 Act exclusion would adversely affect us, the market price of shares of our common stock and our ability to distribute dividends.

As described above, we intend to conduct our operations so as not to become required to register as an investment company under the 1940 Act based on current laws, regulations and guidance. Although we will monitor our portfolio, we may not be able to maintain our exclusion under the 1940 Act. If we were to fail to qualify for this exclusion in the future, we could be required to restructure our activities or the activities of our subsidiaries, if any, including effecting sales of assets in a manner or at a time that we would not otherwise choose, which could negatively affect the value of our common stock, the sustainability of our business model and our ability to make distributions. The sale could occur during adverse market conditions and we could be forced to accept a price below that which we believe is appropriate.

The mortgage-related investments that we acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder. If the SEC or its staff determines that any of these securities are not qualifying interests in real estate or real estate-related assets, adopts a contrary interpretation with respect to these securities or otherwise believes we do not satisfy the above exclusions or changes its interpretation of the above exclusions, we could be required to restructure our activities or sell certain of our assets.

On August 31, 2011, the SEC issued a concept release requesting comments to a number of matters relating to the Section 3(c)(5)(C) exclusion from the 1940 Act, including the nature of assets that qualify for purposes of the exclusion and whether mortgage related REIT’s should be regulated as investment companies. There can be no assurance that the laws and regulations governing the 1940 Act status of REIT’s, including guidance and interpretations from the Division of Investment Management of the SEC regarding the Section 3(c)(5)(C) exclusion, will not change in a manner that adversely affects our operations or business. As a result of this release, the SEC or its staff may issue new interpretations of the Section 3(c)(5)(C) exclusion causing us to change the way we conduct our business, including changes that may adversely affect our ability to achieve our investment objective.  We may be required at times to adopt less efficient methods of financing certain of our mortgage related investments and we may be precluded from acquiring certain types of higher yielding securities. The net effect of these factors would be to lower our net interest income. If we fail to qualify for an exclusion from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced. Our business will be materially and adversely affected if we fail to qualify for an exclusion from regulation under the 1940 Act.

We will be subject to financial reporting and other requirements for which our accounting, internal audit and other management systems and resources may not be adequately prepared.

We will be subject to reporting and other obligations under the Securities Act, including the requirements of Section 404 of the Sarbanes-Oxley Act.  These reporting and other obligations, may place significant demands on our management, administrative, operational, internal audit and accounting resources and cause us to incur significant expenses. We may need to upgrade our systems or create new systems; implement additional financial and management controls, reporting systems and procedures; expand or outsource our internal audit function; and hire additional accounting, internal audit and finance staff. If we are unable to accomplish these objectives in a timely and effective fashion, our ability to comply with the financial reporting requirements and other rules that apply to reporting companies could be impaired. Any failure to maintain effective internal controls could have a material adverse effect on our business, operating results and stock price.  Also, to the extent that we are deemed not to be an “emerging growth company,” as defined in the JOBS Act, we will not be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We have not made a decision whether to take advantage of any or all of these exemptions. If we do take advantage of any of these exemptions, we do not know if some investors will find our common stock less attractive as a result. The result may be a less active trading market for our common stock and our stock price may be more volatile.

Provisions of Maryland law and other provisions of our organizational documents may limit the ability of a third party to acquire control of the company.

Certain provisions of the MGCL may have the effect of delaying, deferring or preventing a transaction or a change in control of the company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Additionally, our charter and bylaws contain other provisions that may delay or prevent a change of control of the company.

If we have a class of equity securities registered under the Securities Exchange Act and meet certain other requirements, Title 3, Subtitle 8 of the MGCL permits us without stockholder approval and regardless of what is currently provided in our charter or bylaws, to elect to be subject to statutory provisions that may have the effect of delaying, deferring or preventing a transaction or a change in control of the company that might involve a premium price for holders of our common stock or otherwise be in their best interest. Pursuant to Title 3, Subtitle 8 of the MGCL, once we meet the applicable requirements, our charter provides that our board of directors will have the exclusive power to fill vacancies on our board of directors. As a result, unless all of the directorships are vacant, our stockholders will not be able to fill vacancies with nominees of their own choosing. We may elect to opt in to additional provisions of Title 3, Subtitle 8 of the MGCL without stockholder approval at any time that we have a class of equity securities registered under the Securities Exchange Act and satisfy certain other requirements.

Risks Related to Our Management and Conflicts of Interest

We depend on our manager, ARRM, and particularly key personnel including Mr. Ulm and Mr. Zimmer. The loss of those key personnel could severely and detrimentally affect our operations.

As an externally-managed company, we depend on the diligence, experience and skill of our Manager for the selection, acquisition, structuring, hedging and monitoring of our mortgage backed assets and associated borrowings. We depend on the efforts and expertise of our operating officers to manage our day-to-day operations and strategic business direction. If any of our key personnel were to leave our Company, locating individuals with specialized industry knowledge and skills similar to that of our key personnel may not be possible or could take months. Because we have no employees, the loss of Mr. Ulm and Mr. Zimmer could harm our business, financial condition, cash flow and results of operations.

Messrs. Ulm and Zimmer have a long term relationship with AVM and we intend to enter into a contract with AVM to provide clearing and settlement services for our securities and derivative transactions. We also intend to enter into a second contract with AVM to assist us with financing transaction services such as repurchase financings and managing the margin arrangement between us and our lenders for each of our repurchase agreements. We rely on AVM for these aspects of our business so our executive officers can focus on our daily operations and strategic direction. Further, as our business expands, we will be increasingly dependent on AVM to provide us with timely, effective services. In the future, as we expand our staff, we may absorb internally some or all of the services provided by AVM.  Until we elect to move those services in-house, we will remain dependent on AVM or other third parties that provide similar services. If we are unable to maintain a relationship with AVM or are unable to establish a successful relationship with other third parties providing similar services at comparable pricing, we may have to reduce or delay our operations and/or increase our expenditures and undertake the repurchase agreement and trading and administrative activities on our own, which could have a material adverse effect on our business operations and financial condition. However, we believe that the breadth and scope of our manager's experience will enable them to fill any needs created by discontinuing a relationship with AVM.

There are conflicts of interest in our relationship with our Manager and ARMOUR.

We are subject to conflicts of interest arising out of our relationship with ARMOUR, ARRM and its affiliates. Each of our executive officers and certain of our non-independent directors is also either an officer, employee or affiliated with ARMOUR and ARRM and they will not be exclusively dedicated to our business. Each of Mr. Ulm and Mr. Zimmer is a Co-Chief Executive Officer of our Company and also act as a Co-Chief Executive Officer of ARMOUR and a Co-Managing Member of ARRM. In addition, each of Mr. Ulm and Mr. Zimmer is an owner of equity interests in ARMOUR and ARRM.

In addition, Daniel C. Staton and Marc H. Bell, two of our directors, are principal owners of our Sub-Manager which, in consideration for certain operating and investment advisory services to be provided to ARRM under a sub-management agreement, is entitled to separately receive a percentage of the net management fees earned by ARRM from us and ARMOUR. As a result, the management agreement with ARRM may create a conflict of interest for ARRM and its terms, including fees payable to ARRM, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with ARRM.  ARRM will maintain a fiduciary relationship with us. The management agreement with ARRM will not prevent ARRM and its affiliates from engaging in additional management or investment opportunities, some of which will compete with us.  ARRM and its affiliates, including ARMOUR, may engage in additional management or investment opportunities that have overlapping objectives with ours and may thus face conflicts in the allocation of investment opportunities to these other investments. Such allocation is at the discretion of ARRM and there is no guarantee that this allocation would be made in the best interest of our stockholders. We are not entitled to receive preferential treatment as compared with the treatment given by ARRM or its affiliates to any investment company, fund or advisory account other than any fund or advisory account which contains only funds invested by ARRM (and not of any of its clients or customers) or its officers and directors. Additionally, ARRM and its respective officers’ and employees’ engagement in other business activities, including their activities related to ARMOUR, may reduce the time spent managing our activities.

As a result of these overlapping responsibilities, there may be conflicts of interest among and reduced time commitments from our officers and the officers and employees of ARMOUR and our Manager that we will face in making investment decisions on behalf of JAVELIN and its subsidiaries and affiliates. Accordingly, we will compete with both ARMOUR and ARRM, and their existing activities, other ventures and possibly other entities in the future for the time and attention of these officers.

In the future, we may enter, or ARRM may cause us to enter, into additional transactions with ARRM or its affiliates. In particular, we may purchase, or ARRM may cause us to purchase, assets from ARRM or its affiliates or make co-purchases alongside ARRM or its affiliates. These transactions may not be the result of arm’s length negotiations and may involve conflicts between our interests and the interests of ARRM and/or its affiliates in obtaining favorable terms and conditions.

Our management agreement was not negotiated on an arm’s-length basis and the terms, including fees payable, may not be as favorable to us as if they were negotiated with an unaffiliated third party.

The management agreement that we will enter into with our Manager upon completion of this offering was negotiated between related parties, and we did not have the benefit of arm’s-length negotiations of the type normally conducted with an unaffiliated third party. The terms of the management agreement, including fees payable, may not reflect the terms that we may have received if it were negotiated with an unrelated third party. In addition, we may choose not to enforce, or to enforce less vigorously, our rights under the management agreement because of our desire to maintain our ongoing relationship with our Manager.

Members of our management team have competing duties to other entities, which could result in decisions that are not in the best interests of our stockholders.

Our executive officers and the employees of ARRM, Scott J. Ulm and Jeffrey J. Zimmer, do not spend all of their time managing our activities and our investment portfolio. Our executive officers and the employees of ARRM allocate some, or a material portion, of their time to other businesses and activities. For example, each of our executive officers is also either an officer or employee or equity owner in ARMOUR and ARRM. None of these individuals is required to devote a specific amount of time to our affairs. Accordingly, we compete with ARMOUR, ARRM, its existing funds, other ventures and possibly other entities in the future for the time and attention of these officers.

If ARRM ceases to be our manager in the future, financial institutions providing any financing arrangements to us may not provide future financing to us.

Financial institutions that we seek to finance our investments may require that ARRM continue to act in such capacity. If ARRM ceases to be our manager in the future, it may constitute an event of default and the financial institution providing the arrangement may have acceleration rights with respect to outstanding borrowings and termination rights with respect to our ability to finance our future investments with that institution. If we are unable to obtain financing for our accelerated borrowings and for our future investments under such circumstances, it is likely that we would be materially and adversely affected.

ARRM's failure to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future would materially and adversely affect us.

Our ability to achieve our investment objective will depend on ARRM's personnel and their ability to make investments on favorable terms that satisfy our investment strategy and otherwise generate attractive risk-adjusted returns initially and consistently from time to time in the future. Accomplishing this result is also a function of ARRM's ability to execute our financing strategy on favorable terms. ARRM will generally be permitted to invest our assets in its discretion, provided that such investments comply with our investment guidelines.  In addition, ARRM may invest in any investment on our behalf without restriction as to the dollar amount of such investment.  ARRM's failure to generate attractive risk-adjusted returns on an investment, which represents a significant dollar amount, would materially and adversely affect us.

The manner of determining the management fee may not provide sufficient incentive to ARRM to maximize risk-adjusted returns on our investment portfolio since it is based on our Gross Equity Raised and not on our performance.

ARRM will be entitled to receive a monthly management fee that will be based on the total of all “Gross Equity Raised” (as defined in the management agreement), as measured as of the date of determination (i.e., each month), regardless of our performance. Accordingly, the possibility exists that significant management fees could be payable to ARRM for a given month despite the fact that we could experience a net loss during that month. ARRM's entitlement to such significant nonperformance-based compensation may not provide sufficient incentive to ARRM to devote its time and effort to source and maximize risk-adjusted returns on our investment portfolio, which could, in turn, adversely affect our ability to pay dividends to our stockholders and the market price of our common stock. Further, the management fee structure will give ARRM the incentive to maximize Gross Equity Raised by the issuance of new equity securities or the retention of existing equity, regardless of the effect of these actions on existing stockholders. In other words, the management fee structure will reward ARRM primarily based on the size of our equity, and not on our financial returns to stockholders.

The termination of the management agreement may be difficult and costly, which may adversely affect our inclination to end our relationship with ARRM.

Under the terms of our anticipated management agreement with ARRM, termination of the management agreement without cause, including termination for poor performance, will be difficult and costly. “Cause” is defined under the management agreement as a final determination by a court of competent jurisdiction (a) that ARRM has materially breached the management agreement that has a material adverse effect on us and such material breach has continued for a period of 30 days after receipt by ARRM of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (b) that an action taken or omitted to be taken by ARRM in connection with the management agreement constitutes willful misconduct or gross negligence that results in material harm to us and such willful misconduct or gross negligence has not been cured within a period of 30 days after receipt by ARRM of written notice thereof specifying such willful misconduct or gross negligence and requesting that the same be remedied in such 30-day period, or (c) that an action taken or omitted to be taken by ARRM in connection with the management agreement constitutes fraud that results in material harm to us. The management agreement provides that, in the absence of cause, it may be terminated by us only without cause and only during any renewal term following the initial                term of the management agreement. ARRM will be provided 180 days prior notice of any such termination by us without cause. Additionally, upon a termination by us without cause, the management agreement will provide that we will pay ARRM a termination payment equal to                times the sum of the base management fee received by ARRM during the 12-month period before such termination, calculated as of the effective date of termination. This provision will increase the effective cost to us of electing to terminate the management agreement, thereby adversely affecting our inclination to end our relationship with ARRM prior to the expiration of any renewal term, even if we believe ARRM’s performance is not satisfactory.

ARRM may terminate the management agreement at any time and for any reason upon 180 days’ prior written notice. If the management agreement is terminated and no suitable replacement is found to manage us, we may not be able to execute our business plan.

Additionally, following the initial                term, the management agreement will automatically renew for successive one-year renewal terms unless either we or ARRM give advance notice to the other of our intent not to renew the agreement, including non-renewal for poor performance, prior to the expiration of the initial term or any renewal term. However, we may give notice of our intent not to renew the management agreement to ARRM only if at least two-thirds of our independent directors or the holders of a majority of our outstanding shares of common stock (not including those shares held by ARRM or its affiliates) agree that (i) there has been unsatisfactory performance by ARRM that is materially detrimental to us and our subsidiaries or (ii) the compensation payable to ARRM under the management agreement is unfair. We will not be required to pay a termination fee if we provide ARRM our intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term.

ARRM’s liability will be limited under the management agreement and we anticipate to agree to indemnify ARRM and its affiliates against certain liabilities. As a result, we could experience poor performance or losses for which ARRM would not be liable.

The management agreement will limit the liability of ARRM and any directors and officers of ARRM for money damages, except in the event that ARRM is grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud.

Pursuant to the anticipated management agreement, ARRM will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board in following or declining to follow its advice or recommendations. ARRM and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, will not be liable to us, our stockholders, any subsidiary of ours, the stockholders of any subsidiary of ours, our board of directors, any issuer of mortgage securities, any credit-party, any counterparty under any agreement, or any other person for any acts or omissions, errors of judgment or mistakes of law by ARRM or its affiliates, directors, officers, stockholders, equity holders, employees, representatives or agents, or any affiliates thereof, under or in connection with the management agreement, except if ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement. We have agreed to indemnify ARRM and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature, actual or threatened (including reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting or similar agreement to which ARRM is a party that is related to our activities, unless ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement. As a result, we could experience poor performance or losses for which ARRM would not be liable.

In addition, our charter provides that no director or officer of ours shall be personally liable to us or our stockholders for money damages. Furthermore, our charter permits, and our by-laws require, us to indemnify, pay or reimburse any present or former director or officer of ours who is made or threatened to be made a party to a proceeding by reason of his or her service to us in such capacity. Officers and directors of ours who are also officers and board members of ARRM will therefore benefit from the exculpation and indemnification provisions of our charter and by-laws, and accordingly may not be liable to us in such circumstances.

Federal Income Tax Risks

Rapid changes in the values of our target assets may make it more difficult for us to maintain our qualification as a REIT or our exemption from the 1940 Act.

If the market value or income potential of our target assets decline as a result of increased interest rates, prepayment rates, general market conditions, government actions or other factors, we may need to increase certain types of our assets and income or liquidate our non-qualifying assets to maintain our REIT qualifications or our exemption from the 1940 Act. If the decline in real estate asset values or income occurs quickly, this may be especially difficult to accomplish. We may have to make decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

Our intended qualification as a REIT will subject us to a broad array of financial and operating parameters that may influence our business and investment decisions and limit our flexibility in reacting to market developments.

In order to qualify and maintain our qualification as a REIT, we must, among other things, ensure that:

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That at least 75% of our gross income each year is derived from certain real estate related sources;

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That at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets at the end of each calendar quarter;

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That the remainder of our investment in non-real estate securities generally cannot include more than 10% of the outstanding voting securities of any one issuer, or more than 10% of the total value of the outstanding securities of any one issuer; and

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That no more than 5% of the value of our assets can consist of non-real estate securities of any one issuer.

If we fail to qualify as a REIT, we will be subject to federal income tax as a regular corporation and may face substantial tax liability.

Qualification as a REIT involves the satisfaction of numerous requirements (some on an annual or quarterly basis) established under highly technical and complex provisions of the Code for which only a limited number of judicial or administrative interpretations exist.  We believe that we will satisfy all the requirements of a REIT. However, the determination that we will satisfy all REIT requirements requires an analysis of various factual matters and circumstances that may not be totally within our control. We have not requested, and do not intend to request, a ruling from the Internal Revenue Service, or IRS, that we will qualify as a REIT. Accordingly, we are not certain we will be able to qualify and remain qualified as a REIT for federal income tax purposes. Even a technical or inadvertent mistake could jeopardize our REIT status. Furthermore, Congress or the IRS might change tax laws or regulations and the courts might issue new rulings, in each case potentially having retroactive effect, which could make it more difficult or impossible for us to qualify as a REIT.

If we fail to qualify as a REIT in any tax year, then:

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We would be taxed as a regular domestic corporation, which, among other things, means that we would be unable to deduct distributions to stockholders in computing taxable income and would be subject to federal income tax on our taxable income at regular corporate rates,

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Any resulting tax liability could be substantial and would reduce the amount of cash available for distribution to stockholders and the value of our common stock, and could force us to liquidate assets at inopportune times, causing lower income or higher losses than would result if these assets were not liquidated, and

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Unless we were entitled to relief under applicable statutory provisions, we would be disqualified from treatment as a REIT for the subsequent four taxable years following the year during which we lost our qualification, and thus, our cash available for distribution to our stockholders would be reduced for each of the years during which we do not qualify as a REIT.

Even if we remain qualified as a REIT, complying with REIT requirements may limit our ability to mitigate interest rate risk effectively or may require us to execute our risk mitigation and derivative activities through a taxable REIT subsidiary, or TRS.

The existing REIT provisions of the Code may substantially limit our ability to mitigate interest rate risk on our target assets and related borrowings by requiring us to limit our income in each year from derivative instrument transactions, other than qualified REIT contracts, together with any other income not generated from qualified REIT real estate assets, to less than 25% of our gross income. In addition, we must generally limit our aggregate income from derivative transactions and services from all sources, other than from qualified REIT contracts, to less than 5% of our annual gross income. As a result, we may in the future need to conduct certain derivative activity through a TRS, the income from which may be fully subject to federal, state and local corporate income tax, and we may have to limit our use of interest rate risk mitigation techniques. This could result in greater risks associated with changes in interest rates than we would otherwise want to incur. If we fail to satisfy the 25% or 5% limitations, unless our failure was due to reasonable cause and not due to willful neglect and we meet certain other technical requirements, we could lose our REIT status for federal income tax purposes. Even if our failure was due to reasonable cause, we may have to pay a penalty tax equal to the amount of income in excess of certain thresholds, multiplied by a fraction intended to reflect our profitability.

Distributions payable by REITs do not qualify for the reduced tax rates available for some dividends.

The maximum tax rate applicable to income from “qualified dividends” payable to domestic stockholders that are individuals, trusts and estates has been reduced by legislation to 15% through the end of 2012. Distributions of ordinary income payable by REITs, however, generally are not eligible for the reduced rates. Although this legislation does not adversely affect the taxation of REITs or distributions payable by REITs, the more favorable rates applicable to regular corporate qualified dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in the stocks of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

REIT distribution requirements could adversely affect our ability to execute our business plan.

We generally must distribute annually at least 90% of our taxable income, subject to certain adjustments and excluding any net capital gain, in order for federal corporate income tax not to apply to earnings that we distribute. To the extent that we satisfy this distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed taxable income. In addition, we will be subject to a non-deductible 4% excise tax if the actual amount that we pay out to our stockholders in a calendar year is less than a minimum amount specified under federal tax laws. We intend to make distributions to our stockholders to comply with the REIT requirements of the Code.

From time to time, we may generate taxable income greater than our income for financial reporting purposes prepared in accordance with GAAP, or differences in timing between the recognition of taxable income and the actual receipt of cash may occur. For example, we may be required to accrue income from mortgage loans, mortgage-backed securities and other types of debt securities or interests in debt securities before we receive any payments of interest or principal on such assets. We may also acquire discounted debt investments that are subsequently modified by agreement with the borrower. If such arrangements constitute “significant modifications” of such debt under the applicable Treasury regulations, the modified debt may be considered to have been reissued to us in a debt-for-debt exchange with the borrower, with gain recognized by us to the extent that the principal amount of the modified debt exceeds our cost of purchasing it prior to modification.

As a result, we may find it difficult or impossible to meet distribution requirements in certain circumstances. In particular, where we experience differences in timing between the recognition of taxable income and the actual receipt of cash, the requirement to distribute a substantial portion of our taxable income could cause us to: (i) sell assets in adverse market conditions, (ii) borrow on unfavorable terms, (iii) distribute amounts that would otherwise be invested in future acquisitions, capital expenditures or repayment of debt, in order to comply with REIT requirements, or (iv) make taxable distributions of our capital stock or debt securities. These alternatives could increase our costs or reduce our equity. Thus, compliance with the REIT requirements may hinder our ability to grow, which could adversely affect the value of our common stock.

Even if we qualify and remain qualified as a REIT, we may face other tax liabilities that reduce our cash flow.

Even if we qualify and remain qualified for taxation as a REIT, we may be subject to certain federal, state and local taxes on our income and assets, including taxes on any undistributed income, tax on income from some activities conducted as a result of a foreclosure, excise taxes, state or local income, property and transfer taxes, such as mortgage recording taxes, and other taxes. In addition, in order to meet the REIT qualification requirements, prevent the recognition of certain types of non-cash income, or to avert the imposition of a 100% tax that applies to certain gains derived by a REIT from dealer property or inventory, we may hold some of our assets through a TRS or other subsidiary corporations that will be subject to corporate level income tax at regular rates. In addition, if we lend money to a TRS, the TRS may be unable to deduct all or a portion of the interest paid to us, which could result in an even higher corporate level tax liability. Any of these taxes would decrease cash available for distribution to our stockholders.

Complying with REIT requirements may cause us to forgo otherwise attractive opportunities.

To qualify as a REIT for federal income tax purposes, we must continually satisfy tests concerning, among other things, the sources of our income, the nature and diversification of our assets, the amounts that we distribute to our stockholders and the ownership of our stock. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution, and may be unable to pursue investments that would be otherwise advantageous to us in order to satisfy the source-of-income or asset-diversification requirements for qualifying as a REIT. In addition, in certain cases, the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to qualify or maintain our qualification as a REIT. Thus, compliance with the REIT requirements may hinder our ability to make and, in certain cases, to maintain ownership of, certain attractive investments.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

To qualify as a REIT, we must ensure that at the end of each calendar quarter, at least 75% of the value of our assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and certain kinds of MBS. The remainder of our investment in securities (other than government securities, TRSs and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities, TRSs and qualified real estate assets) can consist of the securities of any one issuer, and no more than 25% of the value of our total securities can be represented by securities of one or more TRSs. If we fail to comply with these requirements at the end of any calendar quarter, we must correct the failure within 30 days after the end of the calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT qualification and suffering adverse tax consequences. As a result, we may be required to liquidate from our investment portfolio otherwise attractive investments. For example, in certain cases, the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be liquidated in order for us to qualify or maintain our qualification as a REIT. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

The failure of assets subject to repurchase agreements to qualify as real estate assets could adversely affect our ability to qualify as a REIT.

We intend to enter into certain financing arrangements that are structured as sale and repurchase agreements pursuant to which we nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase these assets at a later date in exchange for a purchase price. Economically, these agreements are financings that are secured by the assets sold pursuant thereto. We believe that we would be treated for REIT asset and income test purposes as the owner of the assets that are the subject of any such sale and repurchase agreement notwithstanding that such agreements may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the sale and repurchase agreement, in which case we could fail to qualify as a REIT.

We may be required to report taxable income for certain investments in excess of the economic income we ultimately realize from them.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for federal income tax purposes. Accrued market discount is reported as income when, and to the extent that, any payment of principal of the debt instrument is made. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

Some of the debt instruments that we acquire may have been issued with original issue discount. We will be required to report such original issue discount based on a constant yield method and will be taxed based on the assumption that all future projected payments due on such debt instruments will be made. If such debt instruments or MBS turn out not to be fully collectible, an offsetting loss deduction will become available only in the later year that uncollectability is provable.

In addition, we may acquire debt instruments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding instrument are “significant modifications” under the applicable Treasury regulations, the modified instrument will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified instrument exceeds our adjusted tax basis in the unmodified instrument, even if the value of the instrument or the payment expectations have not changed. Following such a taxable modification, we would hold the modified loan with a cost basis equal to its principal amount for federal tax purposes.

Finally, in the event that any debt instruments acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income as it accrues, despite doubt as to its ultimate collectability. Similarly, we may be required to accrue interest income with respect to debt instruments at its stated rate regardless of whether corresponding cash payments are received or are ultimately collectible. In each case, while we would in general ultimately have an offsetting loss deduction available to us when such interest was determined to be uncollectible, the utility of that deduction could depend on our having taxable income in that later year or thereafter.

Distributions to tax-exempt investors may be classified as unrelated business taxable income.

Neither ordinary nor capital gain distributions with respect to our common stock nor gain from the sale of common stock should generally constitute unrelated business taxable income to a tax-exempt investor. However, there are certain exceptions to this rule, including: (i) part of the income and gain recognized by certain qualified employee pension trusts with respect to our common stock may be treated as unrelated business taxable income if shares of our common stock are predominantly held by qualified employee pension trusts, and we are required to rely on a special look-through rule for purposes of meeting one of the REIT ownership tests, and we are not operated in a manner to avoid treatment of such income or gain as unrelated business taxable income; (ii) part of the income and gain recognized by a tax-exempt investor with respect to our common stock would constitute unrelated business taxable income if the investor incurs debt in order to acquire the common stock; (iii) part or all of the income or gain recognized with respect to our common stock by social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans which are exempt from federal income taxation under the Code may be treated as unrelated business taxable income; and (iv) to the extent that we are (or a part of us, or a disregarded subsidiary of ours, is) a “taxable mortgage pool,” or if we hold residual interests in a REMIC, a portion of the distributions paid to a tax-exempt stockholder that is allocable to excess inclusion income may be treated as unrelated business taxable income.

The “taxable mortgage pool” rules may increase the taxes that we or our stockholders may incur, and may limit the manner in which we effect future securitizations.

Securitizations could result in the creation of taxable mortgage pools for federal income tax purposes. As a REIT, so long as we own 100% of the equity interests in a taxable mortgage pool, we generally would not be adversely affected by the characterization of the securitization as a taxable mortgage pool. Certain categories of stockholders, however, such as foreign stockholders eligible for treaty or other benefits, stockholders with net operating losses and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their distribution income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities and charitable remainder trusts that are not subject to tax on unrelated business income, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. In that case, we will reduce the amount of our distributions to any disqualified organization whose stock ownership gave rise to the tax. Moreover, we would be precluded from selling equity interests in these securitizations to outside investors, or selling any debt securities issued in connection with these securitizations that might be considered to be equity interests for tax purposes. These limitations may prevent us from using certain techniques to maximize our returns from securitization transactions.

To the extent we invest in construction loans, we may fail to qualify as a REIT if the IRS successfully challenges our estimates of the fair market value of land improvements that will secure those loans.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property), which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not successfully challenge our estimate of the loan value of the real property and our treatment of the construction loans for purposes of the REIT income and assets tests, which may cause us to fail to qualify as a REIT.

Liquidation of assets may jeopardize our REIT qualification or create additional tax liability for us.

To qualify as a REIT, we must comply with requirements regarding the composition of our assets and our sources of income. If we are compelled to liquidate our investments to repay obligations to our lenders, we may be unable to comply with these requirements, ultimately jeopardizing our qualification as a REIT, or we may be subject to a 100% tax on any resultant gain if we sell assets that are treated as dealer property or inventory.

The tax on prohibited transactions will limit our ability to engage in transactions, including certain methods of securitizing mortgage loans, which would be treated as prohibited transactions for federal income tax purposes.

Net income that we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (including mortgage loans, but other than foreclosure property, as discussed below) that is held primarily for sale to customers in the ordinary course of a trade or business by us or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to us. We might be subject to this tax if we were to dispose of or securitize loans in a manner that was treated as a prohibited transaction for federal income tax purposes.

We intend to conduct our operations so that no asset that we own (or are treated as owning) will be treated as, or as having been, held for sale to customers, and that a sale of any such asset will not be treated as having been in the ordinary course of our business. As a result, we may choose not to engage in certain sales of loans at the REIT level, and may limit the structures we utilize for our securitization transactions, even though the sales or structures might otherwise be beneficial to us. In addition, whether property is held “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any property that we sell will not be treated as property held for sale to customers, or that we can comply with certain safe-harbor provisions of the Code that would prevent such treatment. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates. We intend to structure our activities to avoid prohibited transaction characterization.

ERISA Tax Risks

Plans should consider ERISA risks of investing in our common stock.

Investment in our common stock may not be appropriate for a pension, profit-sharing, employee benefit, or retirement plan, considering the plan’s particular circumstances, under the fiduciary standards of ERISA or other applicable similar laws including standards with respect to prudence, diversification and delegation of control and the prohibited transaction provisions of the Employee Retirement Income Security Act, or ERISA, the Code and any applicable similar laws.

ERISA and Section 4975 of the Code prohibit certain transactions that involve (i) certain pension, profit-sharing, employee benefit, or retirement plans or individual retirement accounts and (ii) any person who is a “party in interest” or “disqualified person” with respect to such plan. Consequently, the fiduciary of a plan contemplating an investment in our common stock should consider whether its company, any other person associated with the issuance of its common stock or any affiliate of the foregoing is or may become a “party in interest” or “disqualified person” with respect to the plan and, if so, whether an exemption from such prohibited transaction rules is applicable.

ERISA may limit our ability to attract capital from Benefit Plan Investors.

It is unlikely that we will qualify as an operating company for purposes of ERISA. Consequently, in order to avoid our assets being deemed to include so-called “plan assets” under ERISA, we will initially limit equity ownership in us by Benefit Plan Investors to less than 25% of the value of each class or series of capital stock issued by us and to prohibit transfers of our common stock to Benefit Plan Investors. Our charter prohibits Benefit Plan Investors from holding any interest in any shares of our capital stock that are not publicly traded. These restrictions on investments in us by Benefit Plan Investors (and certain similar investors) may adversely affect the ability of our stockholders to transfer their shares of our common stock and our ability to attract private equity capital in the future.

Risks Related to Our Common Stock

There is no public market for our common stock and a market may never develop, which may cause our common stock to trade at a discount and make it difficult to sell the common stock you purchase.

Prior to this offering, there has been no public market for our common stock. The initial public offering price for our common stock was determined by negotiations between the underwriters and us. The initial public offering price may not correspond to the price at which our common stock will trade in the public market subsequent to this offering and the price of our shares available in the public market may not reflect our actual financial performance.

We have applied to list our common stock on the NYSE under the symbol “JMI.” Trading on the NYSE will not ensure that an actual market will develop for our common stock. Accordingly, no assurance can be given as to:

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the likelihood that an actual market for our common stock will develop;

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the liquidity of any such market;

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the ability of any holder to sell shares of our common stock; or

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the prices that may be obtained for our common stock.

For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the Jumpstart Our Business Startups Act, or the JOBS Act. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to accounting standards and compensation disclosure. We are classified as an emerging growth company. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to (1) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (2) comply with any new or revised financial accounting standards applicable to public companies until such standards are also applicable to private companies under Section 102(b)(1) of the JOBS Act, (3) comply with any new requirements adopted by the Public Company Accounting Oversight Board, or the PCAOB, requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (4) comply with any new audit rules adopted by the PCAOB after April 5, 2012 unless the SEC determines otherwise, (5) provide certain disclosure regarding executive compensation required of larger public companies or (6) hold shareholder advisory votes on executive compensation. We cannot predict if investors will find our common stock less attractive if we choose to rely on these exemptions. If some investors find our common stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our common stock and our stock price may be more volatile.

As noted above, under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards that have different effective dates for public and private companies until such time as those standards apply to private companies. We intend to take advantage of such extended transition period. Since we will not be required to comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for other public companies, our financial statements may not be comparable to the financial statements of companies that comply with public company effective dates. If we were to elect to comply with these public company effective dates, such election would be irrevocable pursuant to Section 107 of the JOBS Act.

The performance or our common stock will correlate to the performance of our REIT investments, which may be speculative and aggressive compared to other types of investments.

The investments we make in accordance with our investment objectives may result in a greater amount of risk as compared to alternative investment options, including relatively higher risk of volatility or loss of principal. Our investments may be speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of the trading price of our common stock relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions are likely to affect adversely the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby reducing cash flow and our ability to service our indebtedness and pay distributions.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

In the future, we may raise capital through the issuance of debt or equity securities. Upon liquidation, holders of our debt securities and preferred stock, if any, and lenders with respect to other borrowings will be entitled to our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to pay dividends to the holders of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued pursuant to our 2012 Equity Incentive Plan) (the “Incentive Plan”)), or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of our common stock will bear the risk of our future offerings reducing the market price of our common stock and diluting the value of their stock holdings in us.

We have not established a minimum distribution payment level and we cannot assure you of our ability to pay distributions in the future.

We intend to make regular cash distributions to our stockholders in an amount such that we distribute all or substantially all of our REIT taxable income in each year, subject to certain adjustments. We have not established a minimum distribution payment level and our ability to pay distributions may be adversely affected by a number of factors, including the risk factors described herein. All distributions will be made, subject to Maryland law, at the discretion of our board of directors and will depend on our earnings, our financial condition, any debt covenants, maintenance of our REIT qualification and other factors as our board of directors may deem relevant from time to time. We cannot assure you that we will achieve results that will allow us to make a specified level of cash distributions.

You should not rely on lock-up agreements in connection with this offering to limit the amount of common stock sold into the market.

We and our Manager, SBBC, our directors and our executive officers have severally agreed that, for a period of 180 days after the date of this prospectus, we and they will not, without the prior written consent of the representatives of the underwriters, dispose of or hedge any shares of our common stock, subject to certain exceptions and extension in certain circumstances.  There are no present agreements between the underwriters and any of JAVELIN, our Manager, SBBC, our directors or our executive officers to release us or any of them from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representatives of the underwriters may waive these restrictions. These sales or a perception that these sales may occur could reduce the market price of our common stock.

Although we have no present intention to do so, we may use proceeds from equity and debt offerings and other financings to fund distributions, which will decrease the amount of capital available for purchasing our target assets.

We presently have no intention of using the proceeds of this offering or any offering of our equity or debt or other financings to fund distributions to stockholders.  However, there are no restrictions in our charter or in any agreement to which we are a party that prohibits us from doing so.  In the event that we elect to fund any distribution to our stockholders from sources other than our earnings, the amount of capital available to us to purchase our target assets would decrease, which could have an adverse effect on our overall financial results and performance.

There will be significant restrictions on ownership of our common stock.

In order for us to maintain our qualification as a REIT under the Code, not more than 50% in value of the issued and outstanding shares of our capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of each taxable year (other than our first year as a REIT).  This test is known as the “5/50 test.”  Attribution rules in the Code apply to determine if any individual actually or constructively owns our capital stock for purposes of this requirement, including, without limitation, a rule that deems, in certain cases, a certain holder of a warrant or option to purchase stock as owning the shares underlying such warrant or option and a rule that treats shares owned (or treated as owned, including shares underlying warrants) by entities in which an individual has a direct or indirect interest as if they were owned by such individual.  Additionally, at least 100 persons must beneficially own our capital stock during at least 335 days of each taxable year (other than our first year as a REIT). While we believe that we will meet the 5/50 test, no assurance can be given that we will continue to meet this test.

Our charter prohibits beneficial or constructive ownership by any person of more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of our common stock or all classes of our capital stock. Additionally, our charter prohibits beneficial or constructive ownership of our stock that would otherwise result in our failure to qualify as a REIT. In each case, such prohibition includes a prohibition on owning warrants or options to purchase stock if ownership of the underlying stock would cause the holder or beneficial owner to exceed the prohibited thresholds. The ownership rules in our charter are complex and may cause the outstanding stock owned by a group of related individuals or entities to be deemed to be owned by one individual or entity. As a result, these ownership rules could cause an individual or entity to unintentionally own shares beneficially or constructively in excess of our ownership limits. Any attempt to own or transfer shares of our common or preferred stock and warrants, if and when issued, in excess of our ownership limits without the consent of ARRM or our board of directors shall be void, and will result in the shares being transferred to a charitable trust. These provisions may inhibit market activity and the resulting opportunity for our stockholders to receive a premium for their shares that might otherwise exist if any person were to attempt to assemble a block of shares of our stock in excess of the number of shares permitted under our charter and which may be in the best interests of our stockholders. We may grant waivers from the 9.8% charter restriction for holders where, based on representations, covenants and agreements received from certain equity holders, we determine that such waivers would not jeopardize our status as a REIT.

A significant percentage of our common stock to be outstanding immediately after this offering and the concurrent private placement will be eligible to be resold publicly as soon as                 days  after the closing of this offering, which could cause the prevailing market price of our common stock to decrease and impair our capital raising abilities.

Concurrent with the closing of this offering, we are conducting a private placement of units to a limited number of investors qualifying as accredited investors.  Investors in the concurrent price placement will pay $             to purchase one of our units, each of which consists of one share of our common stock plus a warrant to purchase 0.5 a share of our common stock for $             per share, whereas investors in this offering will pay the same price to purchase one share of our common stock. On or before the date that is              days after the closing of this offering, any purchaser of units may demand that we file a registration statement on Form S-11 covering resales of the shares comprising a part of the units by (but not before) the end of such              period.  To the extent that any purchaser of units has exercised any of its warrants to purchase common stock, which it may do beginning             , such purchaser may also demand that the shares underlying the warrants be included in a Form S-11 resale registration statement that is filed subsequent to its exercise of its warrants and in any event at or after the end of such                    period.

The market price for our common stock could decline as a result of resales of a large number of shares of our common stock after this offering, and even the perception that these resales could occur may depress the market price. The resale of shares issued upon the exercise of the warrants offered in the concurrent private placement could also further dilute your investment in our common stock. Further, the resale of any of the foregoing shares could impair our ability to raise capital through the sale of additional equity securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains various “forward-looking statements.” Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. All forward-looking statements may be impacted by a number of risks and uncertainties, including statements regarding the following subjects:

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our business and investment strategy;

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our anticipated results of operations;

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statements about future dividends;

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our ability to obtain financing arrangements;

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our understanding of our competition and ability to compete effectively;

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market, industry and economic trends; and

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interest rates.

The forward-looking statements in this prospectus are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common stock, along with the following factors that could cause actual results to vary from our forward-looking statements:

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the factors referenced in this prospectus, including those set forth under the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations;”

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mortgage loan modification programs and future legislative action;

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availability, terms and deployment of capital;

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changes in economic conditions generally;

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changes in interest rates, interest rate spreads, the yield curve or prepayment rates;

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general volatility of the financial markets, including markets for mortgage securities;

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the downgrade of the U.S. Government’s or certain European countries’ credit ratings and future downgrades of the U.S. Government’s or certain European countries’ credit ratings may materially adversely affect our business, financial condition and results of operations;

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inflation or deflation;

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the impact of the federal conservatorship of Fannie Mae and Freddie Mac and related efforts, along with any changes in laws and regulations affecting the relationship between Fannie Mae and Freddie Mac and the U.S. Government and the U.S. Federal Reserve System;

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availability of suitable investment opportunities;

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the degree and nature of the competition for investments in our target assets;

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changes in our business and investment strategy;

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our lack of any operating history or investment portfolio;

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our dependence on our Manager and ability to find a suitable replacement if our manager were to terminate its management relationship with us;

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our Manager’s limited experience in acquiring or financing non-agency mortgage backed securities;

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the existence of conflicts of interest in our relationship with our Manager, ARMOUR, certain of our directors and our officers, which could result in decisions that are not in the best interest of our stockholders;

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our management’s competing duties to other affiliated entities, which could result in decisions that are not in the best interests of our stockholders;

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changes in personnel at our Manager or the availability of qualified personnel at our Manager;

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limitations imposed on our business by our status as a REIT;

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the potential burdens on our business of qualifying for and maintaining our exemption from the 1940 Act and possible consequences of not qualifying for or losing that exemption;

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changes in GAAP, including interpretations thereof; and

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changes in applicable laws and regulations.

We cannot guarantee future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements, which apply only as of the date of this prospectus.  We do not intend and disclaim any duty or obligation to update or revise any industry information or forward-looking statements set forth in this prospectus to reflect new information, future events or otherwise, except as required under the U.S. federal securities laws.

CONCURRENT PRIVATE PLACEMENT

Concurrent with, and conditional upon the consummation of this offering, we will complete a private placement in which we will sell              units for $             per unit to certain “accredited investors” pursuant to Rule 501(a) of Regulation D under the Securities Act.  Each unit will consist of one share of our common stock and a warrant to purchase 0.5 of a share of our common stock. We refer to the shares of our common stock comprising a part of the units as the private placement shares.  Each private placement warrant will have an exercise price of $             per share, subject to adjustment upon the occurrence of customary events triggering an anti-dilution adjustment and certain sales of our common stock and subject to certain limitations on exercise.  See “Description of Our Capital Stock – Units” for further consideration.

We will enter into a registration rights agreement with the purchasers of the units pursuant to which we will agree to register the resale of the registrable shares. Pursuant to the registration rights agreement, all holders of the registrable shares and their direct and indirect transferees will have the right to demand that we cause their registrable shares to be registered for resale on a registration statement; however, we will not be required to file such registration statement until              days after the consummation of this offering. The registration rights agreement also requires us to file a “shelf registration statement” for the remaining registrable shares as soon as practicable after we become eligible to use Form S-3 and we must use our reasonable best efforts to maintain the effectiveness of this shelf registration statement until all the registrable shares have been sold under the shelf registration statement or sold pursuant to Rule 144 under the Securities Act. At any time prior to the filing of this shelf registration statement, if we propose to file a registration statement providing for a public offering, the holders of registrable shares may also request to have their shares included on this registration statement pursuant to the registration rights agreement. See “Shares Eligible for Future Sale—Registration Rights.”

USE OF PROCEEDS

We are offering              shares of our common stock at an initial public offering price of $             per share.  SBBC will pay the underwriters all underwriting discounts and commissions payable with respect to all shares sold in this offering and we will not reimburse SBBC for the underwriting discounts and commissions.  Concurrent with the closing of this offering, we are selling an aggregate of              units at $             per unit price in a private placement to a limited number of investors qualifying as “accredited investors” pursuant to Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The gross proceeds from the sale of the units sold in the concurrent private placement will not be subject to any underwriting discount or commissions payable by us.  We estimate that the net proceeds that we receive from this offering and the concurrent private placement will be approximately $             million (or approximately $             million if the underwriters exercise their over-allotment option in full). Our organizational and offering costs in connection with this offering and the concurrent private placement will be paid by SBBC and we will not reimburse SBBC for these costs. See “Capitalization” and “Underwriting.”

We plan to use all the net proceeds from this offering and the concurrent private placement to acquire our target assets in accordance with our objectives and strategies described in this prospectus. See “Business – Our Strategy and Competitive Advantages.”  Our focus will be on purchasing agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments, subject to our investment guidelines and REIT qualification requirements.  ARRM will make determinations as to the percentage of our target assets that will be invested in each of our target assets.  These decisions will depend on prevailing market conditions and may change over time in response to opportunities available in different interest rate, economic and credit environments.  Until appropriate assets can be identified, the net proceeds from this offering and the concurrent private placement may be invested in interest-bearing short-term investments, including funds that are consistent with our qualification as a REIT. These investments are expected to provide a lower net return than we will seek to achieve from our target assets. We anticipate that we will be able to identify a sufficient amount of investments in agency mortgage-backed securities and non-agency mortgage-backed securities within approximately one to three months after the closing of the offering and the concurrent private placement. However, depending on the availability of appropriate investment opportunities and subject to prevailing market conditions, there can be no assurance that we will be able to identify a sufficient amount of investments within this timeframe.

DIVIDEND POLICY

We intend to elect to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2012. U.S. federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. If our cash available for distribution is less than 90% of our REIT taxable income, we could be required to sell assets or borrow funds to pay cash dividends or we may make a portion of the required dividend in the form of a taxable stock dividend or dividend of debt securities. We generally will not be required to pay dividends with respect to activities conducted through any domestic TRS (except to the extent of taxable dividends received from such TRS).  For more information, see “U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Considerations of JAVELIN as a REIT — Taxation of JAVELIN — General.”

We intend to pay monthly dividends of all or substantially all of our taxable income to holders of our common stock out of assets legally available for such purposes.

The timing and amount of any dividends we pay to holders of our common stock will be at the discretion of our board of directors and will depend upon various factors, including our earnings and financial condition, maintenance of REIT status, applicable provisions of the MGCL and such other factors as our board of directors deems relevant.

We presently have no intention of using the proceeds of this offering or the concurrent private placement or any future offering of our equity or debt or other financings to fund distributions to stockholders.  However, there are no restrictions in our charter or in any agreement to which we are a party that prohibits us from doing so.  In the event that we elect to fund any distribution to our stockholders from sources other than our earnings, the amount of capital available to us to purchase our target assets would decrease, which could have an adverse effect on our overall financial results and performance.

We anticipate that our dividends generally will be taxable as ordinary income to our stockholders, although a portion of the dividends may be designated by us as qualified dividend income or capital gain to the extent of our qualified dividend income or capital gains, if any, or may constitute a return of capital. We will furnish annually to each of our stockholders a statement setting forth dividends paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. For more information, see “U.S. Federal Income Tax Considerations — Taxation of Taxable U.S. Stockholders.”

CAPITALIZATION

The following table sets forth (1) our actual capitalization at June 26, 2012, and (2) our capitalization as adjusted to reflect the effect of:

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the sale of              shares of our common stock in this initial public offering (excluding any shares that may be issued pursuant to the underwriters’ over-allotment option) at $             per share; and

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the concurrent sale of              units at $             per unit in the concurrent private placement

You should read this table together with our consolidated financial statements and the accompanying notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Use of Proceeds” included elsewhere in this prospectus.

	At June 26, 2012
	Actual		As Adjusted
	(Unaudited)
Stockholders’ equity
Common stock, $0.001 par value; 1,000 shares authorized; 50 shares outstanding; shares outstanding, as adjusted for the sale of the shares in this offering and the sale of shares underlying units sold in the concurrent private placement	1
Additional paid-in capital	999
Accumulated deficit	-
Accumulated other comprehensive income	-
Total capitalization	$1,000	$

SELECTED FINANCIAL AND OTHER DATA

The following table presents selected financial information as of June 26, 2012 that has been derived from our historical audited balance sheet as of such date and the related notes included elsewhere in this prospectus. We have no operating history and no investment portfolio.

The following selected financial information is only a summary and is qualified by reference to and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our historical audited balance sheet dated as of June 26, 2012 and the related notes thereto included elsewhere in this prospectus.

As of June 26, 2012
Assets:

Cash	$1,000
Total Assets	$1,000

Liabilities and Stockholders’ Equity:

Liabilities	$—
Common stock, par value $0.001 per share; 1,000 shares authorized and 50 shares issued and outstanding	1
Additional paid-in capital	999
Stockholders’ equity	$1,000
Total liabilities and stockholders’ equity	$1,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of operations together with “Risk Factors,” and “Special Note Regarding Forward-Looking Statements,” that appear elsewhere in this prospectus. This discussion and analysis contains forward-looking statements that involve risks, uncertainties, and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, those presented under “Risk Factors” included in this prospectus.

Overview

We are a newly-organized Maryland corporation formed to invest in and manage a leveraged portfolio of agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments, which we refer to as our target assets.

We seek attractive long-term investment returns by investing our equity capital and borrowed funds in our targeted asset class. We plan to earn returns on the spread between the yield on our assets and our costs, including the cost of the funds we borrow, after giving effect to our hedges. We plan to identify and acquire our target assets, finance our acquisitions with borrowings under a series of short-term repurchase agreements at the most competitive interest rates available to us and then cost-effectively mitigate our interest rate and other risks based on our entire portfolio of assets, liabilities and derivatives and our management’s view of the market. Successful implementation of this approach requires us to address and effectively mitigate interest rate risk and maintain adequate liquidity. We believe that the residential mortgage market will undergo significant changes in the coming years as the role of GSEs, such as Fannie Mae and Freddie Mac, is diminished, which we expect will create attractive investment opportunities for us.

We will commence operations upon completion of this initial public offering and the concurrent private placement. We intend to elect to qualify as a REIT for federal income tax purposes and will elect to be taxed as a REIT under the Code commencing with our taxable year ending December 31, 2012. We generally will not be subject to federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. We also intend to operate our business in a manner that will permit us to maintain an exclusion from registration under the 1940 Act.

Factors that Affect our Results of Operations and Financial Condition

Our results of operations and financial condition will be affected by various factors, many of which will be beyond our control, including, among other things, our net interest income, the market value of our assets and the supply of and demand for such assets. We intend to invest in financial assets and markets and recent events, such as those discussed below, may affect our business in ways that are difficult to predict, and produce results outside of typical operating variances. Our net interest income will likely vary primarily as a result of changes in interest rates, borrowing costs and prepayment speeds, the behavior of which involves various risks and uncertainties. We intend to invest across the spectrum of mortgage investments, from agency mortgage-backed securities, for which the principal and interest payments are guaranteed by a U.S. Government agency or GSE, to non-agency mortgage-backed securities, non-prime mortgage loans and unrated equity tranches of CMBS. As such, we expect our investments will be subject to risks arising from delinquencies and foreclosures, thereby exposing our investment portfolio to potential losses. We will also be exposed to changing credit spreads which could result in declines in the fair value of our investments. We believe our Manager’s in-depth investment expertise across multiple sectors of the mortgage market, prudent asset selection and our hedging strategy will enable us to minimize our credit losses and keep our market value losses and financing costs within reasonable bands. Prepayment rates, as reflected by the rate of principal pay downs, and interest rates will likely vary according to the type of investment, conditions in financial markets, government actions, competition and other factors, none of which can be predicted with any certainty. In general, as prepayment rates on our target assets purchased at a premium increase, related purchase premium amortization will increase, thereby reducing the net yield on such assets. Because changes in interest rates may significantly affect our activities, our operating results will depend, in large part, upon our ability to manage interest rate risks and prepayment risks effectively while maintaining our status as a REIT.

We anticipate that, for any period during which changes in the interest rates earned on our assets do not coincide with interest rate changes on our borrowings, such assets will reprice more slowly than the corresponding liabilities. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net interest income.  We anticipate that, interest rate increases will tend to decrease our net interest income and the market value of our assets and therefore, our book value. Such rate increases could possibly result in operating losses or adversely affect our ability to make distributions to our stockholders.

Prepayments on our target assets may be influenced by changes in market interest rates and a variety of economic, geographic, policy decisions by regulators as well as other factors beyond our control. Consequently prepayment rates cannot be predicted with certainty. To the extent we can acquire our target assets at a premium or discount to par, or face value, changes in prepayment rates may impact our anticipated yield. In periods of declining interest rates prepayments on our target assets will likely increase. If we are unable to reinvest the proceeds of such prepayments at comparable yields, our net interest income may suffer. The recent climate of government intervention in the housing finance markets significantly increases the risk associated with prepayments.

While we intend to use strategies to mitigate some of our interest rate risk, we do not intend to mitigate all of our exposure to changes in interest rates, as there are practical limitations on our ability to insulate our portfolio from all potential negative consequences associated with changes in short-term interest rates in a manner that will allow us to seek attractive net spreads on our portfolio.

In addition, a variety of other factors relating to our business may also impact our financial condition and operating performance. These factors include:

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our degree of leverage;

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our access to funding and borrowing capacity;

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our hedging activities; and

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the REIT requirements, the requirements to qualify for an exemption under the 1940 Act and other regulatory and accounting policies related to our business.

ARRM, our Manager, will be entitled to receive a management fee that is based on our Gross Equity Raised, regardless of the performance of our portfolio. Accordingly, the payment of our management fee may not decline in the event of a decline in our profitability and may cause us to incur losses.

For a discussion of additional risks relating to our business, see “Risk Factors” beginning on page 15.

Market and Interest Rate Trends and the Effect on our Portfolio

Credit Market Disruption

During the past few years, the residential housing and mortgage markets in the U.S. have experienced a variety of difficulties and changed economic conditions, including loan defaults, credit losses and decreased liquidity. These conditions have resulted in volatility in the value of the mortgage-related investments that we intend to purchase and an increase in the average collateral requirements under our repurchase agreements we expect to obtain. While these markets have recovered significantly, further increased volatility and deterioration in the broader residential mortgage and RMBS markets may adversely affect the performance and market value of our target assets.

The uncertainty in the U.S. interest rate markets in 2011 has produced volatility and opportunities in the markets in which we intend to invest.  Early in 2011, optimism about an economic acceleration caused many economists to increase their U.S. Gross Domestic Product forecast, with some predicting a U.S. Federal Reserve tightening of monetary policy in early 2012. However, the Federal Reserve’s Federal Open Market Committee (“FOMC”) noted in late January 2012 that despite some evidence of moderate expansion in the economy and improvement in overall labor conditions and increase in household spending, the unemployment rate remained elevated, business fixed investment had slowed and the housing sector remained depressed.  Because of low rates of resource utilization and a subdued outlook for inflation the FOMC said in its January meeting that it anticipated current economic conditions were likely to warrant exceptionally low levels for the federal funds rate at least through late 2014.  In June 2012, the FOMC updated its assessment by noting that the economy was expanding moderately in 2012 with business fixed investment continuing to advance and inflation in decline. However, the FOMC also cautioned that growth in employment had slowed in recent months, and the unemployment rate remained elevated.  Additionally, the FOMC noted, household spending appeared to be rising at a somewhat slower pace than earlier in the year and despite some signs of improvement, the housing sector remains depressed. As a result, the FOMC announced that it expected to maintain a highly accommodative stance for monetary policy and to continue to maintain exceptionally low levels for the federal funds rate through 2014.  This environment and outlook has created strong demand for agency mortgage-backed securities and has also reduced the costs of our financing and hedging.

On August 5, 2011, Standard & Poor’s Corporation downgraded the U.S. Government’s credit rating from AAA to AA+ and on August 8, 2011, Fannie Mae and Freddie Mac’s credit ratings were downgraded from AAA to AA+.  Because Fannie Mae and Freddie Mac are in conservatorship of the U.S. Government, the U.S. Government’s credit rating downgrade and Fannie Mae and Freddie Mac’s credit rating downgrades will impact the credit risk associated with agency mortgage-backed securities and, therefore, may decrease the value of the agency mortgage-backed securities in our portfolio.

Developments at Fannie Mae and Freddie Mac

Payments on the agency mortgage-backed securities in which we intend to invest will be guaranteed by Fannie Mae and Freddie Mac. Because of the guarantee and the underwriting standards associated with mortgages underlying agency mortgage-backed securities, agency mortgage-backed securities historically have had high stability in value and been considered to present low credit risk. In 2008, Fannie Mae and Freddie Mac were placed under the conservatorship of the U.S. Government due to the significant weakness of their financial condition. It is unclear how and when Fannie Mae and Freddie Mac may be restructured by the U.S. Government and the impact that may have on our anticipated portfolio and continuing investment strategy.

In response to the credit market disruption and the deteriorating financial condition of Fannie Mae and Freddie Mac, Congress and the U.S. Treasury undertook a series of actions in 2008 aimed at stabilizing the financial markets in general and the mortgage market in particular. These actions include the large-scale buying of mortgage backed securities, significant equity infusions into banks and aggressive monetary policy.

In addition, the U.S. Federal Reserve initiated a program in 2008 to purchase $200.0 billion in direct obligations of Fannie Mae, Freddie Mac and the Federal Home Loan Banks and $1.3 trillion in agency mortgage-backed securities issued and guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae. The U.S. Federal Reserve stated that its actions were intended to reduce the cost and increase the availability of credit for the purchase of houses, which in turn was expected to support housing markets and foster improved conditions in financial markets more generally. This purchase program was completed on March 31, 2010.  In March 2011, the U.S. Treasury announced that it will begin the orderly wind down of its remaining agency mortgage-backed securities with sales up to $10.0 billion per month, subject to market conditions.  We are unable to predict the timing or manner in which the U.S. Treasury or the Federal Reserve will liquidate their holdings or make further interventions in the agency mortgage-backed securities markets, or what impact, if any, such action could have on the agency mortgage-backed securities market, the agency mortgage-backed securities we intend to hold, our business, results of operations and financial condition.

In February 2010, Fannie Mae and Freddie Mac announced that they would execute wholesale repurchases of loans which they considered seriously delinquent from existing mortgage pools. This action temporarily decreased the value of these securities until complete details of the programs and the timing were announced and reduced our yield in the months of repayment. Freddie Mac implemented its purchase program in February 2010 with actual purchases beginning in March 2010. Fannie Mae began their process in March 2010 and announced it would implement the initial purchases over a period of three months, beginning in April 2010. Further, both agencies announced that on an ongoing basis they would purchase loans from the pools of mortgage loans underlying their mortgage pass-through certificates that became 120 days delinquent.

In February 2011, the U.S. Treasury along with the U.S. Department of Housing and Urban Development released a report entitled, “Reforming America’s Housing Finance Market” to the U.S. Congress outlining recommendations for reforming the U.S. housing system, specifically Fannie Mae and Freddie Mac and transforming the U.S. Government’s involvement in the housing market. It is unclear how future legislation may impact the housing finance market and the investing environment for agency mortgage-backed securities as the method of reform is undecided and has not yet been defined by the regulators. Without U.S. Government support for residential mortgages, we may not be able to execute our current business model in an efficient manner.

We cannot predict whether or when new actions may occur, the timing and pace of current actions already implemented, or what impact if any, such actions, or future actions, could have on our business, results of operations and financial condition.

U.S. Government Mortgage-Related Securities Market Intervention

The U.S. Federal Reserve’s program to purchase agency mortgage-backed securities, which commenced in January 2009 and was terminated on March 31, 2010, has had a significant impact on market prices for agency mortgage-backed securities.  In total, $1.3 trillion of agency mortgage-backed securities were purchased. In addition, through the course of 2009, the U.S. Treasury purchased $250.0 billion of agency mortgage-backed securities. An effect of these purchases has been an increase in the prices of agency mortgage-backed securities. When these programs terminated, the market expectation was that it might cause a decrease in demand for these securities which would likely reduce their market price. However, this has not happened and we continue to see strong demand as these securities remain desirable assets in this rather volatile economic environment. It is difficult to quantify the impact, as there are many factors at work at the same time that affect the price of agency mortgage-backed securities and, therefore, our yield and book value. Due to the unpredictability in the markets for our target assets in particular and yield generating assets in general, there is no pattern that can be implied with any certainty. In March 2011, the U.S. Treasury announced that it will begin the orderly wind down of its remaining agency mortgage-backed securities with sales up to $10.0 billion per month, subject to market conditions. It is unclear how these sales will affect market conditions and pricing. On September 21, 2011, the U.S. Federal Reserve announced that it will begin reinvesting principal payments from its holdings of GSE debt and agency mortgage-backed securities into agency mortgage-backed securities.

Financial Regulatory Reform Bill and Other Government Activity

We intend to conduct our business in a manner such that we are not regulated as an investment company under the 1940 Act pursuant to the exclusion provided by Section 3(c)(5)(C) for entities that are primarily engaged in the business of purchasing or otherwise acquiring “mortgages and other liens on and interests in real estate.” On August 31, 2011, the SEC issued a concept release pursuant to which it is reviewing whether certain companies that invest in mortgage-backed securities and rely on the exclusion from registration under Section 3(c)(5)(C) of the 1940 Act should continue to be allowed to rely on such exclusion. If we do not qualify for this exclusion from registration as an investment company, or the SEC determines that companies that invest in agency mortgage-backed securities are no longer able to rely on this exclusion, our ability to use leverage would be substantially reduced and we would be unable to conduct our business as planned, or we may be required to register as an investment company under the 1940 Act, either of which could negatively affect the value of shares of our common stock and our ability to make distributions to our stockholders.

Certain programs initiated by the U.S. Government, through the Federal Housing Administration and the Federal Deposit Insurance Corporation (“FDIC”), to provide homeowners with assistance in avoiding residential mortgage loan foreclosures are currently in effect. The programs may involve, among other things, the modification of mortgage loans to reduce the principal amount of the loans or the rate of interest payable on the loans, or to extend the payment terms of the loans. While the effect of these programs has not been as extensive as originally expected, the effect of such programs for holders of agency mortgage-backed securities could be that such holders would experience changes in the anticipated yields of their agency mortgage-backed securities due to (i) increased prepayment rates and (ii) lower interest and principal payments.

In March 2009, the Home Affordable Modification Program (“HAMP”) was introduced to provide homeowners with assistance in avoiding residential mortgage loan foreclosures.  HAMP is designed to help at risk homeowners, both those who are in default and those who are at imminent risk of default, by providing the borrower with affordable and sustainable monthly payments.  In an effort to continue to provide meaningful solutions to the housing crisis, effective June 1, 2012, the Obama administration expanded the population of homeowners that may be eligible for HAMP.

On July 21, 2010, President Obama signed the Dodd-Frank Act into law. The Dodd-Frank Act is extensive, complicated and comprehensive legislation that impacts practically all aspects of banking, and a significant overhaul of many aspects of the regulation of the financial services industry. Although many provisions remain subject to further rulemaking, the Dodd-Frank Act implements numerous and far-reaching changes that affect financial companies, including our company, and other banks and institutions which are important to our business model. Certain notable rules are, among other things:

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requiring regulation and oversight of large, systemically important financial institutions by establishing an interagency council on systemic risk and implementation of heightened prudential standards and regulation by the Board of Governors of the U.S. Federal Reserve for systemically important financial institutions (including nonbank financial companies), as well as the implementation of the FDIC resolution procedures for liquidation of large financial companies to avoid market disruption;

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applying the same leverage and risk-based capital requirements that apply to insured depository institutions to most bank holding companies, savings and loan holding companies and systemically important nonbank financial companies;

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limiting the U.S. Federal Reserve’s emergency authority to lend to nondepository institutions to facilities with broad-based eligibility, and authorizing the FDIC to establish an emergency financial stabilization fund for solvent depository institutions and their holding companies, subject to the approval of Congress, the Secretary of the U.S. Treasury and the U.S. Federal Reserve;

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creating regimes for regulation of over-the-counter derivatives and non-admitted property and casualty insurers and reinsurers;

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implementing regulation of hedge fund and private equity advisers by requiring such advisers to register with the SEC;

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providing for the implementation of corporate governance provisions for all public companies concerning proxy access and executive compensation;

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reforming regulation of credit rating agencies; and

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expanding the jurisdiction of the Commodity Futures Trading Commission (CFTC) to include most swaps.

Many of the provisions of the Dodd-Frank Act, including certain provisions described above are subject to further study, rulemaking, and the discretion of regulatory bodies. As the hundreds of regulations called for by the Dodd-Frank Act are promulgated, we will continue to evaluate the impact of any such regulations. It is unclear how this legislation may impact the borrowing environment, investing environment for agency and non-agency mortgage-backed securities and interest rate swaps as much of the bill’s implementation has not yet been defined by the regulators.

In addition, in 2010, the Group of Governors and Heads of Supervisors of the Basel Committee on Banking Supervision, the oversight body of the Basel Committee, published its “calibrated” capital standards for major banking institution, or Basel III.  Under these standards, when fully phased in on January 1, 2019, banking institutions will be required to maintain heightened Tier 1 common equity, Tier 1 capital and total capital ratios, as well as maintaining a “capital conservation buffer.” Beginning with the Tier 1 common equity and Tier 1 capital ratio requirements, Basel III will be phased in incrementally between January 1, 2013 and January 1, 2019. The final package of Basel III reforms were approved by the G20 leaders in November 2010 and are subject to individual adoption by member nations, including the United States by January 1, 2013. It is unclear how the adoption of Basel III will affect our business at this time.

In September 2011, the White House announced work on a major initiative to allow certain homeowners who owe more on their mortgages than their homes are worth to refinance. In October 2011, the FHFA announced changes to HARP to expand access to refinancing for qualified individuals and families whose homes have lost value, including increasing the HARP loan-to-value ratio above 125%. However, this would only apply to mortgages guaranteed by the GSEs.  In addition, the expansion does not change the time period which these loans were originated, maintaining the requirement that the loans must have been guaranteed by Fannie Mae or Freddie Mac prior to June 2009. There are many challenging issues to this proposal, notably the question as to whether a loan with a loan-to-value ratio of 125% qualifies as a mortgage or an unsecured consumer loan. The chances of this initiative’s success have created additional uncertainty in the agency mortgage-backed securities market, particularly with respect to possible increases in prepayment rates. We do not expect this announcement to have a significant impact on our future results of operations.

On January 4, 2012, the U.S. Federal Reserve released a report titled “The U.S. Housing Market: Current Conditions and Policy Considerations” to Congress providing a framework for thinking about certain issues and tradeoffs that policy makers might consider. It is unclear how future legislation may impact the housing finance market and the investing environment for agency and non-agency mortgage-backed securities as the method of reform is undecided and has not yet been defined by the regulators.

Interest Rates

The overall credit market deterioration since August 2007 has also affected prevailing interest rates. For example, interest rates have been unusually volatile since the third quarter of 2007. Since September 18, 2007, the U.S. Federal Reserve has lowered the target for the Federal Funds Rate nine times from 4.75% to 1.0% in October 2008. In December 2008, the Federal Reserve stated that it was adopting a policy of “quantitative easing” and would target keeping the Federal Funds Rate between 0 and 0.25%. To date, the Federal Reserve has maintained that target range. Our funding costs, which traditionally have tracked the 30-day LIBOR have generally benefited by this easing of monetary policy, although to a somewhat lesser extent. Because of continued uncertainty in the credit markets and U.S. economic conditions, we expect that interest rates are likely to experience continued volatility, which will likely affect our financial results in the future since our cost of funds is largely dependent on short-term rates.

Historically, 30-day LIBOR has closely tracked movements in the Federal Funds rate.  We expect that our borrowings in the repurchase financing market will also historically closely track LIBOR.  So traditionally, a lower Federal Funds rate has indicated a time of increased net interest margin and higher asset values.  However, since July 2007 (prior to our commencement of operations) LIBOR and repurchase market rates have varied greatly, and often have been significantly higher than the target Federal Funds Rate. The difference between 30-day LIBOR and the Federal Funds rate has also been quite volatile, with the spread alternately returning to more normal levels and then widening out again. The volatility in these rates and divergence from the historical relationship among these rates could negatively impact our ability to manage our portfolio. If this were to occur, our net interest margin and the value of our portfolio might suffer as a result. The following table shows 30-day LIBOR as compared to the Federal Funds rate at each period end:

	30-Day LIBOR	Federal Funds
June 29, 2012	0.246%	0.09%
March 30, 2012	0.2406	0.09
December 30, 2011	0.2836	0.04

Principal Repayment Rate

Our net income will be primarily a function of the difference between the yield on our target assets and the financing cost of acquiring these types of assets.  Since we intend to purchase mortgage-related investments at a premium to par, the main item that will affect the yield on these assets after they are purchased is the rate at which the borrowers of the mortgage loans underlying these assets repay the loan. While the scheduled repayments, which are the principal portion of the homeowners’ regular monthly payments, are fairly predictable, the unscheduled repayments, which are generally refinancing of the mortgage but can also result from repurchases of delinquent, defaulted, or modified loans, are less so. Being able to accurately estimate and manage these prepayment rates is a critical portion of the management of our portfolio, not only for estimating current yield but also for considering the rate of reinvestment of the related proceeds into new securities, the yields which those new securities may add to our portfolio, and our hedging strategy. We expect that prepayment rates will be elevated due to repurchases of loans that reach 120 day or more delinquency by Freddie Mac and Fannie Mae on a continuing basis.

Derivative Instruments

We intend to mitigate as much of our interest rate risk as our Manager will deem prudent in light of market conditions and the associated costs. No assurance can be given that our interest rate contracts will have the desired beneficial impact on our results of operations or financial condition. We likely will not qualify for, and do not intend to elect hedge accounting treatment under the authoritative guidance. We do not plan to have policies that contain specific requirements as to the percentages or amount of interest rate risk that our manager is required to mitigate.

Use of derivative instruments may fail to protect or could adversely affect us because, among other things:

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available interest rate contracts may not correspond directly with the interest rate risk for which protection is sought;

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the duration of the interest rate contracts may not match the duration of the related liability;

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the party owing money on the interest rate contracts may default on its obligation to pay;

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the credit quality of the party owing money on the interest rate contracts may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

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the value of interest rate contracts may be adjusted from time to time in accordance with accounting rules to reflect changes in fair value. Downward adjustments, or “mark-to-market losses,” would reduce our net income.

Results of Operations

As of the date of this prospectus, we have not commenced operations. We will not build an investment portfolio until we have completed this offering and the concurrent private placement. We are not aware of any material trends or uncertainties, other than economic conditions affecting mortgage loans, mortgage-backed securities and real estate, generally, that may reasonably be expected to have a material impact, favorable or unfavorable, on revenues or income from the acquisition of real estate-related investments, other than those referred to in this prospectus.

Liquidity and Capital Resources

Our primary sources of funds will be proceeds from this offering and the concurrent private placement, borrowings under repurchase arrangements, monthly principal and interest payments on our investments and cash generated from our operating results. Other sources of funds may include proceeds from future equity offerings, debt offerings and asset sales. We intend to maintain liquidity to pay down borrowings under repurchase agreement financing to reduce borrowing costs and otherwise efficiently manage our long-term investment capital. Because the level of these borrowings can be adjusted on a daily basis, the level of cash and cash equivalents that will be carried on the balance sheet will be significantly less important than our potential liquidity available under our borrowing arrangements. We believe that we will have sufficient liquidity and capital resources available for the acquisition of investments, repayments on borrowings and the payment of cash dividends as required for qualification as a REIT.

Our intended primary uses of cash will be to purchase our target assets, pay interest and principal on our borrowings, fund our operations, and pay dividends. Part of funding our operations will include providing cash margin to offset liability balances on our interest rate contracts.

We generally intend to seek to borrow (on a recourse basis) between six and ten times the amount of our stockholders’ equity in order to finance our agency mortgage-backed securities and between one and two times the amount of our stockholders’ equity in order to finance our non-agency mortgage-backed securities, although we will not be limited to that range.

We intend to pursue lending counterparties in order to help increase our financial flexibility and ability to withstand periods of contracting liquidity in the credit markets.

Contractual Obligations

As of June 26, 2012, we had no contractual obligations.

Off-Balance Sheet Arrangements

As of June 26, 2012, we had no off-balance sheet arrangements.

Dividends

To qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains.  Accordingly, we intend to pay monthly dividends to our stockholders. Before we pay any dividend, whether for federal income tax purposes or otherwise, which would only be paid out of available cash, we must first meet both our operating requirements and scheduled debt service on our repurchase agreements or other debt payable.

We intend to make distributions to our stockholders to comply with the various requirements to maintain our REIT status and to minimize corporate income tax and the nondeductible excise tax. However, REIT taxable income is calculated according to the requirements of the Code rather than GAAP which can cause differences between GAAP income reported by us and taxable income calculated to determine distribution requirements to stockholders. These differences will be primarily due to non-taxable unrealized changes in the value of our future interest rate contracts. These differences may be large and can be either positive or negative variances from GAAP income. In addition, differences in timing between the recognition of REIT taxable income and the actual receipt of cash could require us to sell assets or to borrow funds on a short-term basis to meet the REIT distribution requirements and to minimize corporate income tax and the nondeductible excise tax.

Effects of Margin Requirements, Leverage and Credit Spreads

Our target assets have values that fluctuate according to market conditions and, as discussed above, the market value of our target assets will decrease as prevailing interest rates or credit spreads increase. When the value of the securities pledged to secure repurchase agreement financing decreases to the point where the positive difference between the collateral value and the loan amount is less than the haircut, lenders may issue a margin call, which means that the lender will require us to pay the margin call in cash or pledge additional collateral to meet that margin call. Under our expected repurchase agreement financing facilities, our lenders will have full discretion to determine the value of the target assets we pledge to them. We expect that most of our lenders will value securities based on recent trades in the market. Lenders also issue margin calls as the published current principal balance factors change on the pool of mortgages underlying the securities pledged as collateral when scheduled and unscheduled pay downs are announced monthly.

In order to manage effectively the margin requirements established by lenders, we intend to maintain a position of cash and unpledged securities. We refer to this position as our liquidity. The level of liquidity we will have available to meet margin calls will be directly affected by our future leverage levels, our haircuts and the price changes on our securities. If interest rates increase as a result of a yield curve shift or for another reason or if credit spreads widen, the prices of our future collateral (and our future unpledged assets that constitute our liquidity) will decline, we will experience margin calls, and we will use our future liquidity to meet the margin calls. There can be no assurance that we will maintain sufficient levels of liquidity to meet any margin calls. If our haircuts increase, our liquidity will proportionately decrease. In addition, if we increase our borrowings, our liquidity will decrease by the amount of additional haircut on the increased level of indebtedness.

We intend to maintain a level of liquidity in relation to our assets that will enable us to meet reasonably anticipated margin calls but that also allows us to be substantially invested in our target assets. We may misjudge the appropriate amount of our liquidity by maintaining excessive liquidity, which would lower our investment returns, or by maintaining insufficient liquidity, which would force us to liquidate assets into unfavorable market conditions and harm our results of operations and financial condition.

Critical Accounting Policies

Our financial statements will be prepared in conformity with GAAP. In preparing the financial statements, management will be required to make various judgments, estimates and assumptions that affect the reported amounts. Changes in these estimates and assumptions could have a material effect on our financial statements. The following is a summary of our policies most affected by management’s judgments, estimates and assumptions.

Revenue Recognition.  Interest income will be accrued based on the unpaid principal amount of the target assets we purchase and their contractual terms. Premiums and discounts associated with the purchase of our target assets will be amortized or accreted into interest income over the actual lives of the securities using the effective interest method.

Market Valuation of Agency and Non-Agency Mortgage-Backed Securities. We intend to invest in target assets representing interests in or obligations backed by pools of single-family adjustable rate, hybrid adjustable rate and fixed rate mortgage loans. The authoritative literature requires us to classify our investments as either trading, available for sale or held to maturity securities. Management will determine the appropriate classifications of the securities at the time they are acquired and evaluate the appropriateness of such classifications at each balance sheet date. We intend to classify all of our securities as available for sale. All assets that are classified as available for sale will be carried at fair value and unrealized gains and losses are included in other comprehensive income or loss as a component of stockholders’ equity. We expect that the fair values for the agency mortgage-backed securities and non-agency mortgage-backed securities in our portfolios will be based on obtaining a valuation for each agency and non-agency mortgage-backed security from third-party pricing services and dealer quotes, as described below. The third-party pricing services use common market pricing methods that may include pricing models that may incorporate such factors as coupons, prepayment speeds, spread to the Treasury curves and interest rate swap curves, duration, periodic and life caps and credit enhancement, as applicable. The dealers incorporate common market pricing methods, including a spread measurement to the Treasury curve or interest rate swap curve as well as underlying characteristics of the particular security including coupon, periodic and life caps, collateral type, rate reset period and seasoning or age of the security, as applicable. Below is a description of the processes the we intend to use to value our portfolios of agency mortgage-backed securities and non-agency mortgage-backed securities.

Agency Mortgage-Backed Securities

We intend to obtain pricing data from a third-party pricing service for each agency mortgage-backed security and validate such data by obtaining pricing data from a second third-party pricing service. If the difference between pricing data obtained for an agency mortgage-backed security from the two third-party pricing services exceeds a certain threshold, or pricing data is unavailable from the third-party pricing services, we intend to obtain valuations from dealers who make markets in similar financial instruments.

Non-Agency Mortgage-Backed Securities

We expect to obtain pricing data from third-party pricing services and dealers who make markets in similar financial instruments. The fair values for our non-agency mortgage-backed securities will be based on an averaging of the quotes of third-party pricing services and dealers who make markets in similar financial instruments.

We intend to review all pricing of agency and non-agency mortgage-backed securities used to ensure that current market conditions are properly represented. This review will include, but not be limited to, comparisons of similar market transactions or alternative third-party pricing services, dealer quotes and comparisons to a pricing model. We intend to classify values obtained from the third-party pricing service for similar instruments as Level 2 securities if the pricing methods used are consistent with the Level 2 definition. If quoted prices for a security are not reasonably available from the pricing service, but dealer quotes are, we intend to classify the security as a Level 2 security. If neither is available, we intend to determine the fair value based on characteristics of the security that we receive from the issuer and based on available market information received from dealers and classify it as a Level 3 security.

Security purchase and sale transactions, including purchase of when issued securities, will be recorded on the trade date. Gains or losses realized from the sale of securities will be included in income and will be determined using the specific identification method.

Impairment of Assets.  We will assess our target assets for other than temporary impairment on at least a quarterly basis. When the fair value of an investment is less than its amortized cost at the balance sheet date of the reporting period for which impairment is assessed, the impairment will be designated as either “temporary” or “other than temporary.” In deciding on whether or not a security is other than temporarily impaired, we will use a two-step evaluation process. First, we will determine whether we have made any decision to sell a security that is in an unrealized loss position, or, if not, whether it is more likely than not that we will be forced to sell the security prior to recovering its amortized cost basis. If we determine that the answer to either of these questions is “yes” then the security will be considered other than temporarily impaired.

Derivative Instruments.  We will account for derivative instruments in accordance with GAAP, which establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts (collectively referred to as derivatives) and for derivative activities. The guidance requires that every derivative instrument be recorded in the balance sheet as either an asset or liability measured at its fair value and that changes in the derivative’s fair value be recognized currently in earnings unless specific hedge accounting criteria are met.

We do not intend to designate our derivative activities as cash flow hedges for GAAP purposes, which, among other factors, would require us to match the pricing dates of both derivative transactions and repurchase agreements. We believe that anticipated operational issues and credit market volatility will make such matching impractical for us.  Since we will not qualify for cash flow hedge accounting treatment, our operating results may suffer because losses on the derivative instruments may not be offset by a changes in the fair value or cash flows of the related hedged transaction. Consequently, any declines in the hedged interest rates would result in a charge to earnings. We will designate derivative transactions as hedges for tax purposes and any unrealized gains or losses should not affect our distributable net income.

Quantitative and Qualitative Disclosures about Market Risk

We will seek to manage our risks related to the credit quality of our assets, interest rates, liquidity, prepayment speeds and market value while, at the same time, seeking to provide an opportunity to stockholders to realize attractive risk-adjusted returns through ownership of our capital stock. While we will not seek to avoid risk completely, we believe that we will be able to quantify the risk and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate, Cap, and Mismatch Risk

We intend to invest in adjustable rate, hybrid and fixed rate mortgage-related investments. Hybrid mortgages are adjustable rate mortgages, or ARMs, that have a fixed interest rate for an initial period of time (typically three years or greater) and then convert to an adjustable rate for the remaining loan term.  However, we expect to finance these assets with repurchase agreements of limited duration that are periodically refinanced at current market rates.

ARM-related assets are typically subject to periodic and lifetime interest rate caps that limit the amount an ARM-related asset’s interest rate can change during any given period. ARM securities are also typically subject to a minimum interest rate payable.  We do not expect that our borrowings will be subject to similar restrictions. Hence, in a period of increasing interest rates, interest rates on our borrowings could increase without limitation, while the interest rates on our mortgage-related assets could be limited. This problem would be magnified to the extent we acquire target assets that are not fully indexed. Further, some ARM-related assets may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would negatively impact our liquidity, net income and our ability to make distributions to stockholders.

We intend to fund the purchase of a substantial portion of our ARM-related assets with borrowings that have interest rates based on indices and repricing terms similar to, but of shorter maturities than, the interest rate indices and repricing terms of our mortgage assets. Thus, we anticipate that in most cases the interest rate indices and repricing terms of our mortgage assets and our funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. During periods of changing interest rates, such interest rate mismatches could negatively impact our net interest income, dividend yield and the market price of our common stock. We expect that most of our adjustable rate assets will be based on the one-year constant maturity treasury rate and the one-year LIBOR rate and our debt obligations are generally based on LIBOR. These indices generally move in the same direction, but there can be no assurance that this will occur.

We expect that our ARM-related assets and borrowings will reset at various different dates for the specific asset or obligation. We also expect that in general, the repricing of our debt obligations will occur more quickly than on our assets. Therefore, on average, our cost of funds may rise or fall more quickly than does our earnings rate on the assets.

Further, our net income may vary somewhat as the spread between one-month interest rates, the typical term we expect to have for our repurchase agreements and six- and twelve-month interest rates, the typical reset term of adjustable rate target assets, varies.

Credit Risk

We intend to invest across the spectrum of mortgage-related investments, from agency mortgage-backed securities, for which the principal and interest payments are guaranteed by a U.S. Government agency or GSE, to non-agency mortgage-backed securities, non-prime mortgage loans and unrated equity tranches of CMBS. As such, we expect our investments will be subject to risks arising from delinquencies and foreclosures, thereby exposing our investment portfolio to potential losses. We will also be exposed to changing credit spreads which could result in declines in the fair value of our investments. We believe our Manager’s in-depth investment expertise across multiple sectors of the mortgage market, prudent asset selection and our hedging strategy will enable us to minimize our credit losses and keep our market value losses and financing costs within reasonable bands.

Prepayment Risk

As we receive repayments of principal on our mortgage-backed securities investments from prepayments and scheduled payments on the underlying mortgage loans, premiums paid on such securities will be amortized against interest income and discounts will be accreted to interest income as realized. We expect that premiums will arise when we acquire mortgage-backed securities investments at prices in excess of the principal balance of the mortgage loans underlying such target assets. Conversely, discounts arise when we acquire our target assets at prices below the principal balance of the mortgage loans underlying such target assets.

Interest Rate Risk and Effect on Market Value Risk

Another component of interest rate risk is the effect that changes in interest rates will have on the market value of our target assets.  We will face the risk that the market value of our target assets will increase or decrease at different rates than that of our liabilities, including our derivative instruments.

We will primarily assess our interest rate risk by estimating the effective duration of our assets and the effective duration of our liabilities and by estimating the time difference between the interest rate adjustment of our assets and the interest rate adjustment of our liabilities. Effective duration essentially measures the market price volatility of financial instruments as interest rates change. We generally estimate effective duration using various financial models and empirical data. Different models and methodologies can produce different effective duration estimates for the same securities.

Market Value Risk

We expect all of our target assets to be classified as available for sale assets. As such, they would be reflected at fair value (i.e., market value), with the periodic adjustment to fair value that is not considered to be an other than temporary impairment reflected as part of “accumulated other comprehensive income” and included in the equity section of our balance sheet. The market value of our assets can fluctuate due to changes in interest rates and other factors.

Liquidity Risk

Our primary liquidity risk arises from financing long-maturity agency and non-agency mortgage-backed securities with short-term debt. The interest rates on our borrowings generally adjust more frequently than the interest rates on our adjustable rate agency and non-agency mortgage-backed securities. Accordingly, in a period of rising interest rates, our borrowing costs will usually increase faster than our interest earnings from agency and non-agency mortgage-backed securities.

BUSINESS

Overview

We are a newly-organized Maryland corporation formed to invest in and manage a leveraged portfolio of agency mortgage-backed securities and non-agency mortgage-backed securities and other mortgage-related investments, which we refer to as our target assets.

We seek attractive long-term investment returns by investing our equity capital and borrowed funds in our targeted asset class. We plan to earn returns on the spread between the yield on our assets and our costs, including the cost of the funds we borrow, after giving effect to our hedges. We plan to identify and acquire our target assets, finance our acquisitions with borrowings under a series of short-term repurchase agreements at the most competitive interest rates available to us and then cost-effectively mitigate our interest rate and other risks based on our entire portfolio of assets, liabilities and derivatives and our management’s view of the market. Successful implementation of this approach requires us to address and effectively mitigate interest rate risk and maintain adequate liquidity. We believe that the residential mortgage market will undergo significant changes in the coming years as the role of GSEs, such as Fannie Mae and Freddie Mac, is diminished, which we expect will create attractive investment opportunities for us.

We will commence operations upon completion of the initial public offering and the concurrent private placement described herein. We intend to elect to qualify as a REIT for federal income tax purposes and will elect to be taxed as a REIT under Code, commencing with our taxable year ending December 31, 2012. Our qualification as a REIT will depend on our ability to meet, on a continuing basis, various complex requirements under the Code relating to, among other things, the source of our gross income, the composition and values of our assets, our distribution levels and the concentration of ownership of our capital stock. We also intend to operate our business in a manner that will permit us to maintain an exclusion from registration under the 1940 Act.

As a REIT, we generally will not be subject to federal income taxes on our taxable income to the extent that we annually distribute all of our taxable income to stockholders and maintain our intended qualification as a REIT. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to federal income tax at regular corporate rates. Even if we qualify as a REIT for federal income tax purposes, we may still be subject to some federal, state and local taxes on our income.

Current market opportunities

Residential market opportunities

We believe housing prices remain vulnerable to further declines, which we believe will alter the historical relationship between interest rates and refinancing behavior. Although mortgage interest rates remain at historical lows, many borrowers who would in otherwise refinance their existing mortgage loan are not able to do so because of declining home values and negative equity in their home. While we anticipate mortgage loan delinquencies and credit losses may continue to rise and housing conditions may continue to deteriorate, we believe that current prices for certain non-agency mortgage-backed securities offer attractive risk-adjusted returns due to the credit issues associated with these assets. In addition, we believe that the actions of the U.S. Government and central bank, designed to stabilize and restore credit flows in the financial sector and to the broader economy, positively impact our business.  We believe that the stabilization of the U.S. banking system may allow managers like ARRM to access attractive financing for their mortgage-related assets and facilitate liquidity for RMBS assets. If the U.S. economy continues to heal and consumers de-lever their household balance sheets, we expect credit defaults to decrease.

In addition, we believe that the current economic climate, marked by rising interest rates and declining home values, will result in fewer borrowers seeking to voluntarily prepay their existing fixed rate mortgage loans, and we believe that this reduction in borrower voluntary prepayment propensity enhances the value derived from levered agency mortgage-backed securities assets. Involuntary prepayments, also known as borrower defaults, have taken a more significant role in agency mortgage-backed securities performance along with government modification initiatives. We believe ARRM’s experience in identifying and selecting attractive individual target assets and deep understanding of government public policy initiatives will provide our Manager strong insight into agency and non-agency mortgage-backed securities performance drivers.

Regulatory reform may dramatically transform financing of the housing market and facilitate high quality investment opportunities.

After studying housing finance policies over the last few years, the U.S. Department of Treasury and the Department of Housing and Urban Development on February 11, 2011 presented to Congress a plan to reform the existing housing paradigm. Central to the administration’s plan is a transformation of the role of government in the housing market. In the past, the U.S. Government’s financial and tax policies encouraged housing purchases and real estate investment over other sectors of the economy, allocated profits and public sector subsidies to stockholders of Fannie Mae and Freddie Mac and ultimately left credit risk to the U.S. taxpayers. Sustained housing price declines since 2006 resulted in these GSEs facing catastrophic losses as described by the U.S. Treasury. While the U.S. Government continues to stand behind the obligations of these GSEs, in September 2008 the Federal Housing Finance Agency put Fannie Mae and Freddie Mac into conservatorship, where they remain today.

Based on our interpretation of where policy is headed, we believe the U.S. Government’s primary role will over time become limited to regulatory oversight, consumer protection, targeted and defined assistance for low- and moderate-income homeowners and renters, and carefully designed support for market stability and crisis response. Private markets will over time become the primary source of mortgage credit and bear the burden for losses. We believe the current framework for financing housing in the United States may be restructured as a consequence of (i) the Obama administration’s housing reform plan, (ii) the Dodd-Frank Wall Street and Consumer Protection Act’s (“Dodd-Frank Act”) regulatory overhaul of the financial sector and (iii) broad-based adoption of Basel III regulatory capital requirements for mortgage-related assets. We believe risk retention rules and requirements for regulated institutions to hold more capital to withstand future recessions or significant declines in home prices may impede broker-dealers from engaging in an “originate, warehouse and distribute” business model through securitization. Should the potential wind down of Fannie Mae and Freddie Mac come to fruition, we believe we will be well positioned to capitalize on available investments in newly originated mortgage assets. We also believe that we may benefit from the Obama administration’s proposal to promote a level playing field for housing finance, and we expect curtailment of U.S. Government support for housing finance could begin as early as this year, with a reduction in loans eligible for GSE guarantees based upon loan size and a gradual rise in guarantee fees. We believe these actions will accelerate the demand for private capital into the housing finance sector, and we expect that we will be well positioned to make attractive risk-adjusted investments in new residential mortgage assets.

Our Manager

We will be externally managed by ARRM, a Delaware limited liability company, pursuant to a management agreement between us and ARRM. ARRM is registered as an investment adviser with the Securities and Exchange Commission. As an externally-managed company, we will depend on the diligence, experience and skill of ARRM for the selection, acquisition, structuring, interest rate risk mitigation and monitoring of our target assets and associated borrowings. We do not plan to have any employees whom we compensate directly with salaries or other compensation. ARRM currently has eleven full-time employees. Scott J. Ulm and Jeffrey J. Zimmer, our Co-Chief Executive Officers, are Co-Managing Members of ARRM.

The management agreement will require ARRM to manage our business affairs in conformity with certain restrictions contained therein, including any operating policies adopted by us. ARRM’s role as our manager will be subject to the direction and oversight of our board of directors. ARRM will be responsible for:

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advising us with respect to, arranging for, and managing the acquisition, financing, management and disposition of, our investments;

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evaluating the duration and prepayment risk of our investments and arranging borrowing and interest rate risk mitigation strategies; and

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coordinating our capital raising activities.

In conducting these activities, ARRM will advise us on the formulation of, and implement, our operating strategies and policies, arrange for our acquisition of assets, monitor the performance of our assets, implement our financing and interest rate risk mitigation strategies, and provide administrative and managerial services in connection with our day-to-day operations. Our Manager manages over $21.4 billion of agency mortgage-backed securities for ARMOUR. Our Manager’s investment professionals and other staff have extensive experience in managing fixed-income assets, including agency mortgage-backed securities, non-agency mortgage-backed securities (including CMBS) and other mortgage-related instruments.

Management Agreement

We will enter into a management agreement with ARRM that will govern the relationship between us and our Manager, ARRM, and will describe the services to be provided by our Manager and the compensation we will pay our Manager for those services. Pursuant to the management agreement, ARRM will be entitled to receive a monthly management fee equal to 1/12th of (a) 1.5% of Gross Equity Raised up to $1 billion and (b) 1.0% of Gross Equity Raised in excess of $1 billion.

We will pay all of our and ARRM’s costs and expenses (including for goods and services obtained from third parties) incurred solely on behalf of us or any subsidiary or in connection with the management agreement, except for expenses related to the employment of ARRM personnel, ARRM’s rent, utilities, equipment and other office and internal and overhead expenses required for our day to day operations.

The management agreement will have an initial term of             years.  Following the initial term, the management agreement will automatically renew for successive one-year renewal terms unless we give notice to ARRM of our intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term, as applicable and unless ARRM gives us notice of its intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term, as applicable.

Sub-Management Agreement

Also, JAVELIN and ARRM will enter into a sub-management agreement with SBBC, an entity jointly owned by Daniel C. Staton and Marc H. Bell, each of whom is a member of our board of directors. Pursuant to the sub-management agreement, SBBC will provide the following services to support ARRM's performance of services to the Company under the Management Agreement, in each case upon reasonable request by ARRM: (i) serving as a consultant to ARRM with respect to the periodic review of the Company's investment guidelines; (ii) identifying for ARRM potential new lines of business and investment opportunities for the Company; (iii) identifying for and advising ARRM with respect to selection of independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to the investments of the Company; (iv) advising ARRM with respect to the Company’s stockholder and public relations matters; (v) advising and assisting ARRM with respect to the Company’s capital structure and capital raising; and (vi) advising ARRM on negotiating agreements relating to programs established by the U.S. government. In exchange for such services, ARRM will pay SBBC a sub-management fee equal to a minimum of 25% of the net management fee earned by ARRM under the management agreement we intend to enter into with ARRM. The sub-management agreement will continue in effect until it is terminated in accordance with its terms. SBBC is also the sub-manager of ARMOUR and provides ARRM the services described above in connection with ARRM’s management of ARMOUR.

Our Structure

We were organized as a Maryland corporation on June 18, 2012, but have had no operations since that time. We will be externally managed by our Manager.

The following chart illustrates our expected corporate structure upon completion of this offering and the concurrent private placement. It also illustrates the relative ownership of our common stock by investors in this offering and investors in our concurrent private placement, in each case immediately after the consummation of (i) this offering, assuming that we sell              shares of our common stock and (ii) our concurrent private placement, assuming that we sell              units therein.  The following chart excludes (i) the              shares of our common stock that are issuable upon exercise of the over-allotment option to be granted to the underwriters of this offering and (ii) the approximately              shares of our common stock that are initially issuable upon exercise of the warrants sold in the concurrent private placement.

(1)

Messrs. Bell and Staton will (through SBBC), and possibly certain other investors affiliated with ARRM may, purchase up to an aggregate of $           of our units at the initial public offering price in the concurrent private placement.

(2)	We will be externally managed and advised by ARRM, which is also our promoter with respect to this offering.

Our Investment Strategy

Our investment objective is to provide attractive risk-adjusted returns to our investors over the long-term through a combination of dividends and capital appreciation. We intend to achieve this objective by leveraging our Manager’s expertise to construct selectively and manage actively a diversified mortgage investment portfolio by identifying asset classes that, when properly financed and hedged, are designed to produce attractive risk-adjusted returns across a variety of market conditions and economic cycles. We intend to focus on asset selection and the relative value of various sectors within the mortgage market. We believe that the residential mortgage market will undergo dramatic change in the coming years as the role of GSEs is diminished, which we expect to create attractive investment opportunities for us. Therefore, the composition of our investment portfolio will vary as our Manager believes changes to market conditions, risks and valuations warrant. Consequently, we may experience investment gains or losses when we sell instruments that our Manager no longer believes provide attractive risk-adjusted returns relative to other sectors of the mortgage market.

Through rigorous research, stringent investment underwriting analysis and disciplined security selection, we expect our Manager to invest in and manage a portfolio of mortgage investments with attractive risk-adjusted yields. In general, we expect our Manager to evaluate investment opportunities by reviewing: cash flow characteristics of underlying mortgages and properties; borrower credit quality; regional economic factors, including the potential for growth or contraction, future demand for residential and commercial properties and the potential for home price appreciation or deprecation; and potential drivers of defaults and loss characteristics of underlying collateral.

We intend to profit not only from current earnings generated by our investment portfolio, but also from the identification of investment opportunities whose relative value, arising from current or expected market trends and dislocations, has diverged from other investment opportunities. Specifically, we will evaluate the risk/return characteristics of individual investment opportunities against other mortgage investment opportunities as well as opportunities in other investment sectors. Our selection of assets will focus on investments that are expected to generate attractive returns relative to other investments with similar levels of risk and are expected to benefit from expected trends within the mortgage market.

The factors our Manager will consider in selecting agency and non-agency mortgage investments will include, but are not limited to, items such as interest rates, property prices, other economic indicators and loan level and borrower characteristics. These factors will drive our Manager’s projections of prepayments, loan modifications, defaults and loss severities. In addition, these loan cash flow projections, which may be adjusted to reflect servicer specific behavior, in combination with the deal structure, will allow our Manager to project security returns under a variety of scenarios and to select securities that provide attractive returns given the specific level of risk.

We expect to employ the expertise and experience of our Manager to finance selected assets within our investment portfolio, when appropriate and prudent, and to hedge our investment portfolio to manage prepayment, credit and interest rate risks as applicable.

Our active management strategy involves buying and selling securities in all sectors of the mortgage market. Therefore, the composition of our investment portfolio will vary as our Manager believes changes to market conditions, risks and valuations warrant. Consequently, we may experience investment gains or losses when we sell instruments that our Manager no longer believes provide attractive risk-adjusted returns relative to other sectors of the mortgage market.

We expect our target asset allocation to evolve over time as opportunities emerge and, as currently believed will occur, the government, through the FHA and GSEs, reduces its involvement in the U.S. housing finance market.

Investment Methods

We intend to purchase agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments, either in initial offerings or on the secondary market through broker/dealers or similar entities. We may also enter into arrangements with originators and intermediaries to source collateral for these securities.

We may utilize TBAs in order to invest in agency and non-agency mortgage-backed securities or to hedge our investments.  Pursuant to these TBAs, we would agree to purchase, for future delivery, agency or non-agency mortgage-backed securities with certain principal and interest terms and certain types of underlying collateral, but the particular securities to be delivered would not be identified until shortly before the TBA settlement date. Our ability to purchase agency and non-agency mortgage-backed securities through TBAs may be limited by the 75% income and asset tests applicable to REITs.  See “U.S. Federal Income Tax Considerations — Gross Income Tests and Asset Tests.”

We intend to invest directly in residential mortgage loans (prime mortgage loans and non-prime mortgage loans) through direct purchases of loans from mortgage originators and through purchases of loans on the secondary market. We may also enter into purchase agreements with a number of loan originators and intermediaries, including mortgage bankers, commercial banks, savings and loan associates, home builders, credit unions and other mortgage conduits. We intend to invest primarily in mortgage loans secured by properties within the United States.

Investment Guidelines

Our board of directors has approved the following investment guidelines:

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no investment shall be made that would cause us to fail to qualify as a REIT for federal income tax purposes;

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no investment shall be made that would cause us to be regulated as an investment company under the 1940 Act;

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prior to entering into any proposed investment transaction with ARRM, ARMOUR or any of their respective affiliates, a majority of our independent directors must approve the terms of the transaction; and

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our investment portfolio shall consist of our target assets.

We do not expect to purchase target assets with a view to selling them shortly after purchase. However, in order to maximize returns and manage portfolio risk while remaining opportunistic, we may dispose of securities earlier than anticipated or hold securities longer than anticipated depending upon prevailing market conditions, credit performance, availability of leverage or other factors regarding a particular security or our capital position.

We may change these investment guidelines at any time with the approval of our board of directors (which must include a majority of our independent directors), but without any approval from our stockholders. Any changes to these investment guidelines will be disclosed in our next required periodic report following the approval of such changes by our board of directors.

Our Targeted Assets

We intend to invest in, finance and manage our target assets, which we define as agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments. Each of these asset classes is described below.

Agency Mortgage-Backed Securities

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Residential mortgage pass-through certificates.  Residential mortgage pass-through certificates are securities representing interests in “pools” of mortgage loans secured by residential real property where payments of both interest and principal, plus pre-paid principal, on the securities are made monthly to holders of the security, in effect “passing through” monthly payments made by the individual borrowers on the mortgage loans that underlie the securities, net of fees paid to the issuer/guarantor and servicers of the securities.  In general, mortgage pass-through certificates distribute cash flows from underlying collateral on a pro rata basis among certificate holders.  The payment of principal and interest on these securities is guaranteed by Ginnie Mae or a GSE.

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CMOs. CMOs are securities that are structured from residential mortgage pass-through certificates.  In general, CMOs receive monthly payments of principal and interest from underlying mortgage pass-through certificates.  CMOs can divide these cash flows into different classes of securities.  For example, CMOs may direct all interest payments to one class of security (an interest only security, or IO) and all principal payments, including pre-paid principal, to another class of security.  CMOs may also redirect cash flows between classes, effectively giving priority to some classes while subordinating other classes.  These structural characteristics allow CMOs to redistribute the risk/return characteristics of mortgage pass-through certificates where the “pool” of mortgage loans secure by the mortgage pass-through certificates on which the CMOs are based consist of loans for which the principal and interest payments are guaranteed by Ginnie Mae or a GSE.

Non-Agency Mortgage-Backed Securities

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Non-agency residential mortgage-backed securities. Non-agency residential mortgage-backed securities are securities backed by residential mortgages. The payment of principal and interest is not guaranteed by Ginnie Mae or any of the GSEs. Instead, non-agency residential mortgage-backed securities may benefit from credit enhancement derived from structural elements, such as subordination, overcollateralization or insurance. As such, non-agency residential mortgage-backed securities can carry a significantly higher level of credit exposure relative to the credit exposure of agency mortgage-backed securities. We may purchase highly-rated instruments that benefit from credit enhancement or non-investment grade instruments that absorb credit risk. We expect to focus primarily on non-agency residential mortgage-backed securities where the underlying mortgages are secured by residential properties within the United States.

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CMBS. CMBS are securities that are structured utilizing collateral pools comprised of commercial mortgage loans. CMBS can be structured as pass-through securities, where the cash flows generated by the collateral pool are passed on pro rata to investors after netting for servicer or other fees, or where cash flows are distributed to numerous classes of securities following a predetermined waterfall, which may give priority to selected classes while subordinating other classes. We may invest across the capital structure of these securities, from debt investments with investment grade ratings from one or more nationally recognized rating agencies to unrated equity tranches. We intend to focus on CMBS where underlying collateral is secured by commercial properties located within the United States.

Other Mortgage-Related Investments

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Prime mortgage loans. Prime mortgage loans are residential mortgage loans that conform to the underwriting guidelines of a U.S. Government agency or a GSE but that do not carry any credit guarantee from either a U.S. Government agency or a GSE. Jumbo prime mortgage loans are prime mortgage loans that conform to such underwriting guidelines except as to loan size.

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Non-prime mortgage loans. Non-prime mortgage loans are residential mortgage loans that do not meet all of the underwriting guidelines of the GSEs. Consequently, these loans may carry higher credit risk than prime mortgage loans. Non-prime mortgage loans may allow borrowers to qualify for a mortgage loan with reduced or alternative forms of documentation. This category includes loans commonly referred to as Alt-A or as subprime.

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Commercial mortgage loans. Commercial mortgage loans are mortgage loans secured by commercial real property with either fixed or floating interest rates and various other terms. These investments may include first or second lien loans or subordinated interests in such loans. In addition, such mortgage loans may also have short terms and serve as bridge financing for the acquisition, construction, or redevelopment of a property. We intend to focus on mortgage loans secured by commercial properties located within the United States.

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Mortgage-related derivatives. As part of our investment and risk management strategy, we may enter into derivative transactions as a method of enhancing our risk/return profile and/or hedging existing or emerging risks within our investment portfolio. These transactions may include, but are not limited to, buying or selling forward positions and credit default swaps. Our Manager intends to implement this strategy based upon overall market conditions, the level of volatility in the mortgage market, size of our investment portfolio and our intention to qualify as a REIT.

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Other mortgage-related investments. Other mortgage-related investments include mortgage servicing rights, excess interest-only instruments and other investments that may arise as the mortgage market evolves.

We will assess the allocation of investments across our target asset classes based on the risk-adjusted relative value of each asset and the overall contribution of each asset to the performance of our investment portfolios and the value added to our investment portfolios.  Additional factors that may impact the allocation of our investments include, but are not limited to, security, structure, seniority credit enhancement, legal matters, geography and the profiles of underlying borrowers.  During the first 12 months following the offering, we anticipate investing approximately 80% of our assets in agency mortgage-backed securities and approximately 20% of our assets in non-agency mortgage-backed securities and assets of other collateral type. Our investment allocation expectations in the first 12 months following the offering and subsequently are subject to change based on our Manager’s assessment of the factors described above.

Our Borrowings

We plan to borrow against investments in our target assets primarily using repurchase agreements. These borrowings generally have maturities that range from one month or less up to one year, although occasionally we may enter into longer dated borrowing agreements to more closely match the rate adjustment period of the securities we own. Depending on market conditions, we may enter into additional repurchase arrangements with similar longer-term maturities or a committed borrowing facility. In order to finance our agency mortgage-backed securities and non-agency mortgage-backed securities, we intend to borrow between six and ten times the amount of our stockholders’ equity with respect to our agency mortgage-backed securities, and between one and two times the amount of our stockholders’ equity with respect to our non-agency mortgage-backed securities, but we are not limited to those ranges. The level of our borrowings may vary periodically depending on market conditions.

Despite recent credit market developments and prevailing trends, we believe our target assets will continue to be eligible for financing in the repurchase agreement market.

Our Hedging Strategy

We may use a variety of strategies to hedge a portion of our exposure to interest rate, prepayment and credit risk to the extent that our Manager believes is prudent, taking into account our investment strategy, the cost of the hedging transactions and our intention to qualify as a REIT. As a result, we may not hedge certain interest rate, prepayment or credit risks if our Manager believes that bearing such risks enhances our return relative to our risk/return profile.

Interest Rate Risk

We intend to hedge some of our exposure to potential interest rate mismatches between the interest we earn on our longer term investments and the borrowing costs on our shorter term borrowings. Because our leverage will primarily be in the form of repurchase agreements, our financing costs will fluctuate based on short-term interest rate indices, such as LIBOR. Because some of our investments will be in assets that have fixed rates of interest and mature in up to 30 years, the interest we will earn on those assets will generally not move in tandem with the interest rates that we pay on our repurchase agreements, which generally have a maturity of less than one year. We may experience reduced income or losses based on these rate movements. In order to mitigate such risk, we may utilize certain hedging techniques as discussed below.

We plan to design interest rate risk mitigation strategies to reduce the impact on our income caused by the potential adverse effects of changes in interest rates on our assets and liabilities. Subject to complying with REIT requirements, we intend to use derivative instruments to mitigate the risk of adverse changes in interest rates on the value of our assets as well as the differences between the interest rate adjustments on our assets and borrowings. These strategies will primarily consist of purchasing or selling futures contracts and may also include entering into interest rate swap, interest rate cap or interest rate floor agreements, purchasing put and call options on securities or securities underlying futures contracts, or entering into forward rate agreements. Although we will not be limited in our use of interest rate risk mitigation strategies, we intend to limit our use of derivative instruments to only those techniques described above and to enter into derivative transactions only with counterparties that we believe have a strong credit rating to help mitigate the risk of counterparty default or insolvency. These transactions will be entered into solely for the purpose of mitigating interest rate risk.  Since we will not qualify for hedge accounting treatment as prescribed by GAAP, our operating results may reflect greater volatility than otherwise would be the case, because gains or losses on the derivative instruments may not be offset by changes in the fair values or cash flows of the related investment or borrowing transactions within the same accounting period, or ever.

Prepayment Risk

Because residential borrowers are able to prepay their mortgage loans (which underlie the RMBS in which we intend to invest) at par at any time, we face the risk that we will experience a return of principal on our investments earlier than anticipated, and we may have to invest that principal at potentially lower yields. Because prepayments on residential mortgages generally accelerate when interest rates decrease and slow when interest rates increase, mortgage securities typically have “negative convexity.” In other words, certain mortgage securities in which we invest may increase in price more slowly than most bonds, or even fall in value, as interest rates decline. Conversely, certain mortgage securities in which we invest may decrease in value more quickly than similar duration bonds as interest rates increase. In order to manage our prepayment and interest rate risks, we monitor, among other things, our “duration gap” and our convexity exposure. Duration is the relative expected percentage change in market value of our assets that would be caused by a parallel change in short and long-term interest rates. Convexity exposure relates to the way the duration of a mortgage security changes when the interest rate and prepayment environment changes.

Credit Risk

We intend to accept mortgage credit exposure at levels our Manager deems prudent as an integral part of our diversified investment strategy. Therefore, we may retain all or a portion of the credit risk on our investments in residential and commercial mortgage loans as well as on the loans underlying our RMBS and CMBS. We will seek to manage this risk through prudent asset selection, pre-acquisition due diligence, post-acquisition performance monitoring, sale of assets where we identify negative credit trends, the use of various types of credit enhancements and by using non-recourse financing, which limits our exposure to credit losses to the specific pool of mortgages subject to the non-recourse financing. Our overall management of credit exposure may also include credit default swaps or other financial derivatives that our Manager believes are appropriate. Additionally, we intend to vary the percentage mix of our non-agency mortgage investments and agency mortgage investments in an effort to actively adjust our credit exposure and to improve the risk/return profile of our investment portfolio.

Our Competitive Advantages

Our objective will be to selectively construct and actively manage a diversified mortgage investment portfolio comprised of asset classes that, when properly financed and hedged, are designed to produce attractive risk-adjusted returns across a variety of market conditions and economic cycles.  We believe that we will possess the core strengths that will enable us to realize our objectives and provide us with competitive advantages in the marketplace.  We believe our core strengths include:

Significant Experience of Our Management Team

We believe that the extensive experience of our management team provides us with significant expertise in investing, financing and managing mortgage-related investments.  Scott Ulm and Jeffrey Zimmer, our Co-Chief Executive Officers, and the Co-Chief Executive Officers of ARMOUR, a publicly traded REIT (NYSE: ARR) with over $2.2 billion in market capitalization and over $21.4 billion in agency-related assets, have extensive experience managing mortgage assets in favorable and unfavorable economic cycles and in securities trading, credit risk assessment, interest rate risk mitigation, asset/liability management and analysis and leveraged mortgage finance.

The senior members of our research and investment team have an aggregate of 52 years of experience in mortgage-backed securities investing, including experience in performing advisory services for investment banks, funds, other investment vehicles and other managed and discretionary accounts.  Mr. Ulm has 25 years of structured finance and debt capital markets experience, including mortgage-backed securities. Mr. Ulm has advised numerous U.S., European and Asian financial institutions and corporations on capital raising matters. Mr. Zimmer has significant experience in the mortgage-backed securities market over a 27 year period. See “Our Manager and the Management Agreement” and “Our Manager and the Management Agreement – Historical Performance of Our Executive Officers in Managing RMBS Portfolios” for more information.

Disciplined Relative Value Investment Approach

We intend to follow a disciplined security selection process and to be, in essence, a relative value investor in our target assets.  ARRM has conducted with respect to agency mortgage-backed securities, and will conduct with respect to non-agency mortgage-backed securities and other mortgage-related investments, top-down market assessments of the various segments of the mortgage-related investments market in order to identify the most attractive segments and investment opportunities consistent with our portfolio objectives and risk management strategy.  In employing this detailed analysis, ARRM will seek to identify the best values available in mortgage-related investments.  We will select our mortgage-related investments based on extensive bottom up analysis including factors such as financial structure, seniority, prepayment trends, average remaining life, amortization schedules, fixed versus floating interest rates, geographic concentration, property type, loan-to-value ratios and credit scores. Considering the large size of the mortgage-related investments market, we believe we can be very selective with our investments and buy only the securities we deem to be the most attractive.

Portfolio Construction

We anticipate that returns to our stockholders will be realized over the long-term primarily through dividends and secondarily through capital appreciation.  We intend to realize returns to our investors by constructing a well-balanced portfolio consisting primarily of mortgage-related investments with a focus on managing various associated risks, including credit, interest rate, prepayment, and financing risk. ARRM uses its fixed income expertise across the range of asset classes within the mortgage-related investments markets to build a portfolio that seeks to balance income, cash, capital, leverage and the aforementioned risks. Through the careful and disciplined selection of assets, and continual portfolio monitoring, we believe we can build and maintain an investment portfolio that provides value to stockholders over time, both in absolute terms and relative to other mortgage-related investment portfolios.

Analytical Tools, Infrastructure and Expertise

ARRM’s experienced investment team will construct and manage our mortgage-related investment portfolio through the use of focused qualitative and quantitative analysis, which will help us manage risk on a security-by-security and portfolio basis.  We rely on a variety of analytical tools and models to assess our investments and risk management. We will focus on in-depth analysis of the numerous factors that influence our target assets, including:

•

fundamental market and sector review;

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cash flow analysis;

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controlled risk exposure; and

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prudent balance sheet management.

We will also use these tools to guide the interest rate risk mitigation strategies developed by ARRM to the extent consistent with the requirements for qualification as a REIT.

Extensive Strategic Relationships and Experience of ARRM

ARRM maintains extensive relationships with financial intermediaries including prime brokers, investment banks, broker-dealers and asset custodians. We believe these relationships will enhance our ability to source, finance, protect and mitigate the interest rate risk on our investments and, thus, enable us to succeed in various credit and interest rate environments. ARRM’s management has many years of experience and well-established contacts within the mortgage-backed securities markets and the capital and financing markets generally, and are able to bring their personal relationships to bear for our benefit and the benefit of our stockholders.

Alignment of Interests

SBBC, our Sub-Manager, which is an entity jointly owned by Messrs. Staton and Bell, each of whom is a member of our board of directors, will purchase                 units at $                per unit in the concurrent private placement, resulting in its ownership of an aggregate of approximately                % of our outstanding common stock upon completion of this offering and the concurrent private placement (or approximately                % if the underwriters exercise the over-allotment option in full). We believe that SBBC’s significant ownership of our common stock upon completion of this offering will align SBBC’s interests with the interests of our stockholders.

Operating and Regulatory Structure

REIT Qualification

We will elect to qualify and be taxed as a REIT under the Code, commencing with our taxable year ended December 31, 2012.  Our qualification as a REIT will depend upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our manner of operation and corporate structure and stockholder ownership will enable us to meet the requirements for qualification and taxation as a REIT.

So long as we qualify as a REIT, we generally will not be subject to U.S. federal income tax on our net taxable income that we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year and do not qualify for certain statutory relief provisions, we will be subject to U.S. federal income tax at regular corporate rates and may be precluded from qualifying as a REIT for the subsequent four taxable years following the year during which we lose our REIT qualification. Even if we qualify for taxation as a REIT, we may be subject to certain U.S. federal, state and local taxes on our income or property.

1940 Act Exclusion

We intend to conduct our business so as not to become regulated as an investment company under the 1940 Act. If we were to fall within the definition of an investment company, we would be unable to conduct our business as described in this prospectus.

Section 3(a)(1)(A) of the 1940 Act defines an investment company as any issuer that is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading in securities. Section 3(a)(1)(C) of the 1940 Act also defines an investment company as any issuer that is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of the issuer’s total assets (exclusive of U.S. Government securities and cash items) on an unconsolidated basis. Excluded from the term “investment securities,” among other things, in Section 3(a)(1)(C) of the 1940 Act, as defined above, are U.S. Government securities and securities issued by majority-owned subsidiaries that are not themselves investment companies and are not relying on the exclusion from the definition of investment company set forth in Section 3(c)(1) or Section 3(c)(7) of the 1940 Act.

We will rely on the exclusion provided by Section 3(c)(5)(C) of the 1940 Act. To qualify for the exclusion, we intend to make investments so that at least 55% of the assets we own consist of “qualifying assets” and so that at least 80% of the assets we own consist of qualifying assets and other real estate related assets. We generally expect that our investments in our target assets will be treated as either qualifying assets or real estate related assets under Section 3(c)(5)(C) of the 1940 Act in a manner consistent with SEC staff no-action letters. Qualifying assets for this purpose include mortgage loans and other assets, such as whole pool agency mortgage-backed securities that are considered the functional equivalent of mortgage loans for the purposes of the 1940 Act. The SEC staff has not issued guidance with respect to whole pool non-agency securities. Accordingly, based on our own judgment and analysis of the SEC’s pronouncements with respect to agency whole pool certificates, we may also treat non-agency securities issued with respect to an underlying pool of mortgage loans in which we hold all of the certificates issued by the pool as qualifying assets. We intend to invest at least 55% of our assets in whole pool agency mortgage-backed securities and non-agency mortgage-backed securities that constitute qualifying assets in accordance with SEC staff guidance and at least 80% of our assets in qualifying assets plus other real estate related assets. Other real estate related assets would consist primarily of agency mortgage-backed securities and non-agency mortgage-backed securities that are not whole pools, such as CMOs and CMBS. As a result of the foregoing restrictions, we are limited in our ability to make or dispose of certain investments. To the extent that the SEC staff publishes new or different guidance with respect to these matters, we may be required to adjust our strategy accordingly. These restrictions could also result in us holding assets we might wish to sell or selling assets we might wish to hold. Although we intend to monitor our portfolio for compliance with the Section 3(c)(5)(C) exclusion periodically and prior to each acquisition and disposition, there can be no assurance that we will be able to maintain this exclusion.

To the extent that we elect in the future to conduct our operations through majority-owned subsidiaries, such business will be conducted in such a manner as to ensure that we do not meet the definition of investment company under either Section 3(a)(1)(A) or Section 3(a)(1)(C) of the 1940 Act, because less than 40% of the value of our total assets on an unconsolidated basis would consist of investment securities. We intend to monitor our portfolio periodically to insure compliance with the 40% test. In such case, we would be a holding company which conducts business exclusively through majority-owned wholly-owned subsidiaries and we would be engaged in the non-investment company business of our subsidiaries.

The mortgage related investments that we acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder. If the SEC or its staff determines that any of these securities are not qualifying interests in real estate or real estate-related assets, adopts a contrary interpretation with respect to these securities or otherwise believes we do not satisfy the above exclusions or change interpretation of the above exclusions, we could be required to restructure our activities or sell certain of our assets.

On August 31, 2011, the SEC issued a concept release requesting comments to a number of matters relating to the Section 3(c)(5)(C) exclusion from the 1940 Act, including the nature of assets that qualify for purposes of the exclusion and whether mortgage-related REIT’s should be regulated as investment companies. There can be no assurance that the laws and regulations governing the 1940 Act status of REIT’s, including guidance and interpretations from the Division of Investment Management of the SEC regarding the Section 3(c)(5)(C) exclusion, will not change in a manner that adversely affects our operations or business. As a result of this release, the SEC or its staff may issue new interpretations of the Section 3(c)(5)(C) exclusion causing us to change the way we conduct our business, including changes that may adversely affect our ability to achieve our investment objective.  We may be required at times to adopt less efficient methods of financing certain of our mortgage related investments and we may be precluded from acquiring certain types of higher yielding securities. The net effect of these factors would be to lower our net interest income. If we fail to qualify for an exclusion from registration as an investment company or an exclusion from the definition of an investment company, our ability to use leverage would be substantially reduced. Our business will be materially and adversely affected if we fail to qualify for an exclusion from regulation under the 1940 Act.

Restrictions on Ownership of our Common Stock

To assist us in complying with the REIT limitations on the concentration of ownership imposed by the Code, our charter prohibits, with certain exceptions, any stockholder from beneficially or constructively owning, applying certain attribution rules under the Code (including deemed ownership of shares underlying warrants or options to purchase stock), more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding shares of all classes of capital stock.  Our board of directors may, in its sole discretion, waive the 9.8% ownership limit with respect to a particular stockholder if it is presented with certain representations and undertakings required by our charter and other evidence satisfactory to it that such ownership will not then or in the future jeopardize our qualification as a REIT. Our charter also prohibits any person from, among other things: (1) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code, or otherwise cause us to fail to qualify as a REIT; and (2) transferring shares of our capital stock if such transfer would result in our capital stock being beneficially owned by fewer than 100 persons.

If we fail to maintain qualification as a REIT, we would be exposed to additional risks as described in this prospectus. Our board may exempt a person from our charter’s restrictions on ownership of stock. We may grant waivers from the 9.8% charter restriction for certain equity holders where, based on representations, covenants and agreements received from such holders, we determine that such waivers would not jeopardize our status as a REIT.

Competition

Our success will depend, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring our target assets, we will compete with mortgage REITs, mortgage finance and specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, other lenders, governmental bodies and other entities. Many of these organizations have greater financial resources and access to lower costs of capital than we will have.  In addition, there are numerous mortgage REITs with similar asset acquisition objectives, including our target assets, and others may be organized in the future. The effect of the existence of additional REITs may be to increase competition for the available supply of mortgage assets suitable for purchase.

Policies with respect to Certain Other Activities

If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to REIT distribution requirements) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

In addition, we may borrow money to finance the acquisition of investments. We intend to use traditional forms of financing, such as repurchase agreements. Our investment guidelines and our portfolio and leverage are periodically reviewed by our board of directors as part of their oversight of our Manager.

As of the date of this prospectus, we do not intend to offer equity or debt securities in exchange for property. Though we have no current intention to do so, we may in the future repurchase or otherwise reacquire our shares.

As of the date of this prospectus, we do not intend to invest in the securities of other REITs, other entities engaged in real estate activities or securities of other issuers for the purpose of exercising control over such entities.

We engage in the purchase and sale of investments. We may make loans to third parties in the ordinary course of business for investment purposes. As of the date of this prospectus, we do not intend to underwrite the securities of other issuers.

We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and file quarterly reports with the SEC containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Policy with Respect to Dividends and Distributions

As required in order to maintain our qualification as a REIT for U.S. federal income tax purposes, we intend to distribute with respect to each year at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. To satisfy the requirements to qualify as a REIT and generally not be subject to U.S. federal income and excise tax, we intend to make monthly cash distributions of all or substantially all of our taxable income to holders of our common stock out of assets legally available for such purposes. We will not be restricted from using the proceeds of equity or debt offerings to pay dividends, but we do not intend to do so. The timing and amount of any dividends we pay to holders of our common stock will be at the discretion of our Board and will depend upon various factors, including our earnings and financial condition, maintenance of REIT status, applicable provisions of the MGCL and such other factors as our Board deems relevant.

Compliance with NYSE Corporate Governance Standards

We have applied to list our stock on the NYSE.  We intend to comply with the corporate governance standards of the NYSE, including having an Audit Committee comprised entirely of independent directors and a board of directors comprised of a majority of “independent” directors in accordance with the rules of the NYSE.

Employees

We will be managed by ARRM pursuant to the management agreement between us and ARRM. We do not have any employees.  ARRM currently has eleven full-time employees.

Legal Proceedings

We are not a party to any legal proceedings.

MANAGEMENT

JAVELIN’s board of directors is currently comprised of nine (9) members. Their current terms will expire at our annual meeting of stockholders in 2013 or when their successors are duly elected and qualified. Our bylaws provide that a majority of the board of directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than the minimum number required by the MGCL, or more than 15. All of our executive officers serve at the discretion of our board of directors. The table below sets forth certain information with respect to our directors and executive officers.

Director Nominees	Age	Positions

Scott J. Ulm	53	Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management
Jeffrey J. Zimmer	55	Co-Chief Executive Officer, Co-Vice Chairman and President
James R. Mountain	53	Chief Financial Officer
Daniel C. Staton	59	Chairman
Marc H. Bell	44	Director
John C. Chrystal	54	Independent Director
Thomas K. Guba	61	Independent Director
Robert C. Hain	58	Independent Director
John P. Hollihan, III	61	Independent Director
Stewart J. Paperin	63	Independent Director

The following is a brief biography for each of our executive officers and directors:

Scott J. Ulm has been the Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer, Head of Risk Management and a director of JAVELIN since June 18, 2012.  Mr. Ulm has been the Co-Chief Executive Officer, Co-Vice Chairman, Chief Investment Officer and Head of Risk Management of ARMOUR since November 2009.  Mr. Ulm has been a Co-Managing Member of ARMOUR Residential Management, LLC, or ARRM, since March 2008.  Mr. Ulm has 25 years of structured finance and debt capital markets experience, including mortgage-backed securities.  Mr. Ulm has advised numerous U.S., European, and Asian financial institutions and corporations on balance sheet and capital raising matters. From 2005 to 2009, Mr. Ulm was Chief Executive Officer of Litchfield Capital Holdings.  From 1986 to 2005, he held a variety of senior positions at Credit Suisse both in New York and London, including Global Head of Asset-Backed Securities, Head of United States and European Debt Capital Markets and the Global Co-Head of Collateralized Debt Obligations, both cash and synthetic.  While at Credit Suisse, Mr. Ulm was responsible for the underwriting and execution of more than $100 billion of mortgage and asset-backed securities.  At Credit Suisse, he was a member of the Fixed Income Operating Committee and the European Investment Banking Operating Committee.  Mr. Ulm holds a B.A. summa cum laude from Amherst College, an M.B.A. from Yale School of Management and a J.D. from Yale Law School.

As a result of Mr. Ulm’s 25 years of experience in structured finance and debt capital markets, including mortgage-backed securities, he is able to provide valuable business, leadership, and management advice to our board of directors in many critical areas.

Jeffrey J. Zimmer has been the Co-Chief Executive Officer, Co-Vice Chairman, President and a director of JAVELIN since June 18, 2012. Mr. Zimmer served as the Company’s Chief Financial Officer from June 18, 2012 until September 1, 2012. Mr. Zimmer has been the Co-Chief Executive Officer, Co-Vice Chairman, President and Chief Financial Officer of ARMOUR since November 2009.  Mr. Zimmer has been a Co-Managing Member of ARRM since March 2008. Mr. Zimmer has significant experience in the mortgage-backed securities market over a 27 year period. From September 2003 through March 2008, he was the co-founder and Chief Executive Officer of Bimini Capital Management, Inc., or Bimini, a publicly traded REIT.  From 1990 to 2003, he was a managing Director at RBS/Greenwich Capital in the Mortgage-Backed and Asset-Backed Department where he held various positions that included working closely with some of the nation’s largest mortgage banks, hedge funds and investment management firms on various mortgage-backed securities investments.  Mr. Zimmer was employed at Drexel Burnham Lambert in the institutional mortgage-backed sales area from 1984 until 1990.  He received his M.B.A. in finance from Babson College and a B.A. in economics and speech communication from Denison University.

As a result of Mr. Zimmer’s 27 years of experience in the mortgage-backed securities market, including serving as president and chief executive officer of a publicly-traded REIT, he is able to provide valuable business, leadership, and management advice to our board of directors in many critical areas.

James R. Mountain has been the Chief Financial Officer of JAVELIN since September 1, 2012. Mr. Mountain also became the Chief Financial Officer of ARMOUR and ARRM on September 1, 2012. Mr. Mountain joined JAVELIN after having spent over 30 years at Deloitte & Touche LLP (“Deloitte”). Mr. Mountain has significant experience in securitization transactions, having been involved in that market since its inception in the mid-1980’s, and helped to build Deloitte’s securitization practice. With significant experience in all facets of complex and structured financial transactions, he was also involved in the early development of Deloitte’s global capital markets practice. In these roles, he advised his partners and clients on both the buy-side and sell-side of the capital markets, as well as their regulators, regarding the financial reporting, control, valuation, risk management, and strategic aspects of cutting-edge financial transactions. Mr. Mountain also previously served as a partner in Deloitte’s national office, where he supervised the review and consultation process relating to securities offerings by banks, thrifts, securities dealers, insurance companies, and investment companies. Mr. Mountain earned his Bachelor of Arts degrees in business administration and in economics from the University of Montana, as well as a Master of Business Administration from the University of California, Berkeley. He is a Certified Public Accountant and a member of the American Accounting Association, the American Institute of Certified Public Accountants, and the American Securitization Forum. Mr. Mountain also serves as chair of the audit and finance committee of the University of Montana Foundation.

Daniel C. Staton has been the Non-Executive Chairman of JAVELIN since June 18, 2012.  Mr. Staton has been the Non-Executive Chairman of ARMOUR since November 2009 and was the President, CEO and Director of Enterprise from its inception in July 2007 until its merger with ARMOUR in November 2009.  Mr. Staton has more than 11 years of experience sourcing private equity and venture capital investments.  Since 2003, he has been Managing Director of the private equity firm Staton Capital LLC, and has also served as the Chairman of the Board of FriendFinder Networks Inc. (NASDAQ: FFN), a leading internet-based social networking and multimedia entertainment company, since 2004. Between 1997 and 2007, Mr. Staton was President of The Walnut Group, a private investment firm, where he served as initial investor and Director of Build-A-Bear Workshop, initial investor in Deal$:  Nothing Over a Dollar (until its sale to Supervalu Inc.), and Director of Skylight Financial.  Prior to The Walnut Group, Mr. Staton was General Manager and Partner of Duke Associates from 1981 until its initial public offering in 1993, and then served as Chief Operating Officer and Director of Duke Realty Investments, Inc. (NYSE: DRE) until 1997.  Mr. Staton also served as Chairman of the Board of Storage Realty Trust from 1997 to 1999, when he led its merger with Public Storage (NYSE: PSA), where he continues to serve as a Director.  Mr. Staton supplements his professional network by co-producing and investing in numerous Broadway musicals as well as with relationships with not-for-profit organizations.  Mr. Staton majored in Finance at the University of Missouri and holds a B.S. degree in Specialized Business from Ohio University and a B.S. degree in Business (Management) from California Coast University.

Mr. Staton has extensive experience serving on the boards of directors of private and public companies and sourcing private equity and venture capital investments and brings significant corporate governance expertise to our board of directors.

Marc H. Bell has been a director of JAVELIN since June 18, 2012.  Mr. Bell has been a director of ARMOUR since November 2009 and was the Chairman of the Board of Directors and Treasurer of Enterprise from its inception in July 2007 until its merger with ARMOUR in November 2009.  Mr. Bell has served as Managing Director of Marc Bell Capital Partners LLC, an investment firm which invests in media and entertainment ventures, real estate, and distressed assets, since 2003, and has also served as the Chief Executive Officer of FriendFinder Networks Inc. (NASDAQ: FFN), a leading internet-based social networking and multimedia entertainment company, since 2004.  Mr. Bell also served as the President of FriendFinder Networks Inc. until March 29, 2012.  Previously, Mr. Bell was the founder and President of Globix Corporation, a full-service commercial Internet Service Provider with data centers and a private network with over 20,000 miles of fiber spanning the globe.  Mr. Bell served as Chairman of the Board of Globix Corporation from 1998 to 2002 and Chief Executive Officer from 1998 to 2001.  Mr. Bell was also a member of the Board of Directors of EDGAR Online, Inc. (NASDAQ: EDGR), an Internet-based provider of filings made by public companies with the SEC, from 1998 to 2000.  Mr. Bell has also been a co-producer of Broadway musicals, and serves as a member of the Board of Trustees of New York University and New York University School of Medicine.  Mr. Bell holds a B.S. degree in Accounting from Babson College and an M.S. degree in Real Estate Development from New York University.

Mr. Bell’s past experience as managing director of an investment firm, as well as serving on our board of directors of several public companies, allows him to provide valuable business, leadership, and management advice to our board of directors in many critical areas.

John C. Chrystal has been a director of JAVELIN since July 2, 2012. Mr. Chrystal has been active in domestic and global financial markets for over 25 years, with extensive experience in risk management, structured finance, trading, credit, and derivative products.  Mr. Chrystal has been an independent director of Morgan Stanley Derivative Products, a specialized derivative product company established by Morgan Stanley, since 2010 and has served as an independent director for funds managed by Ziegler Lotsoff Capital Management, LLC including a long-short credit fund since 2010.  Since early 2009, Mr. Chrystal has advised multiple companies concerning restructuring of their credit derivative portfolios, including a successful restructuring of a multi-billion-dollar credit default swap portfolio managed by Primus Asset Management, a subsidiary of

Primus Guaranty, Ltd.  From 2005 through 2008, Mr. Chrystal was Chief Risk Officer and Head of Structured Products for DiMaio Ahmad Capital, an investment management firm specializing in credit-focused hedge funds and collateralized loan obligation funds.  From 1993 through 2005, Mr. Chrystal held several senior positions in London and New York with Credit Suisse, Credit Suisse Financial Products and Credit Suisse Asset Management.  These positions included Head of Credit Products Europe, Global Head of Structured Credit Products, and Global Head of CDO’s and Liability Management.  Mr. Chrystal served as a member of several risk management and operating committees in both Credit Suisse and Credit Suisse Asset Management.  Mr. Chrystal began his Wall Street career in 1985 at Bankers Trust Company, where he focused on derivative product development, including the first credit default swaps, and mortgage-related derivative products.  Mr. Chrystal holds an M.B.A. in finance from the University of Chicago and a B.S. in agricultural business from Iowa State University.

Mr. Chrystal has a broad range of experience across domestic and international financial markets and in-depth exposure to a diverse array of asset classes, which will allow him to provide our board of directors with valuable advice regarding risk management, investments in our target assets and access to the financial markets.

Thomas K. Guba has been a director of JAVELIN since June 18, 2012.  Mr. Guba has been a director of ARMOUR since November 2009 and has been the senior executive or head trader of various Wall Street mortgage and government departments in his 35 years in the securities business.  From 2002 through 2008, Mr. Guba was President and Principal of the Winter Group, a fully integrated mortgage platform and money management firm.  He was Managing Director of Structured Product Sales at Credit Suisse First Boston from 2000 to 2002, Managing Director and Department Manager of Mortgages and U.S. Treasuries at Donaldson Lufkin Jenrette, which was subsequently purchased by Credit Suisse First Boston from 1994 to 2000, Executive Vice President and Head of Global Fixed Income at Smith Barney from 1993 to 1994, Managing Director of the Mortgage and U.S. Treasuries Department at Mabon Securities from 1990 to 1993, Senior Vice President and Mortgage Department Manager at Drexel Burnham Lambert from 1984 to 1990, Senior Vice President and Head Mortgage Trader at Paine Webber from 1977 to 1984, and a trader of mortgaged backed securities at Bache & Co. from 1975 to 1977.  Mr. Guba was also a Second Lieutenant, Military Police Corps, in the United States Army from 1972 to 1974.  Mr. Guba holds a B.A. in political science from Cornell University and a M.B.A. in finance from New York University.

Mr. Guba’s past experience on Wall Street allows him to provide valuable insights and advice to our Board of Directors, particularly as it pertains to the capital markets.

Robert C. Hain has been a director of JAVELIN since June 18, 2012.  Mr. Hain has been a director of ARMOUR since November 2009 and a non-executive director of Bank Leumi (UK) Plc, a majority-owned subsidiary of Bank Leumi Le Israel BM, one of Israel’s largest financial institutions, since 2012. Mr. Hain has also been Chairman of City Financial Investment Company Limited since 2006 and a member of Shadbolt Partners LLP since 2005, both companies of which are engaged in asset management in the United Kingdom and Europe.  City Financial and its affiliates acquire, rejuvenate and grow mutual fund and similar investment management businesses, and provide strategic advice to a select group of owners of investment management firms.  Previously, Mr. Hain was Chief Executive Officer of Invesco Perpetual, a prominent British asset manager, from 2002 to 2004, and Chief Executive Officer of Invesco Trimark, a Canadian mutual fund company, from 1998 to 2002.  Mr. Hain was a member of the Executive Management Committee of Amvescap Plc (now Invesco Ltd), from 1998 to 2005.  Mr. Hain’s career in financial services includes senior executive positions in marketing, private banking and retail financial services in North America and Europe, and has comprised major acquisitions, integrations, and product and service delivery innovations.  In addition, Mr. Hain has served on the boards and committees of financial services, business, arts, health and social services organizations at the national and local levels in Toronto, Zurich, Winnipeg, Halifax and London.  He holds degrees from the University of Toronto (Innis College) and the University of Oxford (Merton College).

Mr. Hain’s extensive experience managing investments allows him to provide our board of directors with valuable knowledge regarding markets and investment opportunities.

John “Jack” P. Hollihan, III has been a director of JAVELIN since June 18, 2012.  Mr. Hollihan has been a director of ARMOUR since November 2009 and has over 26 years of investment banking and investment experience.  Mr. Hollihan has served as the lead independent director of City Financial Investment Company Limited (London) and the Executive Chairman of Litchfield Capital Holdings (Connecticut) since 2005. From 2000 to 2002, Mr. Hollihan was the Head of European Industry Investment Banking for Banc of America Securities (“BAS”), where he was a member of the BAS European Capital Committee and Board, and where he had responsibility for a loan book of $8 billion.  Prior to that, from 1986 to 2000, Mr. Hollihan was Head of Global Project and Asset Based Finance and Leasing at Morgan Stanley and was a member of the Morgan Stanley International Investment Banking Operating Committee.  In that capacity, he managed $45 billion in asset based and structured financings and leasing arrangements. He is a former trustee of American Financial Realty Trust (NYSE: AFR).  Mr. Hollihan holds B.S. (Wharton) and B.A. degrees from the University of Pennsylvania, and a J.D. from the University of Virginia School of Law.

Mr. Hollihan’s 26 years of investment banking and investment experience provide valuable insights and advice to our board of directors, particularly as it pertains to the capital markets.

Stewart J. Paperin has been a director of JAVELIN since June 18, 2012.  Mr. Paperin has been a director of ARMOUR since November 2009 and served as a member of Enterprise Board of Directors from its inception in July 2007 to its business combination with ARMOUR in November 2009.  Mr. Paperin has served as Executive Vice President of the Soros Foundation, a worldwide private philanthropic foundation, since 1996, where he oversees financial, administrative and economic development activities.  From 1996 to July 2005, Mr. Paperin served as a Senior Advisor and portfolio manager for Soros Fund Management LLC, a financial services company, and since July 2005 has served as a consultant to Soros Fund Management LLC. From 1996 to 2007, Mr. Paperin served as a Director of Penn Octane Corporation (NASDAQ: POCC), a company engaged in the purchase, transportation and sale of liquefied petroleum gas.  Prior to joining the Soros organizations, Mr. Paperin served as President of Brooke Group International, an investment firm concentrated on the former Soviet Union, from 1990 to 1993, and as Senior Vice President and Chief Financial Officer of Western Union Corporation, a provider of money transfer and message services which was controlled by Brooke Group, from 1989 to 1991.  Prior to Western Union Corporation, Mr. Paperin served as Chief Financial Officer of Timeplex Corporation, a telecommunications equipment provider, from 1986 to 1989 and of Datapoint Corporation, a computer equipment manufacturer, from 1985 to 1986. Prior to Datapoint Corporation, Mr. Paperin served as a financial officer of Pepsico Corporation from 1980 to 1985 and as a management consultant at Cresap McCormick & Paget from 1975 to 1980.  Mr. Paperin also served as a member of the Board of Directors of Community Bankers Acquisition Corp., a blank check company formed to acquire an operating business in the banking industry (NYSE MKT LLC: BTC).  Mr. Paperin holds a B.A. degree and an M.S. degree from the State University of New York at Binghamton. He is a member of the Council for Foreign Relations and was awarded an honorary Doctor of Humane Letters by the State University of New York.

Mr. Paperin’s pertinent experience, qualifications, attributes and skills include financial literacy and expertise, and allows him to provide significant expertise in accounting and financial matters and in analyzing and evaluating financial statements.

Independence of Directors

We adhere to the rules of the NYSE in determining whether a director is independent.  The NYSE requires that a majority of our board of directors must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which, in the opinion of our board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.  Consistent with these considerations, our board of directors has affirmatively determined that Messrs. Chrystal,Guba, Hain, Hollihan and Paperin are independent directors.

Role of the Board of Directors; Risk Management

Our board of directors plays an active role in overseeing management and representing the interests of stockholders.  Management, which is responsible for day-to-day risk management, conducts a risk assessment of our business annually.  The risk assessment process is global in nature and has been developed to identify and assess our risks, including the nature of the risk, as well as to identify steps to mitigate and manage each risk.  Oversight responsibility for each risk is allocated among the full board of directors and its committees, and specific board of directors and committee agendas are developed accordingly.

Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee and has adopted charters for each of these committees. Each of these committees has three directors and is composed exclusively of independent directors, as defined by the listing standards of the NYSE.  Moreover, the compensation committee will be composed exclusively of individuals intended to be, to the extent required by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (“Exchange Act”) non-employee directors and will, at such times as we are subject to Section 162(m) of the Code, qualify as outside directors for purposes of Section 162(m) of the Code.

Audit Committee Information

The members of our audit committee consists of Messrs. Paperin, Hain and Hollihan, with Mr. Paperin serving as chairman.  The audit committee will be responsible for:

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engaging independent certified public accountants;

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preparing audit committee reports;

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reviewing with the independent certified public accountants the plans and results of the audit engagement;

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approving professional services provided by the independent certified public accountants;

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reviewing the independence of the independent certified public accountants; and

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considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under NYSE listing standards.  The definition of “financially literate” generally means being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, a listed company must certify to the exchange that the committee will have at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication.  Our board of directors has determined that

Mr. Paperin satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Compensation Committee

The compensation committee consists of Messrs. Hollihan, Guba and Paperin. Mr. Hollihan chairs our compensation committee. The principal functions of the compensation committee will be to:

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evaluate the performance of our officers;

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review any compensation payable to our directors and officers;

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evaluate the performance of our manager, ARRM;

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review the compensation and fees payable to ARRM under the management agreement;

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prepare compensation committee reports; and

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administer the issuance of any common stock or other equity awards issued to personnel of ARRM who provide services to us.

Compensation Committee Interlocks and Insider Participation

Each of the members of the compensation committee is an independent director.  No member of the compensation committee is a current or former officer or employee of ours or any of our subsidiaries or had any relationship requiring disclosure by us under Item 404 of Regulation S-K.  None of our executive officers serve as a member of the board of directors or compensation committee of any company that has one or more of its executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee consists of Messrs. Hain, Chrystal and Guba. Mr. Hain chairs our nominating and corporate governance committee.  The nominating and corporate governance committee will be responsible for:

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seeking, considering and recommending to the board of directors qualified candidates for election as directors;

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approving and recommending to our full board of directors the appointment of each of our executive officers;

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periodically preparing and submitting to our board of directors for adoption the committee’s selection criteria for director nominees;

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reviewing and making recommendations on matters involving the general operation of our board of directors and our corporate governance;

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annually recommending to the board nominees for each committee of the Board; and

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annually facilitating the assessment of the boards’ performance as a whole and of the individual directors and reporting thereon to our board of directors.

Director Compensation

We have not paid any cash compensation or granted any equity-based awards to any of the members of our board of directors since our incorporation. We do not have, and we do not currently intend to adopt, any plans or programs for our directors that provide for pension benefits or the deferral of compensation.

Any member of our board of directors who is also an employee or a member of JAVELIN or its affiliates will not receive any compensation from us for serving on our board of directors.

Each independent director will receive an annual retainer of $40,000 in quarterly cash payments in advance and $1,500 in cash per board or committee meeting attended. We also reimburse our independent directors for their travel expenses incurred in connection with their attendance at full board and committee meetings. In addition, the chair of our audit committee will be paid an annual retainer of $20,000 in cash. We will adopt an Incentive Plan for the purpose of making grants of equity-based compensation awards to our independent directors and other eligible individuals. See “—2012 Equity Incentive Plan” below for a description of this plan.

Incentive Compensation

The Incentive Plan (as discussed below), allows us to make grants of restricted common stock, phantom stock, stock options and other equity and cash-based awards to our officers and directors. No such grants have been made under this Plan as of the date of this prospectus.

Executive Officer Compensation

We are managed by ARRM pursuant to the management agreement between us. We do not have any employees whom we compensate directly with salaries. Our executive officers are officers of, and hold an ownership interest in, ARRM, and are compensated by ARRM for their services to us.

2012 Equity Incentive Plan

We will adopt the Incentive Plan prior to the consummation of this offering to attract, retain and reward directors and officers of JAVELIN and employees of ARRM (“Eligible Individuals”). The Incentive Plan allows us to grant a variety of stock-based and cash-based awards to Eligible Individuals.

The Incentive Plan is administered by the compensation committee of our board of directors. The compensation committee has the full authority to administer and interpret the Incentive Plan, to authorize the granting of awards, to determine the eligibility to receive an award, to determine the number of shares of common stock to be covered by each award (subject to the limitations provided in the Incentive Plan), to determine the terms, provisions and conditions of each award (which may not be inconsistent with the terms of the Incentive Plan), to prescribe the form of instruments evidencing awards and to take any other actions and make all other determinations that it deems necessary or appropriate in connection with the Incentive Plan or the administration or interpretation thereof. In connection with this authority, the compensation committee may, among other things, establish required periods of employment and/or performance goals that must be met in order for awards to be granted or to vest, or for the restrictions on any such awards to lapse. The compensation committee administering the Incentive Plan consists of two or more non-employee directors, each of whom is intended to be, to the extent required by Rule 16b-3 under the Exchange Act, a non-employee director and will, at such times as we are is subject to Section 162(m) of the Code, qualify as an outside director for purposes of Section 162(m) of the Code.

Available Shares

The aggregate number of shares that may be made subject to awards under the Incentive Plan will be equal to 3.0% of the total number of issued and outstanding shares of our common stock (on a fully diluted basis) at the time of each award (other than any shares issued or subject to awards made pursuant to the Incentive Plan). Therefore, if we sell                 shares of our common stock in this offering and                units in the concurrent private placement, the number of shares of common stock initially reserved for issuance will be                shares. If an award granted under the Incentive Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

Awards under the Incentive Plan

The Incentive Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, phantom stock, stock appreciation rights and other equity-based and cash-based awards.

Restricted Shares of Common Stock. A restricted share award is an award of shares of common stock that is subject to restrictions on transferability and such other restrictions, if any, the compensation committee may impose at the date of grant. Grants of restricted shares of common stock will be subject to vesting schedules as determined by the compensation committee. The restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as the compensation committee may determine. Except to the extent restricted under the award agreement relating to the restricted shares of common stock, a participant granted restricted shares of common stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends or distributions on the restricted shares of common stock. Such dividends and distributions, however, may be held in escrow until all restrictions on the underlying shares have lapsed. Although dividends may be paid on restricted shares of common stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, holders of restricted shares of common stock are generally prohibited from selling such shares until they vest.

Stock Options and Stock Appreciation Rights. A stock option is a right to purchase a specified number of shares of our common stock at an exercise price established at the date of grant. Stock options granted may be either non-qualified stock options or incentive stock options (which are intended to qualify as “incentive stock options” within Section 422 of the Code). A stock appreciation right (“SAR”) entitles the recipient to receive, upon surrender of the SAR, an amount of cash or number of shares of our common stock having a fair market value equal to the positive difference, if any, between the fair market value of one share of common stock on the date of exercise and the exercise price of the SAR. The compensation committee will specify at the time an option or SAR is granted when and in what proportions an option or SAR becomes vested and exercisable in accordance with the Incentive Plan.

Performance-Based Awards. The compensation committee may grant performance awards, which may be cash or equity based, including performance units and performance shares. Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable, or as a condition to accelerating the timing of such events. The compensation committee will set the performance goals used to determine the amount payable pursuant to a performance award.

Other Awards. The compensation committee may also award to certain eligible persons shares of our common stock, or phantom stock or other awards whose value is based, in whole or in part, on our common stock. Such awards may be in addition to any other awards made under the Incentive Plan, and subject to such other terms and restrictions as determined by the compensation committee in its discretion.

Change in Control

Upon a change in control, as defined in the Incentive Plan, the compensation committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the change in control, these include, accelerating the vesting of some or all of the awards under the Incentive Plan, terminating all awards under the Incentive Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing. In the event that the compensation committee does not terminate or convert an award upon a change in control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).

Our Board may amend, alter or discontinue the Incentive Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary, the Board must obtain approval of our stockholders for any amendment that would:

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other than through adjustment as provided in the Incentive Plan, increase the total number of shares of common stock reserved for issuance under the Incentive Plan;

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change the class of persons eligible to participate in the Incentive Plan;

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reprice any stock option awards under the Incentive Plan; or

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otherwise require such approval.

The compensation committee may amend the terms of any award granted under the Incentive Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.

OUR MANAGER AND THE MANAGEMENT AGREEMENT

Management Agreement with ARMOUR Residential Management LLC

Concurrent with the closing of this offering, we will enter into a management agreement with ARRM pursuant to which ARRM will provide for the day-to-day management of our operations and performs services and activities relating to our assets and operations in accordance with the terms of the management agreement.

Responsibilities of ARRM under the Management Agreement

The management agreement will require ARRM to manage our business affairs in conformity with certain restrictions contained therein, including our investment guidelines and any other material operating policies adopted by us. Although our investment guidelines do not limit the amount of any single investment by ARRM on our behalf, our investment guidelines require prudent diversification within our target assets. ARRM’s role as manager will be subject to the direction and oversight of our board of directors. Under the management agreement, we, in our discretion, will be able to limit ARRM’s management, services, and other activities performed by ARRM pursuant to the management agreement. Additionally, under the management agreement, we will have the right to (i) retain “other managers” (as defined in the management agreement), and (ii) limit ARRM’s duties, in our discretion, to the “mortgage assets” (as defined in the management agreement) which we may determine shall be solely managed by ARRM.

ARRM will be responsible for (i) managing our day-to-day operations and performing the services and other activities described below, and (ii) to the extent directed by the Board of Directors, performing similar management and services for any of our subsidiaries.  ARRM will perform the following services from time to time as may be required for our management and our assets (other than any such assets solely being managed by any other manager):

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serving as our consultant with respect to the formulation of investment criteria for assets managed by ARRM and the preparation of policy guidelines by our board of directors for such assets;

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assisting us in developing criteria for mortgage asset purchase commitments that are consistent with our long term investment objectives and making available to us ARRM’s knowledge and experience with respect to mortgage assets managed by ARRM;

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representing us in connection with certain of our purchases, sales and commitments to purchase or sell mortgage assets managed by ARRM that meet in all material respects our investment criteria, including without limitation by providing financing and similar portfolio management expertise as appropriate in connection therewith;

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managing our assets (other than any assets managed solely by other managers);

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advising us and negotiating our agreements with third party lenders for our borrowings;

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making available to us statistical and economic research and analysis regarding our activities managed by ARRM and the services performed for us by ARRM;

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monitoring and providing to our board of directors price information and other data obtained from certain nationally recognized dealers that maintain markets in mortgage assets identified by our board of directors from time to time, and providing data and advice to our board of directors in connection with the identification of such dealers, in each case with respect to assets managed by ARRM;

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investing or reinvesting our money, which we may determine from time to time shall be solely managed by ARRM, in accordance with our policies and procedures;

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providing executive and administrative personnel, office space and other appropriate services required in rendering services to us;

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administering our day to day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by ARRM and our board of directors, including, without limitation, the collection of revenues and the payment of our debts and obligations from our accounts (in each case in respect of assets managed by ARRM), and the maintenance of appropriate computer systems and related information technology to perform such administrative and management functions;

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advising our board of directors in connection with certain policy decisions (other than any such decisions solely relating to other managers);

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evaluating and recommending interest rate risk mitigation strategies to our board of directors and, upon approval by our board of directors, engaging in interest rate risk mitigation activities on behalf of us consistent with our status as a REIT, in each case in respect of assets managed by ARRM;

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supervising our compliance with Sections 856 through 860 of the Code and maintenance of our status as a REIT (other than in respect of any assets not managed by ARRM);

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qualifying and causing us to qualify to do business in all applicable jurisdictions and obtaining and maintaining all appropriate licenses (other than in respect of any activities not managed by ARRM);

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assisting us to retain qualified accountants and tax experts to assist in developing and monitoring appropriate accounting procedures and testing systems and to conduct quarterly compliance reviews as our board of directors may deem necessary or advisable (other than any such procedures or reviews relating solely to other managers);

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assisting us in our compliance with all federal (including, without limitation, the Sarbanes Oxley Act of 2002), state and local regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports, documents and filings, if any, required under the Exchange Act or other federal or state laws;

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assisting us in our compliance with federal, state and local tax filings and reports, and generally enable us to maintain our status as a REIT, including soliciting stockholders, as defined below, for required information to the extent provided in Section 856 through 860 of the Code;

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assisting us in our maintenance of an exemption from the 1940 Act and monitoring compliance with the requirements for maintaining an exemption from the 1940 Act;

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advising us as to our capital structure and capital raising activities (other than in respect of capital not to be managed by ARRM);

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handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day to day operations, subject to the approval of our board of directors (and excluding any such proceedings or negotiations solely involving other managers);

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engaging and supervising, on our behalf, at our request and at our expense, the following, without limitation: independent contractors to provide investment banking services, leasing services, mortgage brokerage services, securities brokerage services, other financial services and such other services as may be deemed by our board of directors to be necessary or advisable from time to time (other than other managers, or any of the foregoing to be utilized in connection with activities being solely conducted by other managers);

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so long as ARRM does not incur additional costs or expenses, and we do not incur additional costs or expenses which are not specifically approved in writing by us, performing such other services as may be necessary or advisable from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or ARRM shall deem appropriate under the particular circumstances; and

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assisting us, upon our request therefor, in evaluating the advantages and disadvantages of our internalizing the functions of ARRM or of any merger and acquisition transaction that we may elect to pursue.

Under the management agreement, our board of directors will be able to direct ARRM to perform similar management and services for any of our subsidiaries; provided, however, that ARRM neither will have the right nor the obligation to supervise any other manager, or to manage or otherwise participate in any way in any securitization transaction undertaken by us or any joint venture formed by us.

Fiduciary Relationship

Pursuant to the management agreement, ARRM will not assume any responsibility other than to render the services called for thereunder and will not be responsible for any action of our board of directors in following or declining to follow its advice or recommendations. ARRM will maintain a fiduciary relationship with us. In addition, our officers and directors, including Messrs. Ulm and Zimmer, which are co-managing members of ARRM, will maintain a fiduciary relationship with us and owe us fiduciary duties.  Under the terms of the management agreement, ARRM and its directors, officers, stockholders, equity holders, employees, representatives, agents, and any person controlling, controlled by, or under common control with ARRM or its directors, officers, stockholders, equity holders, employees, representatives, or agents will not be liable to us, any of our subsidiaries, our board of directors, our stockholders, any subsidiary’s stockholders, any issuer of mortgage securities, any credit party, any counter party under any agreement or any other person whatsoever for any acts or omissions, errors of judgment or mistakes of law under or in connection with the management agreement, except in the event that ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement. Under the management agreement, we and our subsidiaries will be required to indemnify ARRM and its directors, officers, stockholders, equity holders, employees, representatives, agents, and any person controlling, controlled by, or under common control with ARRM or its directors, officers, stockholders, equity holders, employees, representatives, or agents with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature whatsoever, actual or threatened (including, without limitation, reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed or made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting agreement or similar agreement to which ARRM is a party that is related to our activities, except that we will not indemnify such indemnified parties in the event that ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties.

Amendment, Term and Termination

The management agreement may be amended or modified by a written agreement between us and ARRM. The management agreement will have an initial term of                  years; following the initial term, the management agreement will automatically renew for successive one-year renewal terms unless either party gives notice to the other of its intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term. However, we may give notice of our intent not to renew the management agreement to ARRM only if at least two-thirds of our independent directors or the holders of a majority of our outstanding shares of common stock (not including those shares held by ARRM or its affiliates) agree that (i) there has been unsatisfactory performance by ARRM that is materially detrimental to us and our subsidiaries or (ii) the compensation payable to ARRM under the management agreement is unfair. However, in the event that we give such notice pursuant to (ii) above, ARRM has the right to renegotiate ARRM’s compensation pursuant to the procedures set forth in the management agreement; if both parties (including at least two-thirds of our independent directors) agree to the terms of revised compensation, such notice of non-renewal is to be deemed of no force and the management agreement will continue in effect (unless and until otherwise terminated or not renewed in accordance with its terms). We will not be required to pay a termination fee if we provide ARRM our intent not to renew the agreement 180 days prior to the expiration of the initial term or any renewal term.

We may not terminate the management agreement without cause during the initial                  term of the management agreement. After the initial                  term, we may terminate any renewal term without cause upon 180 days’ prior written notice. If we terminate the management agreement without cause, we must pay a termination fee to ARRM equal to                  times the fees paid to ARRM in the preceding full twelve (12) months, calculated as of the effective date of the termination of the management agreement. ARRM may terminate the management agreement for any reason, at any time upon 180 days’ prior written notice to us without penalty.

We may terminate the management agreement at any time and without the payment of any termination fee, effective immediately upon notice to ARRM, for “cause.” “Cause” is defined under the management agreement as a final determination by a court of competent jurisdiction (a) that ARRM has materially breached the management agreement that has a material adverse effect on us and such material breach has continued for a period of 30 days after receipt by ARRM of written notice thereof specifying such breach and requesting that the same be remedied in such 30-day period, (b) that an action taken or omitted to be taken by ARRM in connection with the management agreement constitutes willful misconduct or gross negligence that results in material harm to us and such willful misconduct or gross negligence has not been cured within a period of 30 days after receipt by ARRM of written notice thereof specifying such willful misconduct or gross negligence and requesting that the same be remedied in such 30-day period, or (c) that an action taken or omitted to be taken by ARRM in connection with the management agreement constitutes fraud that results in material harm to us.

ARRM may not assign all or any part of the management agreement (including, without limitation, by operation of law) without our prior written consent, including our board of directors. If ARRM assigns the management agreement without the approval of our board of directors, the management agreement will automatically terminate.

ARRM’s Management Fees, Expense Reimbursements and Termination Fee

We will not maintain an office or employ personnel. Instead we will rely on the facilities and resources of ARRM to conduct our operations. Costs and expenses incurred by ARRM on behalf of us or our subsidiaries are reimbursed to ARRM in cash on a monthly basis. Costs and expense reimbursement to ARRM are subject to adjustment at the end of each calendar year in connection with our annual audit.

Base Management Fee

Pursuant to the management agreement, as amended, ARRM is entitled to receive a monthly management fee equal to 1/12th of (a) 1.5% of Gross Equity Raised up to $1 billion and (b) 1.0% of Gross Equity Raised in excess of $1 billion. This amount will be calculated and payable monthly in arrears.

“Gross Equity Raised” means an amount in dollars calculated as of the date of determination that is equal to (i) our initial equity capital following the consummation of this offering and the concurrent private placement, plus (ii) equity capital raised in public or private issuances of our equity securities, including this offering (calculated before underwriting fees and distribution expenses, if any), less (iii) capital returned to our stockholders, as adjusted to exclude (iv) one-time charges pursuant to changes in GAAP and certain non-cash charges after discussion between ARRM and our board of directors and approved by a majority of the board of directors.

We will not pay ARRM any incentive fees.

ARRM uses the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no compensation directly from us. We are obligated to pay the management fee (via wire transfer of immediately available funds) within one (1) business day after the end of each month.

Reimbursement of Expenses

We will pay all of our and ARRM’s costs and expenses (including for goods and services obtained from third parties) incurred solely on behalf of us or any subsidiary or in connection with the management agreement, except for the cost and expenses not reimbursable under the management agreement, which are costs and expenses specifically required to be borne by ARRM under the management agreement, or the Manager obligations. The expenses required to be paid by us include:

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all costs and expenses associated with our formation and capital raising activities, including, without limitation, the costs and expenses of the preparation of our registration statements, and any and all costs and expenses of any public offering of ours, any subsequent offerings and any filing fees and costs of being a public company, including, without limitation, filings with the SEC, the Financial Industry Regulatory Authority (“FINRA”),  and any exchange or over the counter market, among other such entities;

•

all our costs and expenses in connection with the acquisition, disposition, financing, interest rate risk mitigation, administration and ownership of our or any subsidiary’s investment assets (including, without limitation, the target assets) and, including, without limitation, costs and expenses incurred in contracting with third parties, including any person controlling, controlled by, or under common control with ARRM (as may be approved by us pursuant to the terms of the management agreement), to provide such services, such as legal fees, accounting fees, consulting fees, trustee fees, appraisal fees, insurance premiums, commitment fees, brokerage fees, guaranty fees, ad valorem taxes, costs of foreclosure, maintenance, repair and improvement of property and premiums for insurance on property owned by us or any subsidiary of us;

•

all costs and expenses relating to the acquisition of, and maintenance and upgrades to, our portfolio analytics and accounting systems (including, but not limited to Bloomberg);

•

all costs and expenses of money we or our subsidiaries borrow, including, without limitation, principal, interest and the costs associated with the establishment and maintenance of any credit facilities, warehouse loans and other indebtedness of us and our subsidiaries (including commitment fees, legal fees, closing and other costs);

•

all taxes and license fees applicable to us or any subsidiary of our, including interest and penalties thereon;

•

all legal, audit, accounting, underwriting, brokerage, listing, filing, rating agency, registration and other fees, printing, engraving, clerical, personnel and other expenses and taxes of ours incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of our or any subsidiary’s equity securities or debt securities;

•

other than the Manager obligations, all fees paid to and expenses of third party advisors and independent contractors, consultants, managers and other agents (other than ARRM) engaged by us or any subsidiary of ours or by ARRM for our account or any subsidiary of ours (other than ARRM) and all employment expenses of the personnel employed by us or any subsidiary of ours, including, without limitation, the salaries (base and bonuses alike), wages, equity based compensation of such personnel, and payroll taxes;

•

all insurance costs incurred by us or any subsidiary of ours and including, but not limited to, insurance paid for by us to insure ARRM for liabilities as a result of being the manager for us;

•

all custodian, transfer agent and registrar fees and charges incurred by us;

•

all compensation and fees paid to directors of ours or any subsidiary of ours, all expenses of directors of ours or any subsidiary of ours (including those directors who are also employees of ARRM), the cost of directors and officers liability insurance and premiums for errors and omissions insurance, and any other insurance deemed necessary or advisable by our board of directors for the benefit of us and our directors and officers (including those directors who are also employees of ARRM), the cost of all meetings of our board of directors, and the cost of travel, hotel accommodations, food and entertainment for all participants in meetings of our board of directors;

•

all third party legal, accounting and auditing fees and expenses and other similar services relating to our or any subsidiary’s operations (including, without limitation, all quarterly and annual audit or tax fees and expenses);

•

all legal, expert and other fees and expenses relating to any actions, proceedings, lawsuits, demands, causes of action and claims, whether actual or threatened, made by or against us, or which we are authorized or obligated to pay under applicable law or our “governing instruments” (as defined in the management agreements) or by our board of directors;

•

any judgment or settlement of pending or threatened proceedings (whether civil, criminal or otherwise) against us or any subsidiary of ours, or against any trustee, director or officer of ours or any subsidiary of ours in his capacity as such for which we or any subsidiary of ours is required to indemnify such trustee, director or officer by any court or governmental agency, or settlement of pending or threatened proceedings;

•

at all times all travel and related expenses of directors, officers and employees of ours and ARRM incurred in connection with meetings related to our business, attending meetings of our board of directors or our holders of securities or any subsidiary of ours or performing other business activities that relate to us or any subsidiary of ours, including, without limitation, travel and expenses incurred in connection with the purchase, financing, refinancing, sale or other disposition of our target assets or other investments of ours; provided, however, that we shall only be responsible for a proportionate share of such expenses, as reasonably determined by ARRM in good faith after full disclosure to us, in instances in which such expenses were not incurred solely for the benefit of us;

•

all expenses of organizing, modifying or dissolving us or any subsidiary of ours, costs preparatory to entering into a business or activity, and costs of winding up or disposing of a business of activity of ours or our subsidiaries;

•

all expenses relating to payments of dividends or interest or distributions in cash or any other form made or caused to be made by our board of directors to or on account of holders of our securities or any subsidiary of ours, including, without limitation, in connection with any dividend reinvestment plan;

•

all expenses of third parties relating to communications to holders of equity securities or debt securities issued by us or any of our subsidiaries and the other bookkeeping and clerical work necessary in maintaining relations with holders of such securities and in complying with the continuous reporting and other requirements of governmental bodies or agencies, including any costs of computer services in connection with this function, the cost of printing and mailing certificates for such securities and proxy solicitation materials and reports to holders of our or any subsidiary’s securities and reports to third parties required under any indenture to which we or any of our subsidiaries is a party;

•

except for the Manager obligations, all expenses relating to any office or office facilities maintained by us or any of our subsidiaries (other than any office of ARRM and/or any person controlling, controlled by, or under common control with ARRM, which are Manager obligations), including, without limitation, rent, telephone, utilities, office furniture, equipment, machinery and other office expenses for any other persons our board of directors authorizes us to hire;

•

all costs and expenses related to the design and maintenance of our web site or sites and associated with any computer software or hardware that is used solely for us;

•

other than the Manager obligations, all other costs and expenses relating to our business and investment operations, including, without limitation, the costs and expenses of acquiring, owning, protecting, maintaining, developing and disposing of our target assets, including, without limitation, appraisal, reporting, audit and legal fees;

•

other than the Manager obligations, and subject to a line item budget approved in advance by our board of directors, all other expenses actually incurred by ARRM, any person controlling, controlled by, or under common control with ARRM (as may be approved by us pursuant to the terms of the management agreement) or their respective officers, employees, representatives or agents, or any person controlling, controlled by, or under common control with such respective officers, employees, representatives or agents (as may be approved by us pursuant to the terms of the management agreement) which are reasonably necessary for the performance by ARRM of its duties and functions under the management agreement, including, without limitation, any fees or expenses relating to our compliance with all governmental and regulatory matters); and

•

all other expenses of ours or any subsidiary of ours that are not Manager obligations under the management agreement.

ARRM will be responsible for the following Manager obligations that are not eligible to be reimbursed by us therefor:

•

employment expenses of the personnel employed by ARRM, including, without limitation, salaries (base and bonuses alike), wages, payroll taxes and the cost of employee benefit plans of such personnel (but excluding any stock of ours that our board of directors may determine to grant to such personnel, which stock shall not reduce employment expenses otherwise payable by ARRM or cause ARRM or us to pay any payroll taxes in respect thereof); and

•

rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of ARRM required for our day to day operations, including, bookkeeping, clerical and back office services provided by ARRM (except that we shall pay for supplies applicable to operations (paper, software, presentation materials, etc.)).

Moreover, subject to our right to retain other managers and our right to limit ARRM’s authorizations, ARRM is authorized, for and on behalf, and at our sole cost and expense, to employ such securities dealers (including affiliates of ARRM) for the purchase and sale of our mortgage assets managed by ARRM as may, in the reasonable judgment of ARRM, be necessary to obtain the best commercially available net results taking into account such factors as our policies, price, dealer spread, the size, type and difficulty of the transaction involved, the firm’s general execution and operational facilities and the firm’s risk in positioning the securities involved. Consistent with this policy, and subject to the foregoing caveats with respect to our rights, ARRM is authorized to direct the execution of our portfolio transactions to dealers and brokers furnishing statistical information or research deemed by ARRM to be reasonably necessary to the performance of its investment advisory functions for us.

In addition, ARRM may retain the services of third parties (including affiliates of ARRM), for and on our behalf, including, without limitation, accountants, legal counsel, appraisers, insurers, brokers, dealers, transfer agents, registrars, developers, investment banks, financial advisors, banks and other lenders and others as ARRM may deem reasonably necessary or advisable in connection with our management and operations.

We will be responsible for the costs and expenses related to the retention of such third parties except that (a) we are not responsible for costs and expenses that are Manager obligations and (b) ARRM is responsible for such costs and expenses (unless otherwise approved by our board of directors) if a third party is retained to (i) make decisions to invest in and dispose of our target assets, (ii) provide administrative, data processing or clerical services or prepare our financial records or (iii) prepare a report summarizing our acquisitions of our target assets, portfolio compensation and characteristics, credit quality (if applicable) or performance of the portfolio, with respect to assets that we have determined shall be managed by ARRM.

ARRM will have the right to cause any of its services under the management agreement to be rendered by ARRM’s employees or any person controlling, controlled by, or under common control with ARRM. In that case, we are responsible to pay or reimburse ARRM or such person controlling, controlled by, or under common control with ARRM for the reasonable and actually incurred cost and expense of performing such services by such person, including, without limitation, administrative support services specifically requested by us if the costs and expenses of such person would have been reimbursable under the management agreement if such person were an unaffiliated third party, or if such service had been performed by ARRM itself.

Termination Fee

We may not terminate the management agreement during the initial                  term, except for cause. After the initial term, if we terminate the management agreement without cause we are obligated to pay ARRM a termination fee equal to                  times the management fees paid to ARRM in the preceding full twelve (12) months, calculated as of the effective date of the termination of the management agreement.

Historical Performance of Our Executive Officers in Managing RMBS Portfolios

The information set forth below includes certain historical, financial and other data for ARMOUR Residential REIT Inc. (NYSE: ARR), a publicly traded REIT managed and sponsored by our Manager. ARMOUR invests primarily in agency mortgage-backed securities. The information set forth below also describes Bimini Mortgage Management, Inc. (which was later renamed, Bimini Capital Management, Inc. (“Bimini”), a publicly traded REIT sponsored and previously managed by one of our Co-Chief Executive Officers. Bimini invests in agency and non-agency residential mortgage-backed securities. Our structure and investment strategy are different from those of ARMOUR and Bimini. Our performance will depend on some factors that will not be applicable to or affect the performance of ARMOUR and Bimini. As a result, our financial performance and returns will differ from those of ARMOUR. and Bimini. An investment in our common stock is not an investment in ARMOUR or Bimini, and investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in ARMOUR or Bimini.

ARMOUR

Under the leadership of Mr. Ulm and Mr. Zimmer, ARRM, our Manager, currently manages ARMOUR, a publicly traded REIT which invests primarily in agency mortgage-backed securities. As of June 30, 2012, ARMOUR had over $1.3 billion in market capitalization and over $13.9 billion in assets. ARMOUR was incorporated in Maryland on February 5, 2008, merged with Enterprise Acquisition Corp. on November 9, 2009 and completed its first full quarter of operations on March 31, 2010.

Through June 30, 2012, under ARRM’s management, ARMOUR had:

•

Raised an aggregate of over $1.3 billion in equity capital from public offerings, resulting in 188,185,880 shares of common stock and 1,400,000 shares of preferred stock issued and outstanding.

•

Invested all of the net proceeds from ARMOUR’s public offerings as well as monies that ARMOUR borrowed under repurchase agreements to increase ARMOUR’s investment portfolio to approximately $13.3 billion of agency mortgage-backed securities.

•

Borrowed an aggregate of approximately $12.1 billion (an increase from year-end of $6.8 billion) under ARMOUR’s master repurchase agreements at a weighted average rate of 0.41% through an expanded group of 26 investment banking firms and other lenders to achieve ARMOUR’s targeted range of leverage ratios.

•

Entered into hedging transactions through Eurodollar futures for a notional amount of approximately $121.0 million, increasing its holdings to 771 individual futures contracts. The contracts are designed to mitigate the effects of increases in interest rates under a portion of ARMOUR’s repurchase agreements.

ARMOUR’s Consolidated Results of Operations

Set forth below are ARMOUR’s consolidated results of operations during the period from January 1, 2010 (the beginning of ARMOUR’s first full quarter of operations) until the period ended March 31, 2012.

	2010				2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Revenue and Income
	(in thousands, except per share data)
Interest Income, Net of Premium Amortization	$1,108	$1,416	$3,891	$5,746	$13,523	$29,105	$39,665	$35,345	$62,763	$86,204
Interest Expense	(113)	(160)	(376)	(557)	(1,355)	(2,351)	(3,451)	(4,698)	(6,929)	(11,106)
Net Interest Income	995	1,256	3,515	5,189	12,168	26,754	36,214	30,647	55,834	75,098
Unrealized Gain (Loss) on Derivatives	(597)	(1,457)	(3,392)	2,864	(266)	(25,817)	(65,808)	(5,196)	17,614	(70,394)
Realized (Loss) on Derivatives	(14)	(6)	(197)	(294)	(1,926)	(6,078)	(8,421)	(8,581)	(9,741)	(12,400)
Gain (Loss) on Sale of Agency Securities	208	-	-	-	-	-	6,444	10,186	6,316	(1,268)
Other Income	-	-	-	-	-	-	-	-	-	1,043
Total Net Revenues (Expense)	592	(207)	(74)	7,759	9,976	(5,141)	(31,571)	27,056	70,023	(7,921)
Operating Expenses	(284)	(493)	(383)	(523)	(1,371)	(2,128)	(2,899)	(3,313)	(4,831)	(5,683)
Income Tax (Expense)	(2)	-	(1)	154	(9)	(3)	(2)	(37)	32	(3)
Net Income (Loss)	$306	$(700)	$(458)	$7,390	$8,596	$(7,272)	$(34,472)	$23,706	$65,224	$(13,607)

Per Share Income
Net income (Loss) available (related) Per Share to common stockholders	$0.13	(0.22)	(0.06)	$0.71	$0.33	$(0.14)	$(0.44)	$0.27	$0.48	$(0.08)
Cash Dividends Per Common Share (1)	0.40	0.40	0.36	0.38	0.36	0.36	0.36	0.33	0.32	0.30

Assets
Total Assets (in millions)	$192	$507	$564	$1,209	$2,345	$5,530	$6,384	$6,208	$12,813	$13,906

Debt to Equity Ratio
Total Debt to Shareholders' Equity	7.87	6.16	9.08	8.94	9.52	8.72	9.09	8.52	9.20	8.92

Per Common Share Book Value and Stock Price Information
Beginning Book Value Per Common Share	9.33	9.30	7.33	7.29	6.61	6.84	7.14	6.78	6.57	6.79
Ending Book Value Per Common Share	9.30	7.33	7.29	6.61	6.84	7.14	6.78	6.57	6.79	7.04

(1)   GAAP earnings per share may differ from dividends per share because a REIT pays out taxable REIT income which can be different than GAAP income.

ARMOUR Reconciliation of GAAP Net Income/Loss to Taxable REIT Income

The following table reconciles ARMOUR’s consolidated results from operations to taxable REIT income for each fiscal quarter since January 1, 2010, which should be read in conjunction with ARMOUR’s operating results set forth above and in Table III of Appendix I to this prospectus.

	2010				2011				2012
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
Revenue and Income
	(in thousands, except per share data)
GAAP Net Income (Loss)	$306	$(700)	$(458)	$7,390	$8,596	$(7,272)	$(34,472)	$23,706	$65,224	$(13,607)
Add: GAAP Net Loss of Taxable REIT of Subsidiary Included Above	$14	$6	$5	$(143)	$7	$5	$-	$5	$7	$14
GAAP Net Income (Loss) from REIT Operations	$320	$(694)	$(453)	$7,247	$8,603	$(7,267)	$(34,472)	$23,711	$65,231	$(13,593)

Add: Unrealized Loss on Derivatives	$597	$1,457	$3,392	$(2,864)	$266	$25,817	$65,808	$5,196	$(17,614)	$70,394
Add: Non-Deductible Federal Income Tax Expense	$2	$-	$1	$-	$9	$3	$2	$37	$(32)	$2
Add: Other Non-Deductible Items	$-	$-	$-	$-	$-	$-	$-	$7	$57	$4
Estimated Taxable REIT Income	$919	$763	$2,940	$4,383	$8,878	$18,553	$31,338	$28,951	$47,642	$56,807

Taxable REIT income is calculated according to the requirements of the Code rather than GAAP. ARMOUR plans to distribute at least 90% of its taxable REIT income in order to maintain its tax qualification as a REIT. ARMOUR distributes dividends based on its estimate of taxable earnings per common share, not based on earnings calculated in accordance with GAAP. Taxable REIT income and GAAP earnings will differ primarily because of the non-taxable unrealized changes in the value of ARMOUR’s derivatives, which it uses as hedges. These unrealized losses are included in ARMOUR’s GAAP earnings, whereas unrealized valuation changes are not included in taxable income.

We believe that the foregoing reconciliation of ARMOUR’s taxable REIT income is useful to investors because taxable REIT income is directly related to the amount of dividends ARMOUR is required to distribute in order to maintain its REIT tax qualification status. However, because taxable REIT income is an incomplete measure of financial performance and involves differences from net income computed in accordance with GAAP, ARMOUR’s taxable REIT income should be considered as supplementary to, and not as a substitute for, ARMOUR’s net income computed in accordance with GAAP as a measure of ARMOUR’s financial performance.

We have provided supplemental prior performance data for ARMOUR in Appendix I to this prospectus. The supplemental data includes the following prior performance tables: Table I (Experience in Raising and Investing Funds), Table II (Compensation to an Affiliate of our Manager) and Table III (Operating Results). Additional information regarding ARMOUR is set forth in the most recent Annual Report on Form 10-K of ARMOUR for the year ended December 31, 2012. We will provide upon request, for no fee, the most recent Annual Report on Form 10-K of ARMOUR, and, for a reasonable fee, the exhibits to such Form  10-K.

Bimini

In September of 2003, Jeffrey J. Zimmer and partners (not including Scott J. Ulm) formed Bimini to manage a leveraged investment portfolio of agency mortgage-backed securities. From 2003 to 2008, Mr. Zimmer managed Bimini as its President and Chief Executive Officer. In that time period, Bimini raised an aggregate of $284.3 million in equity capital.

From December 2003 through November 2, 2005 Bimini operated solely as a REIT and invested only in agency mortgage-backed securities.  As of early November 2005, Bimini had approximately 10 employees operating from one office in Vero Beach, Florida, managing more than $4 billion in agency mortgage-backed securities and cash assets.

On November 3, 2005, Bimini acquired Opteum Financial Services, LLC (“Opteum”), a mortgage company focused on origination of “ALT-A” mortgages.  At that time, Opteum had more than 35 offices nationwide and approximately 1,000 employees.  In the first quarter of 2006, Bimini changed its name to Opteum to reflect the new nature of its business under a known enterprise name in the mortgage origination field. Although the company continued to manage a leveraged portfolio of agency mortgage-backed securities, from the acquisition of Opteum in November 2005 until the mortgage company was closed in the spring of 2007, the mortgage origination business was the primary user of cash flow of the company.  The company had GAAP losses from the time Opteum was acquired until the mortgage company was closed, during which period most of the equity of the company was lost. At the same time, through the end of 2008, little cash was reinvested into the agency mortgage-backed securities business and the portfolio declined from approximately $4 billion to approximately $600 million in assets. On September 28, 2007, Opteum changed its name to Bimini. Bimini has not raised any new equity capital from unaffiliated investors in the past five years.

In 2008 and 2009, the residential mortgage market in the United States encountered a variety of adverse conditions, including an increasing number of defaults, credit losses and liquidity concerns, and investors’ perception of the risk associated with real estate-related assets, including agency mortgage investments, increased. As a result, prices for agency mortgage investments fluctuated, in some cases significantly. In addition, the U.S. Government undertook a policy of aggressive monetary easing, reducing the short-term funding rate to almost zero percent. As a result of the increasing risks, many banks took steps to reduce their level of funding to counterparties and the availability of funding declined.

Conflicts of Interest

We are subject to the following conflicts of interest relating to ARRM, ARMOUR and their respective affiliates:

Conflicts with ARRM and Our Executive Officers

•

Each of our executive officers is also a member of our board of directors, is also an employee of ARRM. Therefore, these individuals have a direct interest in the financial success of ARRM, which may encourage these individuals to support strategies that impact us based upon these considerations. As a result of these relationships, our executive officers may have a conflict of interest with respect to our agreements and arrangements with ARRM and its affiliates.

•

Our executive officers are not required to devote a specific amount of time to our affairs. Accordingly, we compete with ARRM and any other venture of ARRM for the time and attention of our executive officers in connection with our business.

•

In connection with ARRM’s management of both JAVELIN’s and ARMOUR’s investment vehicles, conflicts of interest may arise in allocating investment opportunities between us and ARMOUR.  ARRM and its affiliates may in the future form funds or sponsor investment vehicles and ventures that have overlapping objectives with us and therefore may also compete with us for investment opportunities.

Conflicts Relating to ARRM’s Management Agreement

•

Due to the relationships of our executive officers with ARRM, our management agreement with ARRM was not negotiated at arm’s length, and its terms may not be as favorable to us as if they had been negotiated with an unaffiliated third party.

•

ARRM’s liability is limited under the management agreement, and we have agreed to indemnify ARRM, and its affiliates, directors, officers, stockholders, equity holders, employees, representatives and agents, and any affiliates thereof, with respect to all expenses, losses, costs, damages, liabilities, demands, charges and claims of any nature, actual or threatened (including reasonable attorneys’ fees), arising from or in respect of any acts or omissions, errors of judgment or mistakes of law (or any alleged acts or omissions, errors of judgment or mistakes of law) performed of made while acting in any capacity contemplated under the management agreement or pursuant to any underwriting or similar agreement to which ARRM is a party that is related to our activities, unless ARRM was grossly negligent, acted with reckless disregard or engaged in willful misconduct or fraud while discharging its duties under the management agreement.

•

We have agreed to pay ARRM a management fee that is based on our Gross Equity Raised but not tied to our performance. The management fee may not sufficiently incentivize ARRM to pursue business that maximizes risk-adjusted returns on our investment portfolio. Further, ARRM has an incentive to increase Gross Equity Raised (for example, by recommending follow-on stock offerings), potentially to the detriment of our existing stockholders.

Resolution of Potential Conflicts of Interest in Allocation of Investment Opportunities, Including Conflicts of Interest with ARMOUR

We are subject to conflicts of interest arising out of our relationship with ARRM and its affiliates.  ARMOUR, a publicly-traded agency mortgage-backed securities REIT, which is managed by ARRM and is affiliated with our executive officers, has overlapping investment objectives with us. As a result, conflicts of interest may arise in connection with ARRM’s allocation of investment opportunities between JAVELIN and ARMOUR.  In allocating investment opportunities among us and ARMOUR and any other companies, funds or accounts managed or advised by ARRM in the future (each, an “ARRM Client”), ARRM makes a determination, exercising its judgment in good faith, as to whether the opportunity is appropriate for each ARRM Client. Factors in making such a determination may include the ARRM Client’s liquidity, the ARRM Client’s overall investment strategy and objectives, the composition of the ARRM Client’s existing portfolio, the size or amount of the available opportunity, the characteristics of the securities involved, the liquidity of the markets in which the securities trade, the risks involved, and other factors relating to the ARRM Client and the investment opportunity. ARRM is not required to provide every opportunity to every ARRM Client.

If ARRM determines that an investment opportunity is appropriate for both us and an ARRM Client, then ARRM will allocate that opportunity in a manner that they determine, exercising their judgment in good faith, to be fair and equitable, taking into consideration all allocations among us and the ARRM investments taken as a whole. ARRM has broad discretion in making that determination, and in amending that determination over time. In allocating investments among ARRM Clients, ARRM’s reasons for its allocation decisions may include the following:

•

The contrasting strategies, time horizons and risk profiles of the participating clients;

•

The relative capitalization and cash availability of the clients;

•

The different liquidity positions and requirements of the participating clients;

•

Whether a client has appropriate exposure to or concentration in the securities, issuer, sector, industry, or markets in question, taking into account both the client’s overall investment objectives and the client’s exposure or concentration relative to other clients sharing in the allocation;

•

Whether an opportunity can be split between the clients, or whether it must be allocated entirely to one client or the other;

•

Borrowing base considerations (such as repo, securities lending, prime brokerage, or ISDA terms);

•

Expectations regarding the timing and sources of new capital;

•

Whether a client has the documentation in place to participate in a trade with the applicable counterparty; and

•

Regulatory and tax considerations, including but not limited to, our and ARMOUR’s ability to qualify as a REIT.

In certain circumstances, strict compliance with the foregoing allocation procedures may not be feasible and unusual or extraordinary conditions may, on occasion, warrant deviation from the practices and procedures described above. In such circumstances, senior personnel of ARRM may be called upon to determine the appropriate action which will serve the best interests of, and will be fair and equitable to, all clients involved.

We will not purchase portfolio assets from, or sell them to, our directors, officers or ARRM, or any of our or their affiliates, or engage in any transaction in which they have a direct or indirect pecuniary interest (other than the management and sub-management agreements) in any circumstances.

We do not have a policy that expressly prohibits our directors, officers, security holders or any of our affiliates from engaging for their own account in business activities of the types conducted by us. However, our code of conduct contains a conflicts of interest policy that prohibits our directors, officers and personnel, as well as employees of our Manager who provide services to us, from engaging in any transaction that involves an actual conflict of interest with us.

ARRM may in the future adopt additional conflicts of interest resolution policies and procedures designed to support the equitable allocation and to prevent the preferential allocation of investment opportunities among entities with overlapping investment objectives.

“JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC” License Agreements

Prior to the completion of this offering and the concurrent private placement, we will enter into license agreements with ARRM pursuant to which ARRM will grant us non-exclusive, royalty free licenses to use the names “JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC” and the Internet address www.javelinreit.com. Other than with respect to these licenses, we will have no legal right to use the “JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC” names or the JAVELIN website. In the event the management agreement is terminated, we would be required to change our Internet address and name and eliminate all use of or reference to “JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC.”

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth beneficial ownership information with respect to our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote 5% or more of our outstanding common stock, and all of our executive officers and directors, individually and as a group.

Beneficial Ownership of our Common Stock(1)
	Immediately Prior to this Offering and the Concurrent Private Placement		Immediately After this Offering and the Concurrent Private Placement(2)
Name and Address of Beneficial Owner(3)	Number of Shares	Percent	Number of Shares	Percent
Scott J. Ulm	25	50%			%
Jeffrey J. Zimmer	25	50
James R. Mountain	—	—
Daniel C. Staton(4)	—	—
Marc H. Bell(4)	—	—
John P. Hollihan, III	—	—
Thomas K. Guba	—	—
Stewart J. Paperin	—	—
Robert C. Hain	—	—
John C. Chrystal	—	—

All Executive Officers and Directors as a Group (10 persons)	50	100

*

Less than 1%.

(1)

In accordance with SEC rules, beneficial ownership includes:

•

all shares the investor actually owns beneficially or of record;

•

all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•

all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

(2)

Assumes no exercise of the underwriters’ over-allotment option.

(3)

The address of each of the executive officers and directors listed above is c/o JAVELIN Mortgage Investment Corp., 3001 Ocean Drive, Suite 201 Vero Beach, Florida 32963.

(4)

Includes                     shares underlying units purchased by SBBC, which is an entity jointly owned by Messrs. Staton and Bell.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Management Agreement

Upon completion of this offering and the concurrent private placement, we and our Manager will enter into a management agreement, pursuant to which our Manager will manage our day-to-day operations. We will pay our Manager a monthly management fee and will reimburse our Manager for certain expenses. Our Manager will earn a management fee regardless of the performance of our investments. See “Our Manager and the Management Agreement” for more information regarding the services our Manager will provide to us and the fees we will pay to our Manager.

We will rely on the facilities and resources of ARRM to conduct our operations. Costs and expenses incurred by ARRM on behalf of us or our subsidiaries will be reimbursed to ARRM in cash on a monthly basis.  Costs and expense reimbursement to ARRM will be subject to adjustment at the end of each calendar year in connection with our annual audit.

ARRM will use the proceeds from its management fee in part to pay compensation to its officers and personnel who, notwithstanding that certain of them also are our officers, receive no compensation directly from us.

We may not terminate the management agreement during its initial                  term, except for cause. After the initial term, if we terminate the management agreement without cause, we will be obligated to pay ARRM a termination fee equal to                  times the fees paid to ARRM in the preceding full twelve (12) months, calculated as of the effective date of the termination of the management agreement. In such event ARRM is obligated to pay a termination fee to SBBC (see discussion below) under the sub-management agreement.

“JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC” License Agreements

Prior to the completion of this offering and the concurrent private placement, we will enter into a license agreements with ARRM pursuant to which ARRM will grant us non-exclusive, royalty free licenses to use the names “JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC” and the Internet address www.javelinreit.com. Other than with respect to these licenses, we will have no legal right to use the “JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC” names or the JAVELIN website. In the event the management agreement is terminated, we would be required to change our Internet address and name and eliminate all use of or reference to “JAVELIN Mortgage Investment Corp.” and “ARMOUR Residential Management, LLC.”

Sub-Management Agreement

JAVELIN and ARRM will enter into a sub-management agreement with SBBC, an entity jointly owned by Daniel C. Staton and Marc H. Bell, each of whom is a member of our board of directors. Pursuant to the sub-management agreement, SBBC will provide the following services to support ARRM's performance of services to the Company under the Management Agreement, in each case upon reasonable request by ARRM: (i) serving as a consultant to ARRM with respect to the periodic review of the Company's investment guidelines; (ii) identifying for ARRM potential new lines of business and investment opportunities for the Company; (iii) identifying for and advising ARRM with respect to selection of independent contractors that provide investment banking, securities brokerage, mortgage brokerage and other financial services, due diligence services, underwriting review services, legal and accounting services, and all other services as may be required relating to the investments of the Company; (iv) advising ARRM with respect to the Company’s stockholder and public relations matters; (v) advising and assisting ARRM with respect to the Company’s capital structure and capital raising; and (vi) advising ARRM on negotiating agreements relating to programs established by the U.S. government. In exchange for such services, ARRM will pay SBBC a sub-management fee equal to a minimum of 25% of the net management fee earned by ARRM under the management agreement we intend to enter into with ARRM. The sub-management agreement will continue in effect until it is terminated in accordance with its terms. SBBC is also the sub-manager of ARMOUR and provides ARRM the services described above in connection with ARRM’s management of ARMOUR.

Registration Rights

We will enter into a registration rights agreement with the purchasers of units sold in the concurrent private placement, including Messrs. Bell and Staton (through SBBC), and possibly certain other investors affiliated with ARRM, pursuant to which we will agree to register the resale of the private placement shares and the shares of common stock issuable upon exercise of the warrants, which we collectively refer to as the registrable shares. Pursuant to the registration rights agreement, all holders of the registrable shares and their direct and indirect transferees will have the right to demand that we cause their registrable shares to be registered for resale on a registration statement; however, we will not be required to file such registration statement until                 days after the consummation of this offering. The registration rights agreement also requires us to file a “shelf registration statement” for the remaining registerable shares as soon as practicable after we become eligible to use Form S-3 and we must use our reasonable best efforts to maintain the effectiveness of this shelf registration statement until all the registerable shares have been sold under the shelf registration statement or sold pursuant to Rule 144 under the Securities Act. At any time prior to the filing of our shelf registration statement, if we propose to file a registration statement providing for a public offering, the holders of registerable shares may also request to have their shares included on this registration statement pursuant to the registration rights agreement. See “Shares Eligible for Future Sale – Registration Rights.”

Review, Approval or Ratification of Transactions with Related Persons

All future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by our audit committee or a majority of our disinterested independent directors or the members of our board of directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

DESCRIPTION OF CAPITAL STOCK

The following is a summary of the rights and preferences of our common stock and preferred stock and does not purport to be complete and is qualified in its entirety by reference to the MGCL and our charter and our bylaws. We encourage you to read carefully this entire prospectus, our charter and bylaws and the other documents we refer to for a more complete understanding of our capital stock. The forms of our charter and bylaws are filed as exhibits to the registration statement of which this prospectus is a part. Please see the section entitled “Where You Can Find More Information.”

Our charter provides that we may issue up to 250,000,000 shares of common stock, $0.001, par value per share, and 25,000,000 shares of preferred stock, $0.001, par value per share. Our charter authorizes our board of directors, with the approval of a majority of the entire board of directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of shares of stock of any class or series without stockholder approval. Under Maryland law, stockholders are not generally liable for our debts or obligations.

Shares of Common Stock

All of the outstanding shares of common stock offered by this prospectus will be duly authorized, validly issued, fully paid and non-assessable. Subject to the preferential rights of any other class or series of shares of stock and to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, holders of shares of common stock will be entitled to receive dividends on such shares of common stock out of assets legally available therefor if, as and when authorized by our board of directors and declared by us, and the holders of shares of our common stock will be entitled to share ratably in our assets legally available for distribution to our stockholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all our known debts and liabilities.

The shares of common stock will not represent any interest in or obligation of ARRM. Further, the shares will not be a deposit or other obligation of any bank, will not be an insurance policy of any insurance company and will not be insured or guaranteed by the Federal Deposit Insurance Company, any other governmental agency or any insurance company. The shares of common stock will not benefit from any insurance guaranty association coverage or any similar protection.

Subject to the provisions of our charter regarding the restrictions on transfer of shares of stock and except as may otherwise be specified in the terms of any class or series of shares of common stock, each outstanding share of common stock will entitle the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors, and, except as provided with respect to any other class or series of shares of stock, the holders of such shares of common stock will possess exclusive voting power. There will not be cumulative voting in the election of our board of directors, which means that the holders of a majority of the outstanding shares of common stock will be able to elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.

Holders of shares of common stock will have no preference, conversion, exchange, sinking fund, redemption or appraisal rights and will have no preemptive rights to subscribe for any our securities. Subject to the provisions of our charter regarding the restrictions on ownership and transfer of shares of stock, shares of common stock will have equal dividend, liquidation and other rights.

Under the MGCL, a Maryland corporation generally cannot dissolve, amend its charter, merge with another entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders holding at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. Our charter provides that these matters (other than certain amendments to the provisions of our charter related to the removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendment to these provisions) may be approved by a majority of all of the votes entitled to be cast on the matter.

Power to Reclassify Our Unissued Shares of Stock

Our charter authorizes our board of directors to classify and reclassify any unissued shares of common or preferred stock into other classes or series of shares of stock. Prior to issuance of shares of each class or series, our board of directors will be required by Maryland law and by our charter to set, subject to our charter restrictions on transfer of shares of stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Therefore, among other things, our board of directors could authorize the issuance of shares of common or preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Power to Increase or Decrease Authorized Shares of Common Stock and Issue Additional Shares of Common and Preferred Stock

We believe that the power of our board of directors to amend our charter to increase or decrease the number of authorized shares of stock, to issue additional authorized but unissued shares of common or preferred stock and to classify or reclassify unissued shares of common or preferred stock and thereafter to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs that might arise. The additional classes or series, as well as the shares of common stock, will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors does not intend to do so, the board of directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interest of our stockholders.

Units

Each unit being sold in the concurrent private placement consists of one share of our common stock and a warrant to purchase 0.5 of a share of our common stock. The purchase price for each unit is $               .  Units will not be issued or certificated. The units will immediately separate and the private placement shares and warrants will be issued separately.

Warrants

Exercise of Warrants

Each warrant entitles the warrantholder to purchase 0.5 of one share of our common stock. The initial exercise price of the warrants is $                per share. The initial exercise price is subject to adjustment as described under “—Adjustments.” The warrants will become exercisable, in whole or in part, six months after the date of issuance and will expire at the close of business on the seventh anniversary of the consummation of the concurrent private placement. The warrants have not been, and will not be, registered under the Securities Act and the warrants may not be exercised unless an exemption from such registration is available in respect of the issuance of the warrant shares.

Upon receipt of payment of the exercise price and the applicable warrant certificate, together with a form of election attached thereto, properly completed and duly executed at our office, we will, within a reasonable time, forward the warrant shares issuable upon exercise of the warrants. Payment may be made (i) in cash or by certified bank check or by wire transfer of funds to an account designated by us for such purpose or (ii) without the payment of cash as set forth below under “—Cashless Exercise.”

Adjustments

The exercise price of the warrants and the number of warrant shares issuable upon exercise of the warrants are subject to adjustment from time to time as set forth below.

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If we sell common stock (or other securities convertible into or exchangeable for our common stock) in a public offering or a private placement, in each case after the closing of the concurrent private placement and this offering described herein) for cash at a price per share (after the deduction of underwriting discounts or placement fees and other expenses incurred by us that are attributable to the offering) that is less than the closing price of our common stock immediately prior (a) to the announcement of the proposed public offerings or (b) the execution of the private placement purchase agreement, as applicable, the exercise price of the warrants will be adjusted by multiplying (x) the exercise price in effect immediately before the announcement of the public offering or the execution of the private placement purchase agreement, as applicable, by (y) a fraction the numerator of which is our net proceeds per share (after the deduction of underwriting discounts or placement fees and other expenses incurred by us that are attributable to the offering) from the sale of common stock in the public offering or private placement, as applicable, and the denominator of which is the applicable dosing price. The adjustment described above will not apply to (i) any of the customary anti-dilution adjustment events described below, (ii) the exercise of the warrants, or the conversion or exchange of other securities convertible or exchangeable for our common stock, or the issuance of our common stock upon the exercise of the warrants or other securities convertible or exchangeable for our common stock, (iii) any shares of our common stock issued pursuant to any at-the-market, controlled equity or similar programs or (iv) the issuance of shares of our common stock (and options exercisable therefor) to our employees, officers, directors, consultants or advisors (whether or not still in such capacity on the date of exercise) pursuant to one of our equity Incentive Plan. For any shares issued pursuant to any “at-the-market” offering, controlled equity or similar programs, the warrant price shall be adjusted by the percentage sales commission payable to the sales agent of the program as a one-time adjustment made as of the commencement of the program.

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If we pay a dividend or make a distribution on our common stock in shares of our common stock, subdivide our outstanding shares of common stock into a greater number of shares or combine our outstanding shares of common stock into a smaller number of shares or issue by reclassification of our outstanding shares of common stock any shares of our capital stock, then (i) the exercise price in effect immediately prior to the date on which such change becomes effective will be adjusted by multiplying such exercise price by a fraction, the numerator of which will be the number of shares of our common stock outstanding immediately prior to such change and the denominator of which will be the number of shares of our common stock outstanding immediately after giving effect to such change, and (ii) the number of warrant shares purchasable upon exercise of the warrants will be adjusted by multiplying the number of warrant shares purchasable upon exercise of the warrants immediately prior to (but not including) the date on which such change becomes effective by a fraction, the numerator of which will be the exercise price in effect immediately prior to (but not including) the date on which such change becomes effective and the denominator of which will be the exercise price in effect immediately after giving effect to such change, calculated in accordance with clause (i) above. These adjustments will be made successively whenever any event listed above shall occur.

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If any (i) capital reorganization or reclassification of our capital stock, (ii) consolidation or merger with another corporation in which we are not the survivor, (iii) sale, transfer or other disposition of all or substantially all of our assets to another corporation or (iv) purchase offer, tender offer or exchange offer pursuant to which holders of our common stock are permitted to sell, tender or exchange their shares for other shares of stock, securities or assets and such offer has been accepted by the holders of 50% or more of our outstanding common stock (we refer to each of such transactions as a Fundamental Transaction) is effected, then, as a condition of such Fundamental Transaction, lawful and adequate provision will be made whereby each warrantholder shall have the right to purchase and receive upon the basis and in lieu of the warrant shares immediately issuable upon exercise of the warrants, the highest amount of such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of warrant shares equal to the number of warrant shares immediately up to that time issuable upon exercise of the warrants, had such Fundamental Transaction not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each warrantholder to the end that the provisions in the warrant will be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise. We will not consummate any such Fundamental Transaction unless prior to or simultaneously with the consummation thereof the successor corporation (if other than us) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the warrantholder such shares of stock, securities or assets as each warrantholder may be entitled to purchase, and the other obligations under the warrants. The provisions of this paragraph will similarly apply to any successive Fundamental Transactions. Notwithstanding the foregoing, in the event of a Fundamental Transaction, other than one in which a successor entity, whose common stock is quoted or listed for trading on an Eligible Market (as defined in the warrants), or a Public Successor, assumes the warrants and the warrant shares immediately up to that time issuable upon exercise of the warrants may be exercisable for the publicly traded common stock of such Public Successor, at the request of a warrantholder delivered before the 90th day after such Fundamental Transaction, we (or the successor entity) will purchase the warrant from such warrantholder by paying to such warrantholder, within five business days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to the Black Scholes Value (as defined in the warrants) of the remaining unexercised portion of the warrant on the date of such Fundamental Transaction.

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If we fix a payment date for the making of a distribution to all holders of our common stock of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in the first bullet point above), or subscription rights or warrants, the exercise price to be in effect after such payment date will be determined by multiplying the exercise price in effect immediately prior to (but not including) such payment date by a fraction, the numerator of which will be the total number of shares of our common stock outstanding multiplied by the Market Price (as defined in the warrants) per share of our common stock immediately prior to (but not including) such payment date, less the fair market value (as determined by our board of directors in good faith) of such assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of our common stock outstanding multiplied by such Market Price per share of our common stock immediately prior to (but not including) such payment date. These adjustments will be made successively whenever such a payment date is fixed.

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Upon the occurrence of any event requiring an adjustment of the exercise price as described above, we will promptly give written notice to each warrantholder, stating the adjusted exercise price and the adjusted number of warrant shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation was based.

Redemption

If (i) there is an effective shelf registration statement available for the warrant shares to be issued upon exercise of the warrants and (ii) the trading price of our common stock has been $                or greater than the warrant exercise price of the warrants for 20 of the last 30 trading days, we will have the option, but not the obligation, to redeem all, but not less than all, of the outstanding warrants at a price of $                per each warrant issuable if the warrants were to be exercised. In the event we elect to exercise our redemption option, we will furnish to each warrantholder a written notice of redemption setting forth the redemption date, which may be set no earlier than 30 days following the date the redemption notice is furnished to warrantholders. Each warrantholder will have the option to exercise its warrants, at any time prior to (but not including) the redemption date described above.

Cashless Exercise

Each warrant includes a cashless exercise provision which permits the warrantholder to elect to exercise the warrant without paying the cash exercise price, and receive a number of shares determined by multiplying (i) the number of shares for which the warrant is being exercised by (ii) the difference between the volume weighted average price for the 20 trading days immediately prior to (but not including) the date of exercise of the warrant and the exercise price in effect on the date immediately prior to (but not including) the date of exercise of the warrant, and dividing such product by the volume weighted average price for the 20 trading days immediately prior to (but not including) the date of exercise.

Limitations on Exercise

Each warrant contains restrictions on the number of warrant shares that may be acquired by the warrantholder upon an exercise of the warrant. No warrantholder (including its affiliates) may beneficially or constructively own more than 9.8% of the total number of issued and outstanding shares of our common stock or our outstanding shares of all capital stock (including for such purpose the shares of our common stock issuable upon such exercise). For additional information on the ownership restrictions of our capital stock, please see “Restrictions on Ownership and Transfer.”

No Rights as Stockholder

Prior to the exercise of a warrant, a warrantholder will not have or exercise any rights as a stockholder by virtue of its ownership of a warrant.

Preferred Stock

Our charter provide that our board of directors has the authority, without action by the stockholders, to designate and issue up to 25,000,000 shares of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and restrictions of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of the common stock. There will be no shares of preferred stock outstanding immediately after the completion of this offering and the concurrent private placement. Any issuance of shares of preferred stock could adversely affect the voting power of holders of common stock, and the likelihood that the holders will receive dividend payments and payments upon liquidation could have the effect of delaying, deferring or preventing a change in control. We have no present plans to issue any shares of preferred stock.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, shares of our stock must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, after the first year for which an election to be a REIT has been made, not more than 50% of the value of the outstanding shares of stock may be owned, directly, indirectly, or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (which we have referred to as the 5/50 test).

Our charter contains restrictions limiting the ownership and transfer of shares of our common stock and other outstanding shares of stock, warrants, and options. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may own, or be deemed to own, by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock (the common share ownership limit), or 9.8% by value or number of shares, whichever is more restrictive, of our outstanding capital stock (the aggregate share ownership limit). The common share ownership limit and the aggregate share ownership limit are collectively referred to herein as the “ownership limits.” A person or entity that becomes subject to the ownership limits by virtue of a violative transfer that results in a transfer to a trust, as set forth below, is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person or entity would have been a record owner and beneficial owner or solely a beneficial owner of shares of our stock, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person or entity would have been solely a record owner of shares of our stock.

The constructive ownership rules under the Code are complex and may cause shares of stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity.  In certain cases, for certain holders, they also cause shares underlying warrants or options to purchase our stock to be treated as if they were owned by the holder or beneficial owner of such warrants or options. As a result, the acquisition of less than 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock, (or the acquisition of an interest in an entity that owns, actually or constructively, shares of our stock) by an individual or entity, could, nevertheless, cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% by value or number of shares, whichever is more restrictive, of our outstanding shares of common stock or our outstanding shares of our capital stock, and thereby subject the shares of common stock, total shares of stock or warrants to the applicable ownership limit.

Our board of directors may, in its sole discretion, exempt a person from the above-referenced ownership limits. However, the board of directors may not exempt any person whose ownership of our outstanding stock would result in our being “closely held” within the meaning of Section 856(h) of the Code or otherwise would result in our failing to qualify as a REIT.  In order to be considered by the board of directors for exemption, a person also must not own, directly or indirectly, an interest in our tenant (or a tenant of any entity which we own or control) that would cause us to own, directly or indirectly, more than a 9.9% interest in the tenant. The person seeking an exemption must represent to the satisfaction of our board of directors that such person will not violate these two restrictions. The person also must agree that any violation or attempted violation of these restrictions will result in the automatic transfer of the shares of stock causing the violation to a trust for the benefit of a charitable beneficiary. As a condition of its waiver, our board of directors may require an opinion of counsel or IRS ruling satisfactory to the board of directors with respect to our qualification as a REIT.

We may grant waivers from the charter requirements for such holders where, based on representations, covenants and agreements received from such holders, we determine that such waivers would not jeopardize our status as a REIT.

In connection with an exemption from the ownership limits or at any other time, our board of directors may from time to time increase or decrease the ownership limits for one or more persons and entities; provided, however, that any decrease may be made only prospectively as to existing holders; and provided further that the ownership limit may not be increased if, after giving effect to such increase, five or fewer individuals could own or constructively own in the aggregate, more than 49.9% in value of the shares then outstanding. Prior to the modification of the ownership limit, our board of directors may require such opinions of counsel, affidavits, undertakings or agreements as the board of directors may deem necessary or advisable in order to determine or ensure our qualification as a REIT. A reduced ownership limit will not apply to any person or entity whose percentage ownership in shares of our common stock or total shares of stock, as applicable, is in excess of such decreased ownership limit until such time as such person’s or entity’s percentage of shares of our common stock or total shares of stock, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of shares of our common stock or total shares of stock, as applicable, in excess of such percentage ownership of shares of our common stock or total shares of stock will be in violation of such ownership limit. Additionally, the new ownership limit may not allow five or fewer individuals to own more than 49.9% in value of our outstanding shares of stock.

Our charter provisions further prohibit:

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any person from beneficially or constructively owning, applying certain attribution rules of the Code, shares of our stock, which includes ownership of warrants, that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT; and

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any person from transferring shares of our stock if such transfer would result in shares of our stock being owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our stock that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately of such event to us or, in the case of a proposed or attempted transaction, at least 15 days prior written notice to us, and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

Pursuant to our charter, if any transfer of shares of our stock would result in shares of our stock being owned by fewer than 100 persons, such transfer will be null and void and the intended transferee will acquire no rights in such shares. In addition, if any purported transfer of shares of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our board of directors or in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then that number of shares (rounded up to the nearest whole share) that would cause such person to violate such restrictions will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us and the intended transferee will acquire no rights in such shares. The automatic transfer will be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in a transfer to the trust. Any dividend or other distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary by the trust. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT, then our charter provides that the transfer of the shares will be null and void and the intended transferee will acquire no rights in such shares.

Shares of stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event that resulted in the transfer to the trust did not involve a purchase of such shares of stock at market price, the last reported sales price reported on the NYSE MKT LLC (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the market price on the date we or our designee, accept such offer. We have the right to accept such offer until the trustee has sold the shares of stock held in the trust pursuant to the clauses discussed below. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates, the trustee must distribute the net proceeds of the sale to the purported record transferee and any dividends or other distributions held by the trustee with respect to such shares of stock will be paid to the charitable beneficiary.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits or such other limit as established by our board of directors. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares (or, if the event which resulted in the transfer to the trust did not involve a purchase of such shares at market price, the last reported sales price reported on the NYSE MKT LLC (or other applicable exchange) on the day of the event which resulted in the transfer of such shares of stock to the trust) and (2) the sales proceeds (net of commissions and other expenses of sale) received by the trust for the shares. Any net sales proceeds in excess of the amount payable to the purported record transferee will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to discovery by us that shares of stock have been transferred to a trust, such shares of stock are sold by a purported record transferee, then such shares will be deemed to have been sold on behalf of the trust and to the extent that the purported record transferee received an amount for or in respect of such shares that exceeds the amount that such purported record transferee was entitled to receive, such excess amount must be paid to the trustee upon demand. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the beneficiary, all dividends and other distributions paid by us with respect to the shares held in trust and may also exercise all voting rights with respect to the shares held in trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee.

Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee will have the authority, at the trustee’s sole discretion:

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to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the trust; and

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to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible action, then the trustee may not rescind and recast the vote. If our board of directors determines in good faith that a proposed transfer would violate the restrictions on ownership and transfer of shares of our stock set forth in the charter, the board of directors will take such action as it deems advisable to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem the shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) of our stock, within 30 days after the end of each taxable year, is required to give us written notice, stating the name and address of such owner, the number of shares of our stock which he, she or it beneficially owns and a description of the manner in which the shares are held. Each such owner shall provide JAVELIN with such additional information as we may request in order to determine the effect, if any, of his, her or its beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, each stockholder shall upon demand be required to provide us with such information as we may request in good faith in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

These ownership limits could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or otherwise be in the best interests of the stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and warrants will be Continental Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

Outstanding Shares of Common Stock

Upon completion of this offering and the concurrent private placement,                 shares of our common stock will be issued and outstanding and no shares of preferred stock will be issued and outstanding. If the underwriters exercise their over-allotment option in full                shares of our common stock will be issued and outstanding immediately after the completion of this offering and the concurrent private placement.

Future Shares of Common Stock

In connection with the concurrent private placement to certain accredited investors, we will reserve for future issuance approximately                 shares of our common stock, which is the number of shares initially issuable upon exercise of the warrants comprising a part of the                 units to be sold in such concurrent private placement.

The Incentive Plan includes provisions for grants of restricted common stock and other equity based awards to our Manager’s employees and to our directors and officers. We will initially reserve for issuance under the Incentive Plan up to 3.0% of the total number of issued and outstanding shares of our common stock outstanding immediately after the closing of this offering and the concurrent private placement. Therefore, the number of shares of common stock initially reserved for issuance will be                 shares.

Lock-Up Agreements

We, our Manager, SBBC and each of our directors and executive officers have severally agreed that, for a period of 180 days after the date of this prospectus, we and they will not, without the prior written consent of the representatives of the underwriters, dispose of or hedge any shares of our common stock, subject to certain exceptions and extension in certain circumstances.

There are no present agreements between the underwriters and any of our Manager, SBBC or our directors or executive officers or us to release us or any of them from these lock-up agreements. However, we cannot predict the circumstances or timing under which the representatives of the underwriters will waive these restrictions, if at all.

Rule 144

After giving effect to this offering and the concurrent private placement, each of the                shares of our common stock sold in the private placement will be deemed “restricted securities” under Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, once we have been subject to public company reporting requirements for at least 90 days, a person who is not deemed to have been one of our affiliates for purposes of the Securities Act at any time during the 90 days preceding a sale and who has beneficially owned restricted securities proposed to be sold for at least six months, including the holding period of any prior owner other than our affiliates, is entitled to sell such shares without complying with the manner of sale, volume limitation, or notice provisions of Rule 144, subject to compliance with the public information requirements of Rule 144. If such a person has beneficially owned the shares proposed to be sold for at least one year, including the holding period of any prior owner other than our affiliates, then such person is entitled to sell such shares without complying with any of the requirements of Rule 144.

In general, under Rule 144, as currently in effect, our affiliates or persons selling shares on behalf of our affiliates, who have beneficially owned restricted securities within the meaning of Rule 144 for at least six months, are entitled to sell, upon expiration of the lock-up agreements described above, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

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1% of the number of shares of common stock then outstanding; or

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the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us.

Registration Rights

We will enter into a registration rights agreement with the purchasers of units sold in the concurrent private placement pursuant to which we will agree to register the resale of the private placement shares and the shares of common stock issuable upon exercise of the warrants, which we collectively refer to as the registrable shares. Pursuant to the registration rights agreement, all holders of the registrable shares and their direct and indirect transferees will have the right to demand that we cause their registrable shares to be registered for resale on a registration statement; however, we will not be required to file such registration statement until                days after the consummation of this offering. The registration rights agreement also requires us to file a “shelf registration statement” for the remaining registerable shares as soon as practicable after we become eligible to use Form S-3 and we must use our reasonable best efforts to maintain the effectiveness of this shelf registration statement until all the registerable shares have been sold under the shelf registration statement or sold pursuant to Rule 144 under the Securities Act. At any time prior to the filing of our shelf registration statement, if we propose to file a registration statement providing for a public offering, the holders of registerable shares may also request to have their shares included on this registration statement pursuant to the registration rights agreement.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW
AND OUR CHARTER AND BYLAWS

The following summary description of certain provisions of the MGCL and our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and the actual provisions of our charter and our bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Directors

Our bylaws and charter provide that the number of directors we have may be established by our board of directors but may not be less than the minimum number required by the MGCL, nor more than 15.  Pursuant to our charter, our board is currently composed of nine directors ― four of whom are affiliated and five of whom are independent. Our bylaws currently provide that any vacancy may be filled only by a majority of the remaining directors. Any individual elected to fill such vacancy will serve until the next annual meeting of stockholders and until a successor is duly elected and qualifies.

Pursuant to our bylaws, each of our directors is elected by our common stockholders entitled to vote to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies. Holders of shares of common stock will have no right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of common stock entitled to vote will be able to elect all of our directors.

Removal of Directors

Our charter provides that a director may be removed, with or without cause, and only by the affirmative vote of the holders of shares entitled to cast at least two thirds of all the votes of common stockholders entitled to be cast generally in the election of directors. This provision, when coupled with the power of our board of directors to fill vacancies on the board of directors, precludes stockholders from (1) removing incumbent directors except upon a substantial affirmative vote and (2) filling the vacancies created by such removal with their own nominees.

Business Combinations

Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and an interested stockholder (defined generally as any person who beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock or an affiliate or associate of the corporation who, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then-outstanding stock of the corporation) or an affiliate of such an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Thereafter, any such business combination must be recommended by the board of directors of such corporation and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of stock of the corporation and (b) two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder, unless, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares. Our board of directors may provide that the board’s approval is subject to compliance with any terms and conditions determined by the board of directors.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of directors prior to the time that the interested stockholder becomes an interested stockholder. Pursuant to the statute, our board of directors has by resolution exempted business combinations (1) between us and any person, provided that such business combination is first approved by our board of directors (including a majority of its directors who are not affiliates or associates of such person) and (2) between us and ARRM or its affiliates. Consequently, the five-year prohibition and the supermajority vote requirements will not apply to business combinations between us and such persons. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interest of our stockholders without compliance by us with the supermajority vote requirements and other provisions of the statute.

The business combination statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Control Share Acquisitions

The MGCL provides that “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting of stockholders by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) a person who makes or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock which, if aggregated with all other such shares of stock previously acquired by the acquirer, or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power: (A) one-tenth or more but less than one-third; (B) one-third or more but less than a majority; or (C) a majority or more of all voting power. Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel our board of directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply to (a) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. There is no assurance that such provision will not be amended or eliminated at any time in the future.

Subtitle 8

Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

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a classified board;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board of directors be filled only by the remaining directors in office and for the remainder of the full term of the class of directors in which the vacancy occurred; and

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a majority requirement for the calling of a special meeting of stockholders.

Our charter provides that, pursuant to Subtitle 8, vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred. Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require the affirmative vote of the holders of not less than two-thirds of all of the votes entitled to be cast on the matter for the removal of any director from the board of directors, which removal will be allowed with or without cause, (2) vest in the board of directors the exclusive power to fix the number of directorships and (3) require, unless called by the chairman of the board of directors, chief executive officer, president or the board of directors, the written request of stockholders of not less than a majority of all the votes entitled to be cast at such a meeting to call a special meeting.

Meetings of Stockholders

Pursuant to our bylaws, a meeting of our stockholders for the election of directors and the transaction of any business will be held annually on a date and at the time set by our board of directors. In addition, the chairman of the board of directors, chief executive officer, president or board of directors may call a special meeting of our stockholders. Subject to the provisions of our bylaws, a special meeting of our stockholders will also be called by the secretary upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at the meeting.

Amendment to Our Charter and Bylaws

Except for amendments related to removal of directors, the restrictions on ownership and transfer of shares of our stock and the requirement of a two-thirds vote for amendments to these provisions (each of which require the affirmative vote of the holders of not less than two-thirds of all the votes entitled to be cast on the matter and the approval of our board of directors), our charter may be amended only with the approval of the board of directors and the affirmative vote of the holders of a majority of all of the votes entitled to be cast on the matter.

Our board of directors has the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Dissolution

Our dissolution must be approved by a majority of the entire board of directors and the affirmative vote of the holders of not less than a majority of all of the votes entitled to be cast on the matter.

Advance Notice of Director Nominations and New Business

Our bylaws provide that, with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of other business to be considered by stockholders may be made only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of directors or (3) by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting on the election of directors or on the proposal of other business, as the case maybe, and has complied with the advance notice provisions set forth in our bylaws.

With respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of directors may be made only (1) by or at the direction of our board of directors or (2) provided that the board of directors has determined that directors will be elected at such meeting, by a stockholder who was a stockholder of record both at the time of giving his notice and at the time of the meeting and who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws

Our charter and bylaws and Maryland law contain provisions that may delay, defer or prevent a change in control or other transaction that might involve a premium price for shares of our common stock or otherwise be in the best interests of our stockholders, including business combination provisions, supermajority vote requirements and advance notice requirements for director nominations and stockholder proposals. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded or if we were to opt into the classified board or other provisions of Subtitle 8, these provisions of the MGCL could have similar anti-takeover effects.

Indemnification and Limitation of Directors’ and Officers’ Liability

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The MGCL requires us to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that:

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the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

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any present or former director or officer of ours who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

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any individual who, while a director or officer of ours and at our request, serves or has served another corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, REIT, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served as a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

REIT Qualification

Our charter provides that our board of directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to qualify as a REIT.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material U.S. federal income tax considerations relating to the qualification and taxation of JAVELIN and the acquisition, holding and disposition of our common stock. For purposes of this section, references to “JAVELIN,” “our,” “us” or “we” mean only JAVELIN Mortgage Investment Corp. and not any of its subsidiaries or other lower-tier entities except as otherwise indicated. This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. The summary is also based upon the assumption that our operation, and the operation of our subsidiaries and other lower-tier and affiliated entities will, in each case, be in accordance with such entity’s applicable organizational documents. This summary does not discuss the impact that U.S. state and local taxes, U.S. estate and gift taxes and any taxes imposed by non-U.S. jurisdictions could have on the matters discussed in this summary. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

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U.S. expatriates;

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persons who mark-to-market our common stock;

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subchapter S corporations;

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U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar;

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financial institutions;

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insurance companies;

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broker-dealers;

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regulated investment companies (or RICs);

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REITs;

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trusts and estates;

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holders who receive our common stock through the exercise of employee stock options or otherwise as compensation;

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persons holding our common stock as part of a “straddle,” “hedge,” “conversion transaction;”

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“synthetic security” or other integrated investment;

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persons subject to the alternative minimum tax provisions of the Code;

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persons holding their interest in us through a partnership or similar pass-through entity;

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persons holding a 10% or more (by vote or value) beneficial interest in us;

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tax-exempt organizations; and

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non-U.S. stockholders (as defined below, and except as otherwise discussed below).

This summary assumes that stockholders will hold our common stock as a capital asset, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF STOCKHOLDERS OF OUR COMMON STOCK DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDING OUR COMMON STOCK TO ANY PARTICULAR STOCKHOLDER WILL DEPEND ON THE STOCKHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF JAVELIN COMMON STOCK.

U.S. Federal Income Tax Considerations of JAVELIN as a REIT – Taxation of JAVELIN – General

We will elect to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with our taxable year ending December 31, 2012.  We believe that we have been organized and intend to operate in a manner that allows us to qualify for taxation as a REIT under the Code.

The law firm of Akerman Senterfitt has acted as our counsel for tax matters in connection with this registration. We will receive an opinion of Akerman Senterfitt to the effect that, commencing with our taxable year ended December 31, 2012, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Akerman Senterfitt is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents and this document. Additionally, the opinion of Akerman Senterfitt is conditioned upon factual representations and covenants made by our management and the management of ARRM, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to continue to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Akerman Senterfitt or us that we will so qualify for any particular year. Akerman Senterfitt will have no obligation to advise us or the stockholders of our shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code, the compliance with which will not be reviewed by Akerman Senterfitt. In addition, our ability to qualify as a REIT may depend in part upon the operating results, organizational structure and entity classification for U.S. federal income tax purposes of certain entities in which we invest. Our ability to qualify as a REIT also requires that we satisfy certain asset and income tests, some of which depend upon the fair market values of assets directly or indirectly owned by us or which serve as security for loans made by us. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that the actual results of our operations for any taxable year will satisfy the requirements for qualification and taxation as a REIT.

Taxation of REITs in General

As indicated above, qualification and taxation as a REIT depend on our ability to meet, on a continuing basis, through actual results of operations, distribution levels, diversity of share ownership and various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below, under “- Requirements for Qualification as a REIT.” While we believe that we will operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT or that we will be able to operate in accordance with the REIT requirements in the future. See “- Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and, therefore, will not be subject to U.S. federal corporate income tax on our net taxable income that is currently distributed to our stockholders. This treatment substantially eliminates the “double taxation” with respect to distributed income at the corporate and stockholder levels that results generally from investment in a corporation. Rather, income generated by a REIT and distributed to stockholders generally is taxed only at the stockholder level, upon a distribution of dividends by the REIT. See “- Taxation of Taxable U.S. Stockholders.”

For tax years through 2012, stockholders who are individual U.S. stockholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains), thereby substantially reducing, though not completely eliminating, the double taxation that has historically applied to corporate dividends. With limited exceptions, however, dividends received by individual U.S. stockholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2012. Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the stockholders of the REIT, subject to special rules for certain items, such as capital gains, recognized by REITs. See “- Taxation of Taxable U.S. Stockholders.”

Even if we qualify for taxation as a REIT, however, we will be subject to U.S. federal income taxation as follows:

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We will be taxed at regular U.S. federal corporate income tax rates on any undistributed income, including undistributed net capital gains. We may be subject to the “alternative minimum tax” on our items of tax preference, if any.

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If we have net income from prohibited transactions, which are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, other than foreclosure property, such income will be subject to a 100% tax. See “- Prohibited Transactions” and “- Foreclosure Property” below.

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If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or from certain leasehold terminations as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction) and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

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If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case maybe, multiplied by (b) a fraction intended to reflect our profitability.

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If we fail to satisfy any of the REIT asset tests, as described below, other than a failure of the 5% or 10% REIT asset tests that does not exceed a statutory de minimis amount as described more fully below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate (currently 35%) of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

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If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and the violation is due to reasonable cause and not willful neglect, we may retain our REIT qualification but we will be required to pay a penalty of $50,000 for each such failure.

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If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods (the foregoing sum is referred to as the required distribution), we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which income tax is paid at the corporate level.

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We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “- Requirements for Qualification as a REIT.”

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A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us and any TRS we may own if and to the extent that the IRS successfully adjusts the reported amounts of these items.

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If we acquire appreciated assets from a corporation that is not a REIT in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the non-REIT corporation, we will be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of any such assets during the 10-year period following their acquisition from the non-REIT corporation. The results described in this paragraph assume that the non-REIT corporation will not elect, in lieu of this treatment, to be subject to an immediate tax when the asset is acquired by us.

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We will generally be subject to tax on the portion of any excess inclusion income derived from an investment in residual interests in real estate mortgage investment conduits (or REMICs) to the extent our stock is held by specified tax-exempt organizations not subject to tax on unrelated business taxable income. Similar rules will apply if we own an equity interest in a taxable mortgage pool. To the extent that we own a REMIC residual interest or a taxable mortgage pool through a TRS, we will not be subject to this tax.

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We may elect to retain and pay income tax on our net long-term capital gain. In that case, a stockholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the stockholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the stockholder’s basis in our common stock. Stockholders that are U.S. corporations will also appropriately adjust their earnings and profits for the retained capital gains in accordance with Treasury Regulations to be promulgated.

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We may have subsidiaries or own interests in other lower-tier entities that are subchapter C corporations, the earnings of which would be subject to U.S. federal corporate income tax.

In addition, we may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification as a REIT

The Code defines a REIT as a corporation, trust or association:

(1)

that is managed by one or more trustees or directors;

(2)

the beneficial ownership of which is evidenced by transferable shares or by transferable certificates of beneficial interest;

(3)

that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)

that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)

the beneficial ownership of which is held by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months;

(6)

in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include specified entities);

(7)

which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8)

that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our charter provides restrictions regarding the ownership and transfer of our shares, which are intended, among other purposes to assist in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation or a portion of a trust permanently set aside or used exclusively for charitable purposes, but does not include a qualified pension plan or profit sharing trust.

To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record stockholders of significant percentages of our shares of stock, in which the record stockholders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and after exercising reasonable diligence would not have known that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A stockholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Ownership of Partnership Interests

In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT is deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s gross income based on its pro rata share of capital interests in the partnership for purposes of the asset and gross income tests applicable to REITs, as described below. However, solely for purposes of the 10% value test, described below, the determination of a REIT’s interest in partnership assets will be based on the REIT’s proportionate interest in any securities issued by the partnership, excluding for these purposes, certain excluded securities as described in the Code. In addition, the assets and gross income of the partnership generally are deemed to retain the same character in the hands of the REIT. Thus, our proportionate share of the assets and items of income of partnerships in which we own an equity interest is treated as an asset and as an item of income for us for purposes of applying the REIT requirements described below. Consequently, to the extent that we directly or indirectly hold a preferred or other equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control or only limited influence over the partnership.

Disregarded Subsidiaries

If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs, as summarized below. A qualified REIT subsidiary is any corporation, other than a TRS, that is wholly-owned by a REIT, by other disregarded subsidiaries or by a combination of the two. Single member limited liability companies that are wholly-owned by a REIT are also generally disregarded as separate entities for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly-owned by us (for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of ours), the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another corporation. See “- Asset Tests” and “- Gross Income Tests.”

Taxable REIT Subsidiaries

A REIT, in general, may jointly elect with a subsidiary corporation, whether or not wholly-owned, to treat the subsidiary corporation as a TRS. The separate existence of a TRS or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate income tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate and our ability to make distributions to our stockholders.

We have elected for Enterprise to be treated as a TRS. This will allow Enterprise to invest in assets and engage in activities that could not be held or conducted directly by us without jeopardizing our qualification as a REIT.

A REIT is not treated as holding the assets of a TRS or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT generally recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a parent REIT does not include the assets and income of such subsidiary corporations in determining the parent’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from doing directly or through pass-through subsidiaries or render commercially unfeasible (for example, activities that give rise to certain categories of income such as non-qualifying hedging income or inventory sales). If dividends are paid to us by one or more TRSs we may own, then a portion of the dividends that we distribute to stockholders who are taxed at individual rates generally will be eligible for taxation at preferential qualified dividend income tax rates rather than at ordinary income rates. See “- Taxation of Taxable U.S. Stockholders” and “- Annual Distribution Requirements.”

Certain restrictions imposed on TRSs are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, a TRS may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the TRS’s adjusted taxable income for that year (although the TRS may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a TRS due to transactions between a REIT, its tenants and/or the TRS, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Gross Income Tests

In order to maintain our qualification as a REIT, we must annually satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from sales of inventory or dealer property in “prohibited transactions” and certain derivative instrument and foreign currency transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from and gains from the disposition of shares of other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions and certain derivative instrument and foreign currency transactions, must be derived from some combination of income that qualifies under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

For purposes of the 75% and 95% gross income tests, a REIT is deemed to have earned a proportionate share of the income earned by any partnership, or any limited liability company treated as a partnership for U.S. federal income tax purposes, in which it owns an interest, which share is determined by reference to its capital interest in such entity, and is deemed to have earned the income earned by any qualified REIT subsidiary.

Interest Income

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the arrangement will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless qualify for purposes of the 95% gross income test. If we acquire or originate a construction loan, for purposes of the foregoing apportionment, the fair market value of the real property includes the fair market value of the land plus the reasonably estimated cost of improvement or developments (other than personal property) which secure the construction loan.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan (or a shared appreciation provision), income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests, provided that the property is not inventory or dealer property in the hands of the borrower or us.

To the extent that we derive interest income from a loan where all or a portion of the amount of interest payable is contingent, such income generally will qualify for purposes of the gross income tests only if it is based upon the gross receipts or sales and not the net income or profits of any person. This limitation does not apply, however, to a mortgage loan where the borrower derives substantially all of its income from the property from the leasing of substantially all of its interest in the property to tenants, to the extent that the rental income derived by the borrower would qualify as rents from real property had it been earned directly by us.

We may invest in RMBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust. The interest on such mortgage loans will be qualifying income for purposes of the 75% and 95% gross income tests to the extent that the obligation is secured by real property, as discussed above. We also may invest in CMOs representing interests in agency pass-through certificates, RMBS that are not issued or guaranteed by a U.S. Government agency or a GSE, and CMBS. We expect that our investments in CMOs, non-agency RMBS and CMBS will be treated as interests in REMICs for federal income tax purposes. In the case of CMOs, RMBS and CMBS treated as interests in a REMIC, such interests will generally qualify as real estate assets and income derived from REMIC interests will generally be treated as qualifying income for purposes of the 75% and 95% gross income tests described above.

If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as receiving directly our proportionate share of the income of the REMIC for purposes of determining the amount which is treated as interest on an obligation secured by a mortgage on real property. In addition, some REMIC securitizations include embedded interest rate swap or cap contracts or other derivative instruments that potentially could produce nonqualifying income to us.  We expect that substantially all of our income from agency mortgage investments, RMBS, CMBS, and other mortgage loans will be qualifying income for purposes of the REIT gross income tests.

We believe that the interest, original issue discount, and market discount income that we receive from our mortgage-related securities generally will be qualifying income for purposes of both the 75% and 95% gross income tests. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities that are not secured by mortgages on real property or interests in real property, the interest income received with respect to such securities generally will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, the loan amount of a mortgage loan that we own may exceed the value of the real property securing the loan. In that case, income from the loan will be qualifying income for purposes of the 95% gross income test, but the interest attributable to the amount of the loan that exceeds the value of the real property securing the loan will not be qualifying income for purposes of the 75% gross income test.

We may purchase agency mortgage-backed securities through “to-be-announced” forward contracts, or TBAs, and may recognize income or gains from the disposition of those TBAs through dollar roll transactions. There is no direct authority with respect to the qualifications of income or gains from dispositions of TBAs as gains from the sale of real property (including interests in real property and interests in mortgages on real property) or other qualifying income for purposes of the 75% gross income test. We will not treat these items as qualifying for purposes of the 75% gross income test unless we receive advice of counsel that such income and gains should be treated as qualifying for purposes of the 75% gross income test. As a result, our ability to enter into TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that such income is not qualifying income under the 75% gross income test. In the event that such income was determined not to be qualifying income for the 75% gross income test, we could be subject to a penalty tax or could fail to qualify as a REIT if such income, when added to any other non-qualifying income, exceeded 25% of our gross income.

We may hold certain participation interests, including B-notes in mortgage loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of this investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participant typically has no recourse against the originator of the loan. The originator often retains a senior position in the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that our participation interests will qualify as real estate assets for purposes of the REIT asset tests described below, and that the interest that we will derive from such investments will be treated as qualifying mortgage interest for purposes of the 75% and 95% income tests. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of our participation interests. In the event of a determination that such participation interests do not qualify as real estate assets, or that the income that we will derive from such participation interests does not qualify as mortgage interest for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT.

We may invest in construction loans, the interest from which will be qualifying income for purposes of the REIT income tests, provided that the loan value of the real property securing the construction loan is equal to or greater than the highest outstanding principal amount of the construction loan during any taxable year, and other requirements are met. For purposes of construction loans, the loan value of the real property is the fair market value of the land plus the reasonably estimated cost of the improvements or developments (other than personal property) which will secure the loan and which are to be constructed from the proceeds of the loan. There can be no assurance that the IRS would not successfully challenge our estimate of the loan value of the real property and our treatment of the construction loans for purposes of the REIT income and assets tests, which may cause us to fail to qualify as a REIT.

Rents received by us, if any, will qualify as “rents from real property” in satisfying the gross income requirements described above only if several conditions are met. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the rent that is attributable to the personal property will not qualify as “rents from real property” unless it constitutes 15% or less of the total rent received under the lease. In addition, the amount of rent must not be based in whole or in part on the income or profits of any person. Amounts received as rent, however, generally will not be excluded from rents from real property solely by reason of being based on fixed percentages of gross receipts or sales. Moreover, for rents received to qualify as “rents from real property,” we generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which we derive no revenue. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and which are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to tenants of our properties without disqualifying all of the rent from the property if the payments for such services does not exceed 1% of the total gross income from the property. For purposes of this test, we are deemed to have received income from such non-customary services in an amount at least 150% of the direct cost of providing the services. Moreover, we are generally permitted to provide services to tenants or others through a TRS without disqualifying the rental income received from tenants for purposes of the income tests. Also, rental income will qualify as rents from real property only to the extent that we do not directly or constructively hold a 10% or greater interest, as measured by vote or value, in the lessee’s equity.

Fees will generally be qualifying income for purposes of both the 75% and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees generally will not be qualifying income for purposes of either gross income test and will not be favorably counted for purposes of either gross income test. Any fees earned by a TRS will not be included for purposes of the gross income tests.

Dividend Income

We may receive distributions from TRSs or other corporations that are not REITs or qualified REIT subsidiaries. These distributions are generally classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions generally constitute qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. Any dividends received by us from a REIT will be qualifying income in our hands for purposes of both the 95% and 75% gross income tests.

Derivative Instrument Transactions

We may enter into derivative instrument transactions with respect to one or more of our assets or liabilities. Derivative instrument transactions could take a variety of forms, including interest rate swap or interest rate cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a derivative instrument transaction we enter into (1) in the normal course of our business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, which is clearly identified as specified in Treasury Regulations before the close of the day on which it was acquired, originated, or entered into, including gain from the sale or disposition of such a transaction, or (2) primarily to manage risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% income tests which is clearly identified as such before the close of the day on which it was acquired, originated, or entered into, will not constitute gross income for purposes of the 75% or 95% gross income test. To the extent that we enter into other types of derivative instrument transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both of the 75% and 95% gross income tests. We intend to structure any derivative instrument transactions in a manner that does not jeopardize our qualification as a REIT.

Failure to Satisfy the Gross Income Tests

We intend to monitor our sources of income, including any non-qualifying income received by us, so as to ensure our compliance with the gross income tests. If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if our failure to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with the Treasury Regulations. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “- Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

We, at the close of each calendar quarter, must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items, U.S. Government securities and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other corporations that qualify as REITs and certain kinds of mortgage-backed securities and mortgage loans. A regular or residual interest in a REMIC is generally treated as a real estate asset. If, however, less than 95% of the assets of a REMIC consists of real estate assets (determined as if we held such assets), we will be treated as owning our proportionate share of the assets of the REMIC. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below. Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of its gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of TRSs held by us may not exceed 25% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of TRSs and qualified REIT subsidiaries. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code, including but not limited to any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test; (b) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or other excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership.

For purposes of the 10% value test, “straight debt” means a written unconditional promise to pay on demand on a specified date a sum certain in money if (i) the debt is not convertible, directly or indirectly, into stock, (ii) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors other than certain contingencies relating to the timing and amount of principal and interest payments, as described in the Code and (iii) in the case of an issuer which is a corporation or a partnership, securities that otherwise would be considered straight debt will not be so considered if we, and any of our “controlled taxable REIT subsidiaries” as defined in the Code, hold any securities of the corporate or partnership issuer which (a) are not straight debt or other excluded securities (prior to the application of this rule), and (b) have an aggregate value greater than 1% of the issuer’s outstanding securities (including, for the purposes of a partnership issuer, its interest as a partner in the partnership).

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a failure caused solely by change in the foreign currency exchange rate used to value a foreign asset). If we fail to satisfy the asset tests because we acquire or increase our ownership interest in securities during a quarter, we can cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test, or the 10% vote or value asset tests at the end of any quarter and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets (generally within six months after the last day of the quarter in which our identification of the failure to satisfy these asset tests occurred) to cure such a violation that does not exceed the lesser of 1% of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests or our failure of the 5% and 10% asset tests is in excess of the de minimis amount described above, as long as such failure was due to reasonable cause and not willful neglect, we may be permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps including the disposition of sufficient assets to meet the asset test (generally within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred) and paying a tax equal to the greater of $50,000 or the highest corporate income tax rate (currently 35%) of the net income generated by the non-qualifying assets during the period in which we failed to satisfy the asset test.

We may invest in RMBS whose principal and interest payments are guaranteed by a U.S. Government agency, such as Ginnie Mae, or a GSE, that are pass-through certificates. We expect that these agency pass-through certificates will be treated as interests in grantor trusts for federal income tax purposes. We will be treated as owning an undivided beneficial ownership interest in the mortgage loans held by the grantor trust.

We also may invest in CMOs representing interests in agency pass-through certificates, RMBS that are not issued or guaranteed by a U.S. Government agency or a GSE, and CMBS. We expect that our investments in CMOs, non-agency RMBS and CMBS will be treated as interests in REMICs for federal income tax purposes. Such interests will generally qualify as real estate assets, and income derived from REMIC interests will generally be treated as qualifying income for purposes of the REIT income tests described above. If less than 95% of the assets of a REMIC are real estate assets, however, then only a proportionate part of our interest in the REMIC and income derived from the interest qualifies for purposes of the REIT asset and income tests.

To the extent that we hold mortgage participations or MBS that do not represent REMIC interests, such assets may not qualify as real estate assets, and the income generated from them might not qualify for purposes of either or both of the REIT income requirements, depending upon the circumstances and the specific structure of the investment. Our ability to invest in those assets may be limited by our intention to qualify as a REIT.

In addition, in certain cases (unless a safe harbor applies pursuant to IRS guidance), the modification of a debt instrument or, potentially, an increase in the value of a debt instrument that we acquired at a significant discount, could result in the conversion of the instrument from a qualifying real estate asset to a wholly or partially non-qualifying asset that must be contributed to a TRS or disposed of in order for us to satisfy the asset tests described above.

We expect that the assets and mortgage-related securities that we own generally will be qualifying assets for purposes of the 75% asset test. However, to the extent that we own non-REMIC collateralized mortgage obligations or other debt instruments secured by mortgage loans (rather than by real property) or secured by non-real estate assets, or debt securities issued by C corporations that are not secured by mortgages on real property, those securities may not be qualifying assets for purposes of the 75% asset test. In addition, we may purchase agency mortgage-backed securities through TBAs. There is no direct authority with respect to the qualification of TBAs as real estate assets or Government securities for purposes of the 75% asset test and we will not treat TBAs as such unless we receive advice of our counsel that TBAs should be treated as qualifying assets for purposes of the 75% asset test. As a result, our ability to purchase TBAs could be limited. Moreover, even if we were to receive advice of counsel as described in the preceding sentence, it is possible that the IRS could assert that TBAs are not qualifying assets in which case we could be subject to a penalty tax or fail to qualify as a REIT if such assets, when combined with other non-real estate assets, exceed 25% of our gross assets. We believe that our holdings of securities and other assets will be structured in a manner that will comply with the foregoing REIT asset requirements and intend to monitor compliance on an ongoing basis. There can be no assurance, however, that we will be successful in this effort. Moreover, values of some assets may not be susceptible to a precise determination and are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our interests in subsidiaries or in the securities of other issuers (including REIT issuers) cause a violation of the REIT asset tests.

In addition, we may enter into repurchase agreements under which we will nominally sell certain of our assets to a counterparty and simultaneously enter into an agreement to repurchase the sold assets. We believe that we will be treated for U.S. federal income tax purposes as the owner of the assets that are the subject of any such agreement notwithstanding that we may transfer record ownership of the assets to the counterparty during the term of the agreement. It is possible, however, that the IRS could assert that we did not own the assets during the term of the repurchase agreement, in which case we could fail to qualify as a REIT.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our stockholders in an amount at least equal to:

(a)

the sum of:

•

90% of our “REIT taxable income” (computed without regard to the deduction for dividends paid and our net capital gains); and

•

90% of the net income (after tax), if any, from foreclosure property (as described below); minus

(b)

the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to stockholders of record on a specified date in any such month and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by each stockholder on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year and be paid with or before the first monthly dividend payment after such declaration, provided that such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our stockholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement and to give rise to a tax deduction by us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares of stock within a particular class and is in accordance with the preferences among different classes of stock as set forth in the organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our “REIT taxable income,” as adjusted, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed long-term capital gains in income and receive a corresponding credit for their proportionate share of the tax paid by us. Our stockholders would then increase the adjusted basis of their stock in us by the difference between the designated amounts included in their long-term capital gains and the tax deemed paid with respect to their proportionate shares.

If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such required distribution over the sum of (x) the amounts actually distributed (taking into account excess distributions from prior periods) and (y) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

It is possible that we, from time to time, may not have sufficient cash to meet the distribution requirements due to timing differences between (a) the actual receipt of cash, including receipt of distributions from our subsidiaries and (b) the inclusion of items in income by us for U.S. federal income tax purposes. For example, we may acquire debt instruments or notes whose face value may exceed its issue price as determined for U.S. federal income tax purposes (such excess, “original issue discount,” or OID), such that we will be required to include in our income a portion of the OID each year that the instrument is held before we receive any corresponding cash. In the event that such timing differences occur, in order to meet the distribution requirements, it might be necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable in-kind distributions of property, including taxable stock dividends. In the case of a taxable stock dividend, stockholders would be required to include the dividend as income and would be required to satisfy the tax liability associated with the distribution with cash from other sources including sales of our common stock. Both a taxable stock distribution and sale of common stock resulting from such distribution could adversely affect the price of our common stock.

We may be able to rectify a failure to meet the distribution requirements for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. In this case, we may be able to avoid losing our qualification as a REIT or being taxed on amounts distributed as deficiency dividends. However, we will be required to pay interest and a penalty based on the amount of any deduction taken for deficiency dividends.

Phantom Income

Due to the nature of the assets in which we will invest, we may be required to recognize taxable income from certain of our assets in advance of our receipt of cash flow on or proceeds from disposition of such assets, and we may be required to report taxable income in early periods that exceeds the economic income ultimately realized on such assets.

We may acquire debt instruments in the secondary market for less than their face amount. The discount at which such debt instruments are acquired may reflect doubts about their ultimate collectability rather than current market interest rates. The amount of such discount will nevertheless generally be treated as “market discount” for federal income tax purposes. Accrued market discount is generally recognized as taxable income when and to the extent that any payment of principal is made on the debt instrument. Payments on residential mortgage loans are ordinarily made monthly, and consequently accrued market discount may have to be included in income each month as if the debt instrument were assured of ultimately being collected in full. If we collect less on the debt instrument than our purchase price plus the market discount we had previously reported as income, we may not be able to benefit from any offsetting loss deductions.

We may also acquire discounted debt investments that are subsequently modified by agreement with the borrower. If the amendments to the outstanding debt are “significant modifications” under the applicable Treasury regulations, the modified debt will be considered to have been reissued to us in a debt-for-debt exchange with the borrower. In that event, we may be required to recognize taxable gain to the extent the principal amount of the modified debt exceeds our adjusted tax basis in the unmodified debt, even if the value of the debt or the payment expectations have not changed. Following such a taxable modification of a non-publicly traded loan, we would hold the modified loan with a cost basis equal to its principal amount for federal tax purposes. To the extent that such modifications are made with respect to a debt instrument held by a TRS that is treated as a dealer or trader and that makes an election to use mark-to-market accounting, such TRS would be required at the end of each taxable year, including the taxable year in which any such modification were made, to mark the modified debt instrument to its fair market value as if the debt instrument were sold. In that case, the TRS could recognize a loss at the end of the taxable year in which the modifications were made to the extent that the fair market value of such debt instrument at such time was less than the instrument’s tax basis.

In addition, in the event that any debt instruments or MBS acquired by us are delinquent as to mandatory principal and interest payments, or in the event payments with respect to a particular debt instrument are not made when due, we may nonetheless be required to continue to recognize the unpaid interest as taxable income. Similarly, we may be required to accrue interest income with respect to subordinated MBS at the stated rate regardless of whether corresponding cash payments are received.

Due to each of these potential differences between income recognition or expense deduction and related cash receipts or disbursements, there is a significant risk that we may have substantial taxable income in excess of cash available for distribution. In that event, we may need to borrow funds or take other actions to satisfy the REIT distribution requirements for the taxable year in which this “phantom income” is recognized. See “Annual Distribution Requirements.”

Recordkeeping Requirements

We are required to maintain records and request on an annual basis information from specified stockholders. These requirements are designed to assist us in determining the actual ownership of our outstanding stock and maintaining our qualifications as a REIT.

Prohibited Transactions

Net income we derive from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held as inventory or primarily for sale to customers, in the ordinary course of a trade or business by a REIT, by a lower-tier partnership in which the REIT holds an equity interest or by a borrower that has issued a shared appreciation mortgage or similar debt instrument to the REIT. We intend to conduct our operations so that no asset owned by us or our pass-through subsidiaries will be held as inventory or primarily for sale to customers, and that a sale of any assets owned by us directly or through a pass-through subsidiary will not be in the ordinary course of business. However, whether property is held as inventory or “primarily for sale to customers in the ordinary course of a trade or business” depends on the particular facts and circumstances. No assurance can be given that any particular asset in which we hold a direct or indirect interest will not be treated as property held as inventory or primarily for sale to customers or that certain safe harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid on the property at foreclosure or having otherwise reduced the property to ownership or possession by agreement or process of law after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes a proper election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not anticipate that we will receive any income from foreclosure property that is not qualifying income for purposes of the 75% gross income test, but, if we do receive any such income, we intend to elect to treat the related property as foreclosure property.

Taxable Mortgage Pools and Excess Inclusion Income

An entity, or a portion of an entity, may be classified as a taxable mortgage pool (“TMP”) under the Code if

•

substantially all of its assets consist of debt obligations or interests in debt obligations,

•

more than 50% of those debt obligations are real estate mortgages or interests in real estate mortgages as of specified testing dates,

•

the entity has issued debt obligations (liabilities) that have two or more maturities, and

•

the payments required to be made by the entity on its debt obligations (liabilities) “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets.

Under regulations issued by the U.S. Treasury Department, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to constitute “substantially all” of its assets, and therefore the entity would not be treated as a TMP. Our financing and securitization arrangements may give rise to TMPs, with the consequences as described below.

Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. In the case of a REIT, a portion of a REIT, or a disregarded subsidiary of a REIT that is a TMP, however, special rules apply. The TMP is not treated as a corporation that is subject to corporate income tax, and the TMP classification does not directly affect the tax status of the REIT. Rather, the consequences of the TMP classification would, in general, except as described below, be limited to the stockholders of the REIT.

A portion of the REIT’s income from the TMP arrangement, which might be non-cash accrued income, could be treated as “excess inclusion income.” Under IRS guidance, the REIT’s excess inclusion income, including any excess inclusion income from a residual interest in a REMIC, must be allocated among its stockholders in proportion to distributions paid. The REIT is required to notify stockholders of the amount of “excess inclusion income” allocated to them. A stockholder’s share of excess inclusion income:

•

cannot be offset by any net operating losses otherwise available to the stockholder,

•

is subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and

•

results in the application of federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty or other exemption, to the extent allocable to most types of foreign stockholders.

Under IRS guidance, to the extent that excess inclusion income is allocated to a tax-exempt, record-name stockholder of a REIT that is not subject to unrelated business income tax (such as a government entity or charitable remainder trust), the REIT may be subject to tax on this income at the highest applicable corporate tax rate (currently 35%). In that case, the REIT could reduce distributions to such stockholders by the amount of such tax paid by the REIT attributable to such stockholder’s ownership. Treasury regulations provide that such a reduction in distributions does not give rise to a preferential dividend that could adversely affect the REIT’s compliance with its distribution requirements. The manner in which excess inclusion income is calculated, or would be allocated to stockholders, including allocations among shares of different classes of stock, is not clear under current law. As required by IRS guidance, we intend to make such determinations using a reasonable method. Tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above, and are urged to consult their tax advisors.

To the extent that common stock owned by “disqualified organizations” is held by a broker or other nominee, the broker/dealer or other nominees would be liable for a tax at the highest corporate tax rate on the portion of our excess inclusion income allocable to the common stock held by the broker/dealer or other nominee on behalf of the “disqualified organizations.” A RIC or other pass-through entity owning our common stock will be subject to tax at the highest corporate tax rate on any excess inclusion income allocated to its record name owners that are “disqualified organizations.”

If a subsidiary partnership of ours that we do not wholly-own, directly or through one or more disregarded entities, were a TMP, the foregoing rules would not apply. Rather, the partnership that is a TMP would be treated as a corporation for federal income tax purposes, and potentially would be subject to corporate income tax or withholding tax. In addition, this characterization would alter our income and asset test calculations, and could adversely affect our compliance with those requirements. We intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Failure to Qualify

In the event that we violate a provision of the Code that would result in our failure to qualify as a REIT, we may nevertheless continue to qualify as a REIT. Specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy a requirement for qualification as a REIT and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available). This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause. If we fail to qualify for taxation as a REIT in any taxable year and none of the relief provisions of the Code apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our stockholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our stockholders will generally be taxable in the case of our stockholders who are individual U.S. stockholders (as defined below), at a maximum rate of 15% (through 2012), and dividends in the hands of our corporate U.S. stockholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following the year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to statutory relief.

Taxation of Taxable U.S. Stockholders

This section summarizes the taxation of U.S. stockholders who hold our stock that are not tax-exempt organizations. For these purposes, a U.S. stockholder is a beneficial owner of our stock or warrants who for U.S. federal income tax purposes is:

•

a citizen or resident of the U.S.;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S. or of a political subdivision thereof (including the District of Columbia);

•

an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our stock, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common stock should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our stock by the partnership.

Distributions

Provided that we qualify as a REIT, distributions made to our taxable U.S. stockholders out of our current or accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common stock constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred stock, if any, and then to our common stock. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable (through 2012) to individual U.S. stockholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. stockholders as long-term capital gains, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which the U.S. stockholder has held our stock. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U S stockholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. stockholders will increase their adjusted tax basis in our common stock by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. stockholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2012) in the case of U.S. stockholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. stockholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. stockholder to the extent that they do not exceed the adjusted tax basis of the U.S. stockholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of those shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. stockholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. stockholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. stockholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. stockholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. stockholders at the same rates as capital gain, provided that the U.S. stockholder has held the common stock with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common stock became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)

the qualified dividend income received by us during such taxable year from non-REIT C corporations (including any TRS in which we may own an interest);

(b)

the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)

the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a non-REIT C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation (other than a REIT or a RIC), any TRS we may form, or a “qualifying foreign corporation” and specified holding period requirements and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “- Taxation of JAVELIN - General” and “Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. stockholders and do not offset income of U.S. stockholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. stockholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Stock

In general, a U.S. stockholder will realize gain or loss upon the sale or other taxable disposition of our common stock in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis in the common stock at the time of the disposition. In general, a U.S. stockholder’s adjusted tax basis will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gain and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. stockholders upon the sale or disposition of shares of our common stock will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2012, if our common stock is held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2012) if our common stock is held for 12 months or less. Gains recognized by U.S. stockholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate stockholder on the sale of REIT stock or depositary shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.”

Stockholders are advised to consult with their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. stockholder upon the disposition of our common stock held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. stockholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of shares of our common stock by a U.S. stockholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. stockholder as long-term capital gain.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale or exchange by a U.S. stockholder of our common stock will not be treated as passive activity income. As a result, U.S. stockholders will not be able to apply any “passive losses” against income or gain relating to our common stock. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. stockholder that elects to treat capital gain dividends, capital gains from the disposition of stock or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Medicare Tax

For taxable years beginning after December 31, 2012, certain U.S. stockholders, who are individuals, estates or trusts and whose income exceeds certain thresholds will be required to pay a 3.8% Medicare tax on dividends and other income, including capital gain from the sale or disposition of our common stock.

Taxation of Tax-Exempt U.S. Stockholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, which is referred to in this prospectus as UBTI. While many investments in real estate may generate UBTI, the IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. stockholder has not held our common stock as “debt financed property” within the meaning of the Code ( i.e., where the acquisition or holding of the property is financed through a borrowing by the tax-exempt stockholder), (2) our common stock is not otherwise used in an unrelated trade or business, and (3) we do not hold an asset that gives rise to excess inclusion income, distributions from us and income from the sale of our common stock generally should not give rise to UBTI to a tax-exempt U.S. stockholder.

Tax-exempt U.S. stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under Sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI unless they are able to properly claim a deduction for amounts set aside or placed in reserve for specific purposes so as to offset the income generated by its investment in our common stock. These prospective investors should consult their tax advisors concerning these “set aside” and reserve requirements.

In certain circumstances, a pension trust (1) that is described in Section 401(a) of the Code, (2) is tax exempt under Section 501(a) of the Code, and (3) that owns more than 10% of our stock could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our stock, or (B) a group of pension trusts, each individually holding more than 10% of the value of our stock, collectively owns more than 50% of such stock; and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by such trusts shall be treated, for purposes of the requirement that not more than 50% of the value of the outstanding stock of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities), as owned by the beneficiaries of such trusts. Certain restrictions limiting ownership and transfer of our stock should generally prevent a tax-exempt entity from owning more than 10% of the value of our stock, or us from becoming a pension-held REIT.

Tax-exempt U.S. stockholders are urged to consult their tax advisors regarding the U.S. federal, state, local and foreign tax consequences of owning our stock.

Taxation of Non-U.S. Stockholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock applicable to non-U.S. stockholders of our common stock. For these purposes, a non-U.S. stockholder is a beneficial owner of our stock who is neither a U.S. stockholder nor an entity that is treated as a partnership for U.S. federal income tax purposes. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation of non-U.S. stockholders.

General

For most foreign investors, investment in a REIT that invests principally in mortgage loans and mortgage-backed securities is not the most tax-efficient way to invest in such assets. That is because receiving distributions of income derived from such assets in the form of REIT dividends subjects most foreign investors to withholding taxes that direct investment in those asset classes, and the direct receipt of interest and principal payments with respect to them, would not. The principal exceptions are foreign sovereigns and their agencies and instrumentalities, which may be exempt from withholding taxes on REIT dividends under the Code, and certain foreign pension funds or similar entities able to claim an exemption from withholding taxes on REIT dividends under the terms of a bilateral tax treaty between their country of residence and the United States.

Ordinary Dividends

The portion of dividends received by non-U.S. stockholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. stockholder will generally be subject to U.S. federal withholding tax at the rate of

30.0%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs. In addition, any portion of the dividends paid to non-U.S. stockholders that are treated as excess inclusion income will not be eligible for exemption from the 30.0% withholding tax or a reduced treaty rate. In the case of a taxable stock dividend with respect to which any withholding tax is imposed, we may have to withhold or dispose of part of the shares otherwise distributable in such dividend and use such shares or the proceeds of such disposition to satisfy the withholding tax imposed.

In general, non-U.S. stockholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our stock. In cases where the dividend income from a non-U.S. stockholder’s investment in our common stock is, or is treated as, effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends, and may also be subject to the 30.0% branch profits tax on the income after the application of the income tax in the case of a non-U.S. stockholder that is a corporation.

Non-Dividend Distributions

Unless (A) our common stock constitutes a U.S. real property interest (or USRPI) or (B) either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual’s net capital gain for the year), distributions by us which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax. If we cannot determine at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the non-U.S. stockholder may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common stock constitutes a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. stockholder’s adjusted tax basis in its common stock will be taxed under the Foreign Investment in Real Property Tax Act of 1980 (or FIRPTA) at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. stockholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount realized by the stockholder less any amount treated as ordinary dividend income.

Capital Gain Dividends

Under FIRPTA, a distribution made by us to a non-U.S. stockholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (or USRPI capital gains), will be considered effectively connected with a U.S. trade or business of the non-U.S. stockholder and will be subject to U.S. federal income tax at the rates applicable to U.S. stockholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30.0% branch profits tax in the hands of a non-U.S. stockholder that is a corporation. However, FIRPTA will not apply to any capital gain dividend with respect to any class of our stock which is regularly traded on an established securities market located in the U.S. if the non-U.S. stockholder did not own more than 5% of such class of stock at any time during the one-year period ending on the date of such dividend. Instead any capital gain dividend will be treated as a distribution subject to the rules discussed above under “- Taxation of Non-U.S. Stockholders - Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. stockholder from a REIT that are not USRPI capital gains are generally not subject to U.S. federal income or withholding tax, unless either (1) the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder (in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to such gain) or (2) the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S. (in which case the non-U.S. stockholder will be subject to a 30.0% tax on the individual’s net capital gain for the year).

Dispositions of Our Common Stock

Unless our common stock constitutes a USRPI, a sale of the stock by a non-U.S. stockholder generally will not be subject to U.S. federal income taxation under FIRPTA. The stock will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the U.S., excluding, for this purpose, interests in real property solely in a capacity as a creditor. We do not expect that more than 50% of our assets will consist of interests in real property located in the U.S, excluding interests solely in a creditor capacity.

Even if our shares of common stock otherwise would be a USRPI under the foregoing test, our shares of common stock will not constitute a USRPI if we are a “domestically controlled REIT.” A domestically controlled REIT is a REIT in which, at all times during a specified testing period (generally the lesser of the five year period ending on the date of disposition of our shares of common stock or the period of our existence), less than 50% in value of our outstanding shares of common stock is held directly or indirectly by non-U.S. stockholders. We believe we will be a domestically controlled REIT and, therefore, the sale of our common stock should not be subject to taxation under FIRPTA. However, because our stock will be widely held, we cannot assure our investors that we will be a domestically controlled REIT. Even if we do not qualify as a domestically controlled REIT, a non-U.S. stockholder’s sale of our common stock nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (a) our common stock owned is of a class that is “regularly traded,” as defined by the applicable Treasury regulation, on an established securities market, and (b) the selling non-U.S. stockholder owned, actually or constructively, 5% or less of our outstanding stock of that class at all times during a specified testing period.

If gain on the sale of our common stock were subject to taxation under FIRPTA, the non-U.S. stockholder would be subject to the same treatment as a U.S. stockholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common stock that would not otherwise be subject to FIRPTA will nonetheless be taxable in the U.S. to a non-U.S. stockholder in two cases: (a) if the non-U.S. stockholder’s investment in our common stock is effectively connected with a U.S. trade or business conducted by such non-U.S. stockholder, the non-U.S. stockholder will be subject to the same treatment as a U.S. stockholder with respect to such gain, or (b) if the non-U.S. stockholder is a nonresident alien individual who was present in the U.S. for 183 days or more during the taxable year and has a “tax home” in the U.S., the nonresident alien individual will be subject to a 30.0% tax on the individual’s capital gain.

Other Withholding Rules

After December 31, 2013, withholding at a rate of 30% will be required on dividends in respect of, and after December 31, 2014, on gross proceeds from the sale of, shares of our stock held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in, and accounts maintained by, the institution to the extent such shares or accounts are held by certain U.S. persons or by certain non-U.S. entities that are wholly or partially owned by U.S. persons.  Accordingly, the entity through which our shares are held will affect the determination of whether such withholding is required.  Similarly, after December 31, 2013, dividends in respect of, and after December 31, 2014, gross proceeds from the sale of, our shares held by an investor that is a non-financial non-U.S. entity will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial U.S. owners” or (ii) provides certain information regarding the entity’s “substantial U.S. owners,” which we will in turn provide to the Secretary of the Treasury.  Even if the foregoing requirements are satisfied, distributions with respect to our common stock are still subject to the withholding requirements and rules described above under the headings “Taxation of Non-U.S. Stockholders - Ordinary Dividends,” “-  Non-Dividend Distributions,” and “- Capital Gain Dividends.”  Non-U.S. stockholders are encouraged to consult with their tax advisers regarding the possible implications of these rules on their investment in our stock.

Backup Withholding and Information Reporting

We will report to our U.S. stockholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. stockholder may be subject to backup withholding with respect to dividends paid unless the holder is a corporation or comes within other exempt categories and, when required, demonstrates this fact or provides a taxpayer identification number or social security number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. stockholder that does not provide his or her correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distributions to any U.S. stockholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. stockholder the amount of dividends paid to such stockholder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. stockholder resides under the provisions of an applicable income tax treaty. A non-U.S. stockholder may be subject to backup withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common stock within the U.S. is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. stockholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person) or the stockholder otherwise establishes an exemption. Payment of the proceeds of a sale of our common stock conducted through certain U.S. related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such stockholder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and our stockholders may be subject to state, local or foreign taxation in various jurisdictions, including those in which we or they transact business, own property or reside. The state, local or foreign tax treatment of us and our stockholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to stockholders as a credit against their U.S. federal income tax liability. Prospective stockholders should consult their tax advisors regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common stock.

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, U.S. federal income tax laws applicable to us and our stockholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares of common stock.

Tax Opinion

The law firm of Akerman Senterfitt has acted as our counsel for tax matters in connection with this registration. We have received an opinion of Akerman Senterfitt to the effect that, commencing with our taxable year ending December 31, 2012, we have been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and our actual method of operation has enabled, and our proposed method of operation will continue to enable us, to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that the opinion of Akerman Senterfitt is based on various assumptions relating to our organization and operation, including that all factual representations and statements set forth in all relevant documents, records and instruments are true and correct and that we will at all times operate in accordance with the method of operation described in our organizational documents and this document. Additionally, the opinion of Akerman Senterfitt is conditioned upon factual representations and covenants made by our management and the management of ARRM, regarding our organization, assets, present and future conduct of our business operations and other items regarding our ability to continue to meet the various requirements for qualification as a REIT, and assumes that such representations and covenants are accurate and complete and that we will take no action that could adversely affect our qualification as a REIT. While we believe we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations and the possibility of future changes in our circumstances or applicable law, no assurance can be given by Akerman Senterfitt or us that we will so qualify for any particular year. Akerman Senterfitt will have no obligation to advise us or the stockholders of our shares of common stock of any subsequent change in the matters stated, represented or assumed or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, or any court, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus in an underwritten initial public offering in which Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc. and Credit Suisse Securities (USA) LLC are acting as representatives of the underwriters. We have entered into an underwriting agreement with Deutsche Bank Securities Inc., Citigroup Global Markets Inc., Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, acting as representatives of the underwriters named below, with respect to the common stock being offered hereby. Subject to the terms and conditions contained in the underwriting agreement, each underwriter has severally agreed to purchase the respective number of shares of our common stock set forth opposite its name below:

Underwriters	Number of Shares
Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
Barclays Capital Inc.
Credit Suisse Securities (USA) LLC
JMP Securities LLC
Ladenburg Thalmann & Co. Inc.
Oppenheimer & Co. Inc.
Aegis Capital Corp.
Maxim Group LLC
National Securities Corporation
Total

The underwriting agreement provides that the underwriters are obligated to purchase all the shares of our common stock in the offering if any are purchased, other than those shares covered by the over-allotment option we describe below. We have granted to the underwriters a 30-day option to purchase up to                 additional shares from us at the initial public offering price less the underwriting discount and commissions. The option may be exercised only to cover any over-allotments, if any.  If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Our common stock is being offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of certain legal matters by counsel for the underwriters and the satisfaction of other conditions contained in the underwriting agreement, including:

•

the representations and warranties made by us are true and agreements have been performed;

•

there is no material adverse change in the financial markets or in our business; and

•

we deliver customary closing documents.

The underwriters propose to offer shares of our common stock directly to the public at the initial public offering price per share shown on the cover of this prospectus and to certain dealers at that price less a concession not in excess of $                per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $                per share from the initial public offering price per share. After this offering, the offering price and other selling terms may be changed by the underwriters. Sales of shares made outside of the United States may be made by affiliates of the underwriters. The representatives have advised us that the underwriters do not intend to confirm discretionary sales in excess of 5% of the shares of our common stock offered in this offering.

The following table shows the per share and total underwriting discount and commissions that SBBC will pay to the underwriters at closing and the proceeds (before expenses) that we will receive from the sale of our common stock in this offering. These amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of our common stock.

		No Exercise		Full Exercise
Underwriting discount per share	$		$
Total underwriting discount	$		$
Proceeds to us (before expenses)	$		$

We estimate that the total expenses of this offering (exclusive of the underwriting discount and commissions) and the private placement will be approximately $                million. SBBC has also agreed to pay all other offering costs in connection with this offering and the private placement.

A prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

We have agreed to indemnify the underwriters, their affiliates, and persons who control the underwriters, against certain liabilities, including liabilities under the Securities Act, and if we are unable to provide this indemnification to contribute to payments that the underwriters may be required to make in respect of these liabilities.

We have and each of our directors, executive officers, ARRM and SBBC has agreed, for a period of 180 days after the date of the prospectus, without the prior written consent of the representatives, directly or indirectly, not to (i) to issue, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock, whether such transaction described in clauses (i) or (ii) above is to be settled by delivery of our common stock or such other securities, in cash or otherwise, (iii) file any registration statement with the SEC relating to the offering of any shares of our common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock or (iv) publicly announce an intention to effect any transaction specified in clauses (i), (ii) or (iii) above. The restrictions contained in the preceding sentence shall not apply to (i) any grants made by us pursuant to the Incentive Plan (or the filing of a registration statement on Form S-8 to register shares of our common stock issuable under such plan), or (ii) transfers of shares of our common stock or any security convertible into shares of our common stock by any of our directors, executive officers, ARRM or SBBC as a bona fide gift, or by will or intestate succession to such director, executive officer or stockholder’s family or to a trust, the beneficiaries of which are exclusively such director, executive officer or stockholder or members of such director, executive officer or stockholder’s family; provided that in the case of any transfer or distribution pursuant to clause (ii), each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and no filing under Section 16(a) of the Exchange Act reporting a reduction in beneficial ownership of shares of our common stock shall be required or shall be voluntarily made during the restricted period. Notwithstanding the foregoing, if (1) during the last 17 days of this 180-day restricted period we issue an earnings release or material news or a material event occurs or (2) prior to the expiration of this 180-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of this 180-day period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

We have applied to list our common stock on the NYSE under the symbol “JMI.” In order to meet the requirements for listing on that exchange, the underwriters have undertaken to sell a minimum number of shares to a minimum number of beneficial owners as required by the NYSE.

Prior to this offering, there has been no public market for shares of our common stock. The initial public offering price was determined by negotiations between us and the representatives. In determining the initial public offering price, we and the representatives considered a number of factors including:

•

the information set forth in this prospectus and otherwise available to the representatives;

•

our prospects and the history and prospects for the industry in which we compete;

•

an assessment of our management;

•

our prospects for future earnings;

•

the general condition of the securities markets at the time of this offering;

•

the recent market prices of, and demand for, publicly traded shares of our common stock of generally comparable companies; and

•

other factors deemed relevant by the representatives and us.

Neither we nor the underwriters can assure investors that an active trading market will develop for shares of our common stock, or that the shares will trade in the public market at or above the initial public offering price.

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids.

•

Stabilizing transactions permit bids to purchase shares of our common stock so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the common stock while the offering is in progress.

•

Over-allotment transactions involve sales by the underwriters of shares of our common stock in excess of the number of shares the underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of shares of our common stock over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing shares in the open market.

•

Syndicate covering transactions involve purchases of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared with the price at which they may purchase shares through exercise of the over-allotment option. If the underwriters sell more shares than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out only by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the shares in the open market that could adversely affect investors who purchase in the offering.

•

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by that syndicate member is purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our common stock. The underwriters are not required to engage in these activities. If these activities are commenced, they may be discontinued by the underwriters without notice at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time.

The underwriters and their affiliates may in the future engage in investment banking, lending and other commercial dealings in the ordinary course of business with us. They would receive customary fees and commissions for these services.

Certain underwriters of this offering have in the past provided ARMOUR, another investment advisory client of our Manager, with investment banking, lending and financial advisory services in exchange for customary fees. They may also perform these services for ARMOUR in the future.

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered  by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

This prospectus and any other material in relation to the shares described herein is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospective Directive (“qualified investors”) that also (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, (ii) who fall within Article 49(2)(a) to (d) of the Order or (iii) to whom it may otherwise lawfully be communicated (all such persons together being referred to as “relevant persons”). The shares are only available to, and any invitation, offer or agreement to purchase or otherwise acquire such shares will be engaged in only with, relevant persons. This prospectus and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus or any of its contents.

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), from and including the date on which the European Union Prospectus Directive (the “EU Prospectus Directive”) is implemented in that Relevant Member State (the “Relevant Implementation Date”) an offer of securities described in this prospectus may not be made to the public in that Relevant Member State prior to the publication of a prospectus in relation to shares of our common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares of our common stock to the public in that Relevant Member State at any time:

•

to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

•

to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

•

fewer than 150 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running manager for any such offer; or

•

in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For purposes of this provision, the expression an “offer of securities to the public” in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive) and includes any relevant implementing measure in each Relevant Member State; and “2010 PD Amending Directive” means Directive 2010/73/EU.

We have agreed to indemnify the underwriters against certain liabilities and expenses, including liabilities under the Securities Act, in connection with sales of the directed shares.

LEGAL MATTERS

Certain legal matters will be passed upon for us by Akerman Senterfitt, Miami, Florida.  In addition, the description of U.S. federal income tax consequences contained in the section of this prospectus titled “U.S. Federal Income Tax Considerations” is based on the opinion of Akerman Senterfitt, Miami, Florida.  Certain legal matters relating to this offering will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.

EXPERTS

The balance sheet included in this Prospectus has been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such balance sheet is included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock to be sold in this offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to us and the shares of common stock, you should refer to the registration statement, including the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document referred to in this prospectus are not necessarily complete and, where that contract is an exhibit to the registration statement, you should refer to the full text of the contract or other document filed or incorporated by reference as an exhibit to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

We intend to file reports, proxy statements and other information with the SEC as required by the Exchange Act. Those reports, proxy statements and other information will be available for inspection and copying at the Public Reference Room and on the SEC’s website referred to above after we file such reports and statements in the future.

We maintain a website on the Internet with the address of www.javelinreit.com.   We are not incorporating by reference into this prospectus the information on our website, and you should not consider our website to be a part of this prospectus.

APPENDIX I

The information in this Appendix presents summary information concerning ARMOUR Residential REIT, Inc., a REIT managed by our Manager that invests primarily in agency mortgage-backed securities. The following prior performance tables set forth information as of the dates indicated regarding experience in raising and investing funds (Table I); compensation to our Manager, in its capacity as ARMOUR’s external manager (Table II); and operating results (Table III), to the extent applicable to ARMOUR. For additional information, please see “Our Manager and the Management Agreement – Historical Performance of Our Executive Officers in Managing RMBS Portfolios” —ARMOUR.”

In considering the performance information related to ARMOUR included herein, prospective investors should bear in mind that the information is a reflection of past performance and is not a guarantee or prediction of the returns that either we or ARMOUR may achieve in the future. Our investment objectives may be different from those of ARMOUR, and the inclusion of the tables does not imply that we will make investments comparable to those reflected in the tables. Investors should not assume that they will experience returns, if any, comparable to those experienced by investors in ARMOUR.

Table I below provides a summary of the experience of our Manager in raising and investing funds for ARMOUR for the period from its inception through June 30, 2012.

Table I

Experience in Raising and Investing Funds

(in thousands)

		From Inception Through June 30, 2012
Dollar amount offered(1)		$1,345,377
Dollar amount raised(2)		$1,345,377
Less offering expenses:
Selling commissions and discounts retained by affiliates	$	−
Offering and organizational costs		$4,859
Percent available for investment		99.64%
Total acquisition costs of investments(3)		$13,160,864
Leverage(4)		9.12:1
Date offering began		June 2010
Length of offering (in months)(5)		N/A
Months to invest 90% of amount available		1

(1)	No set dollar amount for ARMOUR.
(2)	Represents common equity capital raised through June 30, 2012, net of underwriters’ commissions.
(3)	Represents the amortized cost basis of investments in agency mortgage-backed securities as of June 30, 2012.
(4)

Calculated as of  June 30, 2012 as the sum of total amount outstanding under repurchase agreements, net receivable/payable for unsettled investments in agency mortgage-backed securities, and other debt divided by stockholders’ equity.

(5)

ARMOUR is a publicly-traded company that regularly raises new equity capital through follow-on public stock offerings, at-the-market programs, and dividend reinvestment and direct stock purchase plans.

Table II below summarizes the amount and type of compensation paid to our Manager for the period from inception through June 30, 2012, in connection with the ongoing operations of ARMOUR.

Table II

Compensation to Sponsor

(in thousands)

		From Inception Through June 30, 2012
Date offering commenced		June 2010
Dollar amounts raised(1)		$1,345,377
Amount paid to sponsor from proceeds of offerings	$	−
Dollar amount of cash provided by operations before deducting payments to sponsor(2)		$272,056
Amount paid to sponsor from operations(3):
Management fees		$13,913
Reimbursements	$	−

(1)	Represents common equity capital raised through June 30, 2012, net of underwriters’ commissions.
(2)

Represents amounts from operations through June 30, 2012. Amount excludes cash flows from net gains on sales of agency mortgage-backed securities of $28.2 million and net unrealized losses from derivative instruments of $4.3 million through June 30, 2012.

(3)

Represents amounts paid to ARMOUR’s Manager for management fees and reimbursements for its expenses incurred directly related to ARMOUR’s operations through June 30, 2012. Amounts exclude a payable of $1.5 million as of June 30, 2012.

Table III below summarizes the operating results of ARMOUR presented on a GAAP basis, for the period from its inception through June 30, 2012.

Table III

Operating Results

(in thousands, except per share data)

	Year Ended December 31, 2009(3)	Year Ended December 31, 2010	Year Ended December 31, 2011		Quarter Ended March 31, 2012		Quarter Ended June 30, 2012
Interest Income:
Interest income, net of amortization of premium	$446	$12,161	$117,639		$62,763		$86,204
Interest expense:
Repurchase agreements	(13)	(1,207)	(11,856)		(6,929)		(11,106)
Net interest income	433	10,954	105,783		55,834		75,098
Other (Loss) Income:
Realized gain on sale of agency securities	-	208	16,631		6,316		(1,268)
Miscellaneous income	1	-	-		-		1,043
Subtotal	1	208	16,631		6,316		(225)
Realized loss on derivatives(1)	(1)	(512)	(25,006)		(9,741)		(12,400)
Unrealized (loss) gain on derivatives	50	(2,581)	(97,087)		17,614		(70,394)
Subtotal	49	(3,093)	(122,093)		7,873		(82,794)
Total other (loss) income	50	(2,885)	(105,462)		14,189		(83,019)
Expenses:
Professional fees	29	420	1,387		511		425
Insurance	114	175	213		49		55
Management fee	112	671	6,858		3,512		4,298
Merger expenses	1,610	-	-		-		-
Formation and operating expenses	-	418	-		-		-
Franchise tax expense	151	-	-		-		-
Other	10	-	1,253		759		905
Total expenses	2,026	1,683	9,711		4,831		5,683
Net (loss) income before taxes	(1,543)	6,386	(9,390)		65,192		(13,604)
Income tax (expense) benefit	394	151	(51)		32		(3)
Net (Loss) Income	(1,149)	6,537	(9,441)		65,224		(13,607)
Less: Interest attributable to common stock subject to possible conversion	(1,201)	-	-		-		-
Net (loss) income attributable to common stock not subject to possible conversion	$(2,350)	$6,537	$(9,442)		$65,224		$(13,607)
Net cash provided by operating activities	(2,607)	9,165	118,072		35,601		87,873
Net cash used in investing activities	(60,436)	(990,972)	(4,739,856)		(6,294,278)		(7,349,290)
Net cash provided by financing activities excluding cash distributions to stockholders	69,718	1,019,404	4,926,109		6,317,810		7,437,146
Cash generated before cash distributions to stockholders	6,675	37,597	304,325		59,133		175,729
Less cash distributions to shares	(23)	(8,908)	(87,296)		(46,755)		(101,365)
Cash generated after cash distribution	6,652	28,689	217,029		12,378		74,364
Distribution Data per share:
Federal income tax results(2):
Ordinary	$0.13	$1.45	$1.21	$	N/A	$	N/A
Long-term capital gain	$-	$0.09	$0.19	$	N/A	$	N/A
Cash distributions to investors source (on GAAP basis):
Net income	$0.13	$1.54	$1.40		$0.34		0.30
Return of capital	$-	$-	$-		-		-

(1)	Interest expense related to our interest rate swap contracts is recorded in realized losses on derivatives on the consolidated statements of operations.
(2)	Tax character of distributions is determined annually.
(3)	ARMOUR did not have a complete year of operations in 2009 because it commenced its operations on November 6, 2009.

Index to the financial statements of

JAVELIN Mortgage Investment Corp.

Page
Report of independent registered public accounting firm	F-2
Balance sheet	F-3
Notes to balance sheet	F-4

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders of JAVELIN Mortgage Investment Corp.:

We have audited the accompanying balance sheet of JAVELIN Mortgage Investment Corp. (the “Company”) as of June 26, 2012. This balance sheet is the responsibility of the Company’s management. Our responsibility is to express an opinion on this balance sheet based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material respects, the financial position of JAVELIN Mortgage Investment Corp. as of June 26, 2012, in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Certified Public Accountants

Miami, FL

July 3, 2012

JAVELIN Mortgage Investment Corp.

Balance Sheet

June 26, 2012
ASSETS
Assets
Cash	$1,000
Total assets	$1,000
STOCKHOLDERS’ EQUITY
Commitments and contingencies	−
Stockholders’ equity
Common Stock, $0.001 par value. 1,000 shares authorized, 50 shares issued and outstanding	$1
Additional paid in capital	999
Total stockholders’ equity	$1,000

The accompanying notes to balance sheet are an integral part of this balance sheet.

JAVELIN Mortgage Investment Corp.

Notes to Balance Sheet

June 26, 2012

1.

Organization

JAVELIN Mortgage Investment Corp. (the “Company”) was organized in the state of Maryland on June 18, 2012.  Under the Company’s charter, the Company is authorized to issue up to 1,000 shares of common stock. The Company has not commenced operations. The Company has selected December 31 as its year-end.

The stockholders of the Company are Scott J. Ulm and Jeffrey J. Zimmer, each of whom is a member of the Company’s board of directors and are the Company’s Co-Chief Executive Officers. On June 21, 2012 an initial capital contribution of $1,000 was made to the Company and the Company issued 50 shares of common stock.

2.

Formation of the Company and initial public offering

The Company’s ability to commence operations is contingent upon obtaining sufficient equity capital through a successful initial public offering of the Company’s common stock (the “initial public offering”) and concurrent private placement of the Company’s common stock (the “Private Placement”).  The Company will be externally managed by ARMOUR Residential Management, LLC (“ARRM”). The Company’s management has broad discretion with respect to the use of net proceeds from the initial public offering and the Private Placement, although ARRM’s stated intention, in its role as manager, is to use the proceeds to invest in the Company’s target assets including agency mortgage-backed securities, non-agency mortgage-backed securities and other mortgage-related investments.

The Company will be subject to the risks involved with real estate and real estate-related debt instruments. These include, among others, the risks normally associated with changes in the general economic climate, changes in the mortgage market, changes in tax laws, interest rate levels and the availability of financing. The Company intends to qualify as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended, commencing with its taxable period ending December 31, 2012. As a REIT, the Company will generally not be subject to corporate income taxes on taxable income distributed to stockholders. In order to maintain its tax status as a REIT, the Company plans to distribute at least 90% of its net taxable income to its stockholders.

3.

Significant accounting policies

Use of estimates

The preparation of the balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

Cash

Cash includes non-interest bearing non-restricted cash.

Underwriting commissions and offering costs

Staton Bell Blank Check LLC (“SBBC”), an entity affiliated with Daniel C. Staton and Marc H. Bell, each of whom is a member of the Company’s board of directors, has agreed to pay all such underwriting commissions in connection with the initial public offering, as well as placement agent fees, if any, for the private placement of units that the Company is conducting concurrently with the initial public offering. SBBC has also agreed to pay all offering costs in connection with the initial public offering and the private placement. The Company will not reimburse SBBC for such commissions, fees and costs.  Therefore, no such commissions, fees or costs will be borne by the Company. As of June 26, 2012, underwriting commissions and offering costs of $51,942 have been incurred.

Also, the Company and ARRM intend to enter into a sub-management agreement with SBBC.

4.

Organizational costs

Organizational costs incurred prior to the initial public offering will be paid directly by SBBC and the Company will not reimburse SBBC for these costs. Therefore, no such costs have been accrued by the Company as of the balance sheet date. As of June 26, 2012, organizational costs of $476 have been incurred.

5.

Subsequent events

Management has evaluated events and transactions occurring through July 3, 2012, the date the financial statements were issued. Such evaluation resulted in no adjustments to the accompanying financial statement.

Shares

JAVELIN MORTGAGE INVESTMENT CORP.

Common Stock

PROSPECTUS

Deutsche Bank Securities	Citigroup	Barclays	Credit Suisse

JMP Securities	Ladenburg Thalmann & Co. Inc.	Oppenheimer & Co.

Aegis Capital Corp.	Maxim Group LLC	National Securities Corporation

, 2012

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

The following table shows the fees and expenses to be paid by us in connection with the sale and distribution of the securities being registered hereby. All amounts except the SEC filing fee and the FINRA filing fee are estimated.

Securities and Exchange Commission registration fee		$13,179
Financial Industry Regulatory Authority, Inc. filing fee	$
NYSE Filing Fee	$
Legal fees and expenses	$
Accounting fees and expenses	$
Printing and engraving expenses	$
Transfer agent fees and expenses	$
Miscellaneous	$

Total	$

Item 32. Sales to Special Parties.

None.

Item 33. Recent Sales of Unregistered Securities.

On June 21, 2012, Jeffrey J. Zimmer and Scott J. Ulm, our Co-Chief Executive Officers, each purchased 25 shares of our common stock for a purchase price of $500 in a private offering. Such issuances were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof.

Concurrent with the completion of this offering, we will complete a private placement in which we will sell               units, with each unit consisting of one share of our common stock and a warrant to purchase 0.5 share of our common stock, to certain accredited investors for $           per unit, as described in "Concurrent Private Placement" in the prospectus to which this registration statement relates. Such issuance and sale of units will be exempt from the requirements of the Securities Act pursuant to Regulation D promulgated thereunder in that all purchasers of units are "accredited investors" (as defined in Rule 501(a) of Regulation D under the Securities Act).  All purchasers of units only became interested in the private placement units through their substantive, pre-existing business relationships with our Manager and us or with an agent of the Company. No purchasers of units became interested in the private placement of the units through any public offering efforts of the Company, any of the underwriters or otherwise.

Item 34. Indemnification of Directors and Officers.

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Maryland General Corporation Law, or MGCL, requires us (unless our charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their services in those or other capacities unless it is established that:

•

the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•

the director or officer actually received an improper personal benefit in money, property or services; or

•

in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the  act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer in a suit by or in the right of the corporation in which the director or officer was adjudged liable to the corporation or in a proceeding in which the director or officer was adjudged liable on the basis that personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by us or in our right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses.

In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•

a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•

a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:

•

any present or former director or officer who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity; or

•

any individual who, while a director or officer of our company and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 35. Treatment of Proceeds from Stock being Registered.

None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits.

(a)

Financial Statements.  See page F-1 for an index to the financial statements included in the prospectus of which this registration statement is a part.

(b)

Exhibits.  The following is a complete list of exhibits filed as part of the registration statement, which are incorporated herein:

Exhibit No.	Document
1.1	Form of Underwriting Agreement.*
3.1	Amended and Restated Articles of Incorporation of JAVELIN Mortgage Investment Corp.*
3.2	Bylaws of JAVELIN Mortgage Investment Corp. **
4.1	Specimen Common Stock Certificate of JAVELIN Mortgage Investment Corp. *
5.1	Opinion of Akerman Senterfitt relating to legality of securities being registered.*
8.1	Opinion of Akerman Senterfitt regarding tax matters.*

Exhibit No.	Document
10.1	Form of Unit Purchase Agreement between JAVELIN Mortgage Investment Corp. and certain accredited investors. *
10.2	Form of Warrant. *
10.3	Form of Management Agreement by and between JAVELIN Mortgage Investment Corp. and ARMOUR Residential Management, LLC.
10.4	Form of Sub-Management Agreement by and between ARMOUR Residential Management, LLC and Staton Bell Blank Check LLC. *
10.5	Form of JAVELIN Mortgage Investment Corp. 2012 Equity Incentive Plan. *
10.6	Form of License Agreement between JAVELIN Mortgage Investment Corp. and ARMOUR Residential Management, LLC.
10.7	Form of Registration Rights Agreement among JAVELIN Mortgage Investment Corp. and certain other investors. *
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Akerman Senterfitt (included in Ex. 5.1 and 8.1).*
24.1	Power of Attorney. **

*    To be filed by amendment.

**  Previously filed.

Item 37. Undertakings.

(a)

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)

The undersigned registrant hereby further undertakes that:

(1)   For purposes of determining any liability under the Securities Act of 1933 the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)   For the purpose of determining any liability under the Securities Act of 1933, each post effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-11 and has duly caused this Amendment No. 2 to the Registration Statement on Form S-11 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vero Beach, State of Florida, as of September 6, 2012.

JAVELIN MORTGAGE INVESTMENT CORP.

/s/ Scott J. Ulm
Scott J. Ulm
Co-Chief Executive Officer, Chief Investment Officer, Head of Risk Management and Co-Vice Chairman (Principal Executive Officer)

Pursuant to the requirements of the Securities Exchange Act of 1934, this Amendment No. 2 to the Registration Statement on Form S-11 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Scott J. Ulm	Co-Chief Executive Officer, Chief Investment Officer,	September 6, 2012
Scott J. Ulm	Head of Risk Management and Co-Vice Chairman (Principal Executive Officer)

*	Co-Chief Executive Officer,	September 6, 2012
Jeffrey J. Zimmer	President and Co-Vice Chairman

/s/ James R. Mountain	Chief Financial Officer	September 6, 2012
James R. Mountain	(Principal Financial and Accounting Officer)

*	Chairman	September 6, 2012
Daniel C. Staton

*	Director	September 6, 2012
Marc H. Bell

*	Director	September 6, 2012
Thomas K. Guba

*	Director	September 6, 2012
Stewart J. Paperin

*	Director	September 6, 2012
John P. Hollihan, III

*	Director	September 6, 2012
Robert C. Hain

*	Director	September 6, 2012
John C. Chrystal

By:	/s/ Scott J. Ulm
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Document
10.3	Form of Management Agreement by and between JAVELIN Mortgage Investment Corp. and ARMOUR Residential Management, LLC.
10.6	Form of License Agreement between JAVELIN Mortgage Investment Corp. and ARMOUR Residential Management, LLC.
23.1	Consent of Deloitte & Touche LLP.